                              AMENDED AND RESTATED
                         REVOLVING TERM CREDIT AGREEMENT

                 CELESTICA INC. AND THE SUBSIDIARIES SPECIFIED AS DESIGNATED
                              SUBSIDIARIES HEREIN,

                                  AS BORROWERS

                                     - AND -

                            THE BANK OF NOVA SCOTIA,
                             AS ADMINISTRATIVE AGENT

                                     - AND -

                            THE BANK OF NOVA SCOTIA,
                           AS CANADIAN FACILITY AGENT

                                     - AND -

                            THE BANK OF NOVA SCOTIA,
                             AS U.S. FACILITY AGENT

                                     - AND -

                            THE BANK OF NOVA SCOTIA,
                             AS U.K. FACILITY AGENT

                                     - AND -

                       THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE A,
                               AS CANADIAN LENDERS

                                     - AND -

                       THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE B,
                                 AS U.S. LENDERS

                                     - AND -

                       THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE C,
                                 AS U.K. LENDERS

                                U.S. $250,000,000
                         REVOLVING TERM CREDIT FACILITY

                             MADE AS OF JUNE 8, 2001

                                TABLE OF CONTENTS

ARTICLE 1

INTERPRETATION 3

1.1     Definitions   3

1.2     Headings      29

1.3     Use of Defined Terms 29

1.4     Extended Meanings    30

1.5     Cross References     30

1.6     Reference to Agent or Lenders       30

1.7     Accounting Terms     30

1.8     Consolidated Financial Statements and Consolidated Accounts     30

1.9     Non-Banking Days     31

1.10    References to Time of Day   31

1.11    Severability  31

1.12    Currency      31

1.13    References to Statutes      31

1.14    References to Agreements    31

1.15    Consents and Approvals      32

1.16    Schedules     32

ARTICLE 2

THE FACILITY   33

2.1     Establishment of the Facility       33

2.2     Purpose, Nature and Term of the Facility   33

2.3     Term and Availability of Advances   33

2.4     Lenders' Obligations 36

2.5     Repayment of Advances by Former Designated Subsidiaries  36

2.6     Repayment of Facility  36

2.7     Payments/Cancellation or Reduction  38

2.8     Final Maturity Date; Extension of Conversion Date 38

2.9     Interest on Prime Rate Advances     41

2.10    Interest on Base Rate Canada Advances      42

2.11    Interest on Base Rate Advances      42

2.12    LIBOR Advances   42

2.13    Method and Place of Payment 44

2.14    Fees   45

2.15    Conversion Options   46

2.16    Execution of Notices 47

2.17    Evidence of Indebtedness    47

2.18    Interest on Unpaid Costs and Expenses      48

2.19    Criminal Rate of Interest   48

2.20    Compliance with the Interest Act (Canada)  48

2.21    Nominal Rate of Interest    48

2.22    Swing Line Facility  48

2.23    Increase In Aggregate Commitment Amount To U.S.$250,000,000     51

ARTICLE 3

LETTERS OF CREDIT     53

3.1     Issuance Request     53

                                      -iii-
3.2     Issuances     53

3.3     Other Lenders' Participation  54

3.4     Reimbursement 55

3.5     Deemed Disbursements 56

3.6     Nature of Reimbursement Obligations 56

3.7     Indemnity for Costs  57

3.8     Fees   57

3.9     Issuing Bank  58

ARTICLE 4

BANKERS' ACCEPTANCES AND ACCEPTANCE NOTES   59

4.1     Funding of Bankers' Acceptances     59

4.2     Acceptance Fees      59

4.3     Safekeeping of Drafts   60

4.4     Term and Interest Periods   60

4.5     Payment on Maturity  60

4.6     Waiver of Days of Grace     60

4.7     Special Provisions Relating to Acceptance Notes   61

4.8     No Market     61

ARTICLE 5

CHANGE OF CIRCUMSTANCES AND INDEMNIFICATION   62

5.1     Collecting Agent Rules      62

5.2     U.K. Lender Representation  62

5.3     Canadian Lender Representation      63

5.4     U.S. Lender Obligations     63

5.5     Increased Costs      64

5.6     Illegality    66

5.7     Mitigation    66

5.8     Taxes  68

5.9     Tax Refund    69

ARTICLE 6

CONDITIONS PRECEDENT TO DRAWDOWN    71

6.1     Conditions for First Drawdown       71

6.2     Conditions for Subsequent Drawdowns 72

6.3     Conditions Relating to First Drawdown by Consent
        Designated Subsidiaries       73

ARTICLE 7

PROVISIONS RELATING TO SUBSIDIARIES 74

7.1     Designated Subsidiaries     74

7.2     Advances to Consent Designated Subsidiaries    76

7.3     Material Restricted Subsidiaries to Provide Guarantees   77

7.4     Unrestricted Subsidiaries   77

ARTICLE 8

REPRESENTATIONS AND WARRANTIES      79

8.1     Representations and Warranties      79

8.2     Survival of Representations and Warranties 83

8.3     Deemed Repetition of Representations and Warranties      83

ARTICLE 9

COVENANTS      85

9.1     Affirmative Covenants  85

9.2     Negative Covenants   90

9.3     Financial Covenants  92

ARTICLE 10

DEFAULT AND ACCELERATION     94

10.1    Events of Default    94

10.2    Acceleration  96

10.3    Remedies with Respect to Bankers' Acceptance Advances and
        Letters of Credit  97

10.4    Remedies Cumulative and Waivers     97

10.5    Suspension of Lenders' Obligations  98

10.6    Application of Payments After an Event of Default 98

ARTICLE 11

THE AGENTS AND ADMINISTRATION OF THE FACILITY      99

11.1    Authorization of Action     99

11.2    Procedure for Making Advances       99

11.3    Remittance of Payments      101

11.4    Redistribution of Payment   101

11.5    Duties and Obligations      102

11.6    Prompt Notice to the Lenders    103

11.7    Agent's Authority    104

11.8    Lender's Independent Credit Decision       104

11.9    Indemnification      104

11.10   Successor Agent      104

11.11   Taking and Enforcement of Remedies  105

11.12   Reliance Upon Lenders   106

11.13   Reliance upon Agent  107

11.14   Replacement of Cancelled Commitments       107

11.15   Disclosure of Information   107

11.16   Adjustments of Rateable Portions    109

ARTICLE 12

COSTS, EXPENSES AND INDEMNIFICATION 110

12.1    Costs and Expenses   110

12.2    Indemnification by the Borrowers    110

12.3    Funds  110

12.4    General Indemnity    111

12.5    Environmental Claims 112

ARTICLE 13

GENERAL 114

13.1    Term   114

13.2    Survival      114

13.3    Benefit of the Agreement    114

13.4    Notices   114

13.5    Amendment and Waiver 115

13.6    Governing Law 116

13.7    Further Assurances   116

13.8    Enforcement and Waiver by the Lenders      117

13.9    Execution in Counterparts   117

13.10   Assignment by the Borrowers 117

13.11   Assignments and Transfers by a Lender      117

13.12   Certain Requirements in Respect of Merger, Etc.   120

13.13   Location of Lenders  121

13.14   Set-Off   122

13.15   Time of the Essence  122

13.16   Advertisements   122

13.17   Designation   122

SCHEDULE A - CANADIAN LENDERS

SCHEDULE B - U.S. LENDERS

SCHEDULE C - U.K. LENDERS

SCHEDULE D - LENDERS' COMMITMENTS

SCHEDULE E - APPLICABLE MARGIN, FACILITY FEE AND LC FEE

SCHEDULE F - QUARTERLY CERTIFICATE ON COVENANTS

SCHEDULE G - CONVERSION NOTE

SCHEDULE H - DESIGNATED SUBSIDIARY

SCHEDULE I - DRAWDOWN NOTICE AND NOTICE OF SWING LINE BORROWING

SCHEDULE J - GUARANTEES

SCHEDULE K - ROLLOVER NOTICE

SCHEDULE L - TRANSFER NOTICE

SCHEDULE M - ISSUANCE REQUEST

SCHEDULE N - ACCEPTANCE NOTE

SCHEDULE O - CONSENT LENDER NOTICE

SCHEDULE P - MANDATORY COST CALCULATION

SCHEDULE Q - OPINIONS OF COUNSEL

SCHEDULE R - EXTENSION REQUEST

SCHEDULE S - PERMITTED ENCUMBRANCE CERTIFICATE

                     AMENDED AND RESTATED REVOLVING TERM CREDIT AGREEMENT

               MADE as of the 8th day of June, 2001.

B E T W E E N:

               CELESTICA INC.,
               a corporation incorporated under the laws of the Province of Ontario,

                                                              OF THE FIRST PART,

                                     - and -

               THE SUBSIDIARIES OF CELESTICA INC.
               SPECIFIED HEREIN AS DESIGNATED SUBSIDIARIES,

                                                             OF THE SECOND PART,

                                     - and -

               THE BANK OF NOVA SCOTIA,
               a Canadian chartered bank, as Administrative Agent

                                                              OF THE THIRD PART,

                                     - and -

               THE BANK OF NOVA SCOTIA,
               a Canadian chartered bank, as Canadian Facility Agent

                                                             OF THE FOURTH PART,

                                     - and -

               THE BANK OF NOVA SCOTIA,
               a Canadian chartered bank, as U.S. Facility Agent

                                                              OF THE FIFTH PART,

                                     - and -

               THE BANK OF NOVA SCOTIA,
               a Canadian chartered bank, as U.K. Facility Agent,

                                                              OF THE SIXTH PART,

                                     - and -

               THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE A, as Canadian Lenders,

                                                            OF THE SEVENTH PART,

                                     - and -

               THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE B, as U.S. Lenders,

                                                             OF THE EIGHTH PART,

                                     - and -

               THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE C, as U.K. Lenders,

                                                              OF THE NINTH PART.



               WHEREAS the Borrowers, the Administrative Agent, the Canadian Facility Agent, the U.S. Facility Agent, the U.K. Faculty Agent, the Canadian Lenders, the U.S. Lenders and the U.K. Lenders are parties to a Credit Agreement dated as of April 22, 1999 (the "Existing Credit Agreement");

               AND WHEREAS parties hereto wish to amend and restate the Existing Credit Agreement on the term set forth herein;

               NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other valuable consideration, the parties hereto agree as follows:



                                   ARTICLE 1

                                 INTERPRETATION

1.1     DEFINITIONS

               In this Agreement:

        "ACCEPTANCE NOTE" has the meaning ascribed thereto in Section 4.7;

        "ACQUIRED INDEBTEDNESS" means Indebtedness of any Person (i) which is outstanding at the time that such Person becomes a Restricted Subsidiary or is amalgamated with, or merged with or into, a Borrower or a Restricted Subsidiary; or (ii) which is outstanding at the time that assets of a Person are acquired by a Borrower or a Restricted Subsidiary and the obligation for repayment of which is assumed by such Borrower or Restricted Subsidiary in connection with the acquisition of such assets;

        "ACQUIRING LENDERS" has the meaning specified in Section 2.8(b)(iii);

        "ACQUISITION DATE" has the meaning specified in Section 2.8(b)(iii);

        "ADDITIONAL COMPENSATION" has the meaning specified in Section 5.5;

        "ADMINISTRATIVE AGENT" means Scotiabank when acting in its capacity as administrative agent hereunder;

        "ADVANCE" means a Prime Rate Advance, a Bankers' Acceptance Advance, a LIBOR Advance, a Base Rate Advance, a Base Rate Canada Advance made by the Lenders or a Lender, as applicable, or the issuance of a Letter of Credit and "Advances" means all of them;

        "AFFECTED LENDER" has the meaning specified in Section 5.7(b);

        "AFFILIATE" means an affiliated body corporate and, for the purposes of this Agreement, (i) one body corporate is affiliated with another body corporate if one such body corporate is the Subsidiary of the other or both are Subsidiaries of the same body corporate or each of them is controlled by the same Person and (ii) if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other; for greater certainty for the purposes of this definition, "body corporate" shall include a Canadian Chartered Bank;

        "AGENTS" means, collectively, the Administrative Agent, the Canadian Facility Agent, the U.S. Facility Agent, the U.K. Facility Agent and all Consent Facility Agents from time to time and "Agent" shall mean any of the Administrative Agent, the Canadian Facility Agent, the U.S. Facility Agent, the U.K. Facility Agent or a Consent Facility Agent as the context may require;

        "AGREEMENT" means this agreement and all Schedules attached hereto as the same may be amended, restated, replaced or superseded from time to time;

        "ALTERNATE LENDERS" has the meaning specified in Section 2.8(b)(iv);

        "APPLICABLE LAW" means, with respect to any Person, property, transaction or event, all applicable laws, statutes, rules, regulations, codes, treaties, conventions, judgements, orders, awards or determinations of courts, arbitrators or mediators, and decrees in any applicable jurisdiction which are binding on such Person, property, transaction or event;

        "APPLICABLE MARGIN" shall have the meaning specified in Schedule E;

        "APPROVED CREDIT RATING AGENCY" means any one of Standard & Poor's Ratings Services (a division of The McGraw-Hill Companies, Inc.) ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's") and any other similar agency agreed to by Celestica and the Administrative Agent;

        "APPROVING LENDERS" has the meaning specified in Section 2.8(b);

        "ARM'S LENGTH" has the meaning ascribed thereto under the Income Tax Act (Canada) in effect as of the date hereof;

        "ASSENTING LENDER" has the meaning specified in Section 5.7(b);

        "AVAILABLE SWING LINE COMMITMENT" means the monetary amount which is the Commitment of the Swing Line Lender as may be increased or decreased from time to time pursuant to Section 2.22(l);

        "BANKERS' ACCEPTANCE" means a draft or other bill of exchange in Canadian Dollars including, without limitation, a depository bill subject to the Depository Bills and Notes Act (Canada), drawn by Celestica or a Canadian Designated Subsidiary and accepted by a Canadian Lender in accordance with Article 4;

        "BANKERS' ACCEPTANCE ADVANCE" means the advance of funds to Celestica or a Canadian Designated Subsidiary by way of creation and issuance of Bankers' Acceptances or by way of the issuance of an Acceptance Note, in each case in accordance with the provisions of Article 4;

        "BANKING DAY" means a day, other than a Saturday or a Sunday and, where used in the context of a notice, delivery, payment or other communication addressed to:

            (i) the Administrative Agent, which is also a day on which banks are not required or authorized to close in Toronto, Canada;

            (ii) the Canadian Facility Agent, which is also a day on which banks are not required or authorized to close in Toronto, Canada and

                  (A) in the case of Base Rate Canada Advances in United States Dollars, which is also a day on which banks are not required or authorized to close in New York, New York; or

                  (B) in the case of LIBOR Advances in United States Dollars, which is also a day on which banks are not required or authorized to close in New York, New York or London, England, or which is a day on which dealings are not carried on in the London interbank market;

            (iii) the U.S. Facility Agent, which is also a day on which banks are not required or authorized to close in Toronto, Canada or New York, New York or, in the case of LIBOR Advances in United States Dollars, which is also a day on which banks are not required or authorized to close in London, England or which is a day on which dealings are not carried on in the London interbank market;

            (iv) the U.K. Facility Agent, which is also a day on which banks are not required or authorized to close in London, England or which is a day on which dealings are carried on in the London interbank market and

                  (A) in the case of LIBOR Advances in United States Dollars, which is a day on which banks are not required or authorized to close in New York, New York; or

                  (B) in the case of LIBOR Advances in a Freely Tradeable European Currency, which is a day on which TARGET is operating;

            (v) a Consent Facility Agent, which is also a day on which banks are not required or authorized to close in the jurisdiction where the address for notice of such Consent Facility Agent and the Relevant Consent Lenders are located; and

                  (A) in the case of LIBOR Advances in United States Dollars, which is a day on which banks are not required or authorized to close in New York, New York; or

                  (B) in the case of LIBOR Advances in a Freely Tradeable European Currency, a day on which TARGET is operating;

        "BASE RATE" means, on any day on which such rate is determined, the greater of (i) the variable rate of interest per annum, expressed on the basis of a year of 360 days established or quoted from time to time by the Administrative Agent as the reference rate of interest then in effect for determining interest rates on United States Dollar denominated commercial loans made by it in the United States; and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum;

        "BASE RATE ADVANCE" means a loan made by the U.S. Lenders to a U.S. Designated Subsidiary on which interest is payable based on the Base Rate;

        "BASE RATE CANADA" means, on any day on which such rate is determined, the greater of (i) the variable rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as the case may be, established or quoted from time to time by the Administrative Agent as the reference rate of interest then in effect for determining interest rates on United States Dollar denominated commercial loans made by it in Canada; and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum;

        "BASE RATE CANADA ADVANCE" means a loan made by the Canadian Lenders to Celestica or to a Canadian Designated Subsidiary on which interest is payable based on the Base Rate Canada;

        "BORROWERS' COUNSEL" means Davies Ward Philips & Vineberg LLP, Toronto, Ontario or such other firm of legal counsel as the Borrowers may from time to time designate;

        "BORROWERS" means Celestica and each Designated Subsidiary from time to time and their respective permitted successors and assigns;

        "BUSINESS" means the business of:

        (b) conducting a broad range of electronics manufacturing services, including the manufacturing, assembly and testing of printed circuit boards, printed circuit board assembly, backplanes, electro-mechanical sub-assembly, memory modules, photonics, opto-electronic assembly, full system assembly, product testing, quality assurance, failure analysis, and other related manufacturing services;

        (c) a full range of supply chain management, services such as materials procurement, inventory management, logistics, packaging, distribution, after-market support and refurbishment;

        (d) design services including concept and product design, product documentation and data management, prototype services, product qualification, design for manufacturability and new product introduction;

        (e)     the design, production, distribution and sale of power products;
                and

        (f) any incidental businesses conducted by businesses acquired by a Borrower or a Restricted Subsidiary whose principal business involves one or more of the businesses described in paragraphs
                (a) through (d) of this definition;

        "CANADIAN BA RATE" means, for a particular term, the discount rate per annum, calculated on the basis of a year of 365 days, equal to the arithmetic average of the rates per annum for Canadian Dollar Bankers' Acceptances having such term:

        (a) for the Schedule I Reference Lenders in respect of the Bankers' Acceptances to be accepted by the Schedule I Lenders, that appear on the display page designated as the CDOR page (or any replacement page) by Reuters Money Market Service (or its successor) as of 10:00 a.m. (Toronto time) on the first day of such term; and

        (b) for the Schedule II Reference Lenders in respect of the Bankers' Acceptances or Acceptance Notes to be accepted by the Schedule II Lenders, as are quoted by such Schedule II Reference Lenders as of 10:00 a.m. (Toronto time) on the first day of such term, provided that the arithmetic average of such quoted rates shall in no event exceed the sum of the highest of the rates that appear on the display page designated as the CDOR page (or any replacement page) by Reuters Money Market Service (or its successor) for the Schedule I Reference Lenders as of 10:00 a.m. (Toronto time) on the first day of such term plus ten basis points, each as determined by the Administrative Agent.

        "CANADIAN DOLLARS" and "Cdn. $" mean the lawful currency of Canada in immediately available funds;

        "CANADIAN DESIGNATED SUBSIDIARY" means a Designated Subsidiary which was incorporated, continued, amalgamated or otherwise created in accordance with and continues to be governed by the laws of a province of Canada or the federal laws of Canada and which is domiciled in Canada;

        "CANADIAN FACILITY AGENT" means Scotiabank when acting in its capacity as facility agent in respect of Advances to and payments or repayments by Celestica or any Canadian Designated Subsidiary;

        "CANADIAN LENDERS" means the financial institutions set out in Schedule A, each of which is resident in Canada for the purposes of the Income Tax Act (Canada);

        "CANADIAN SWING LINE ADVANCE" means an Advance made pursuant to the provisions of Section 2.22(a);

        "CANADIAN SWING LINE LENDER" means Scotiabank or such other Canadian Lender as may have agreed to act as a Canadian Swing Line Lender and to which Scotiabank and Celestica may have agreed to acting as a Canadian Swing Line Lender from time to time;

        "CAPITAL LEASE" means any leasing or similar arrangement which, in accordance with GAAP, would be classified a capital lease;

        "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of Celestica or a Subsidiary under a Capital Lease and for the purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP;

        "CASH EQUIVALENTS" means:

            (i) United States Dollars, Canadian Dollars or Freely Tradeable European Currency;

            (ii) bonds, debentures or other evidences of indebtedness issued or directly and fully guaranteed or insured by the United States or Canadian Government, any agency or instrumentality thereof or, if such bonds, debentures or other evidences of indebtedness are rated at least A-1 or P-1 by an Approved Credit Rating Agency, of the Government of any Province of Canada or any agency or instrumentality thereof;

            (iii) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States or Canadian Government or, if such evidence of indebtedness is rated at least A-1 or P-1 by an Approved Credit Rating Agency or R1(mid) by Dominion Bond Rating Service Limited ("DBRS") by the Government of any Province of Canada;

            (iv) commercial paper, maturing not more than twelve months from the date of issue, which is issued by,

                  (A) a corporation (other than an Obligor or any Affiliate of any Obligor) organized under the laws of any state of the United States, of the District of Columbia, of Canada or of any Province of Canada and rated at least A-1 by Standard & Poor's or P-1 by Moody's or any equivalent rating by another Approved Credit Rating Agency or R1(mid) by DBRS; or

                  (B)   any Lender (or an Affiliate thereof);

            (v) any certificate of deposit or bankers' acceptance, maturing not more than one year after such time, which is issued by either,

                  (A) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S. $500,000,000 or a bank that is listed on Schedule I to the Bank Act (Canada); or

                  (B)   any Lender;

            (vi) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (v)(A) which ,

                  (A) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (ii) through (v); and

                  (B) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

            (vii) marketable debt securities issued in the United Kingdom by Her
                  Majesty's Government;

           (viii) amounts deposited overnight for cash management purposes with a commercial banking institution, which banking institution does not meet the debt rating criteria set out in paragraph
                  (ix) below, with whom Celestica or a Restricted Subsidiary has a cash management relationship, provided that such amounts, for the purposes of inclusion of such amounts in the definition of "Net Funded Debt", shall be limited to an aggregate amount of U.S. $30,000,000;

            (ix) amounts deposited overnight with a commercial banking institution provided that such institution, or the guarantor of the obligations of such institution with respect to such deposits, in each case, has a short-term debt rating of A-1 granted by Standard & Poor's or P-1 granted by Moody's;

            (x) the face amount of certificates of deposit issued in London by an authorized institution under the England Banking Act 1987 or a Building Society authorized under the England Building Societies Act 1986 with a short term debt rating, in each case of A-1 granted by Standard & Poor's or P-1 granted by Moody's; and

            (xi) Pound Sterling bills of exchange eligible for rediscount at the Bank of England;

        "CELESTICA" means Celestica Inc., a corporation duly incorporated, organized and subsisting under the laws of the Province of Ontario, and any successor corporation;

        "CELESTICA CORP." means Celestica Corporation, a corporation duly incorporated, organized and subsisting under the laws of the State of Delaware, and any successor corporation;

        "CELESTICA INTERNATIONAL" means Celestica International Inc., a corporation duly incorporated, organized and subsisting under the laws of the Province of Ontario, and any successor corporation;

        "CELESTICA U.K." means Celestica Limited, a company duly incorporated, organized and subsisting under the laws of England and any successor corporation;

        "CELESTICA U.S." means Celestica (U.S.) Inc., a corporation duly incorporated, organized and subsisting under the laws of the State of Delaware, and any successor corporation;

        "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980;

        "CERCLIS" means the United States Comprehensive Environmental Response Compensation Liability Information System List;

        "CLAIMS" has the meaning specified in Section 12.4(a);

        "CLOSING DATE" means June 8, 2001;

        "CODE" means the United States Internal Revenue Code of 1986;

        "COMMENCEMENT DATE" means January 1, 1999;

        "COMMITMENT" means the commitment of each Lender to loan a portion of the aggregate amount of the Facility, in the amount set opposite its name in Schedule D, as such Schedule D may be amended pursuant to (a)
        Section 2.23 or (b) under a Transfer Notice pursuant to Section 13.11;

        "CONSENT DESIGNATED SUBSIDIARIES" means a Designated Subsidiary, (a) which was not incorporated, continued, amalgamated or otherwise created in accordance with (i) the laws of a Province of Canada or the federal laws of Canada; (ii) the laws of a state of the United States of America; or (iii) the laws of a member of the United Kingdom and which is not domiciled in Canada, the United States of America or the United Kingdom, and (b) which has satisfied and complied with the terms of
        Section 7.1(c);

        "CONSENT FACILITY AGENT" means the financial institution designated by the Administrative Agent, in conjunction with Celestica, to act as facility agent in respect of Advances to and payments or repayments by a Consent Designated Subsidiary;

        "CONSENT LENDER" has the meaning set out in Section 7.2(b);

        "CONSENT RATEABLE PORTION" means, with respect to any Consent Lender, the ratio at any time, expressed as a decimal fraction, of such Consent Lender's Commitment allocated to a Consent Designated Subsidiary at such time to the aggregate of the Commitments of all other Consent Lenders allocated to the same Consent Designated Subsidiary;

        "CONSENT SWING LINE ADVANCE" has the meaning set out in Section 2.22(c);

        "CONSENT SWING LINE LENDER" has the meaning set out in Section 2.22(c);

        "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable for the Indebtedness for borrowed monies of any other Person;

        "CONTROL" means, with respect to control of a body corporate by a Person, the holding (other than by way of security only) by or for the benefit of that Person, or Affiliates of that Person of securities of such body corporate or the right to vote or direct the voting of securities of such body corporate to which, in the aggregate, are attached more than 50% of the votes that may be cast to elect directors of the body corporate, provided that the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate;

        "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or business (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414(b) or
        Section 414(c) of the Code;

        "CONVERSION" means the conversion of one type of Advance into another type of Advance pursuant to Section 2.15;

        "CONVERSION DATE" means April 19, 2002 or such later date to which the Conversion Date has been extended pursuant to the provisions of Section 2.8;

        "CONVERSION NOTICE" means a notice substantially in the form set out in Schedule G;

        "CORPORATE REORGANIZATION" has the meaning specified in Section 13.12;

        "DEFAULT" means an event which, with the giving of notice or the passage of time or the making of any determination or any combination thereof as provided for herein, would constitute an Event of Default;

        "DESIGNATED ACCOUNT" means an account of a Borrower of which the Relevant Facility Agent is notified by such Borrower from time to time for the purposes of transactions under this Agreement;

        "DESIGNATED SUBSIDIARY" means a directly or indirectly wholly-owned Restricted Subsidiary of Celestica designated by Celestica as a Canadian Designated Subsidiary, a U.S. Designated Subsidiary or a U.K. Designated Subsidiary in accordance with and which complies with the terms of
        Section 7.1(b) of this Agreement or which becomes a Consent Designated Subsidiary pursuant to Section 7.1(c);

        "DESIGNATED SUBSIDIARY AGREEMENT" means an agreement substantially in the form set out in Schedule H;

        "DISBURSEMENT" has the meaning specified in Section 3.4;

        "DISBURSEMENT DATE" has the meaning specified in Section 3.4;

        "DISSENTING LENDERS" has the meaning specified in Section 2.8(b);

        "DRAWDOWN" means a drawdown of an Advance;

        "DRAWDOWN DATE" means, in relation to any Advance, the date, which shall be a Banking Day, on which the Drawdown of such Advance is made by a Borrower pursuant to a Drawdown Notice;

        "DRAWDOWN NOTICE" means a notice substantially in the form set out in
        Exhibit 1 to Schedule I;

        "EBITDA" means, for any particular period, the aggregate of:

        (a)     Net Income for such period;

        (b) all amounts deducted in the calculation of Net Income in respect of Taxes, whether paid or deferred (in accordance with GAAP);

        (c) all amounts deducted in the calculation of Net Income in respect of depreciation;

        (d) all amounts deducted in the calculation of Net Income in respect of amortization;

        (e) all amounts deducted in the calculation of Net Income in respect of Interest Expense;

        (f) all amounts deducted in the calculation of Net Income in connection with the implicit financing costs of synthetic leases and Permitted Securitization Transactions;

        (g) all amounts deducted in the calculation of Net Income in determining all non-recurring charges; and

        (h)     non-cash charges and purchase accounting deductions,

        provided that, in the event of the acquisition by Celestica or a Restricted Subsidiary of (i) a corporation which becomes a new Restricted Subsidiary or (ii) any other entity or a group of assets or an operation, provided that such operation comprises a going concern which becomes a division or part of the business of Celestica or a Restricted Subsidiary (an "operation"), EBITDA will, subject to (x) and
        (y), include the EBITDA for the newly acquired Restricted Subsidiary or operation for its immediately preceding four fiscal quarters completed prior to such acquisition.

            (x) If such newly acquired Restricted Subsidiary or operation was, immediately prior to such acquisition, accounted for on a stand-alone basis, EBITDA for such newly acquired Restricted Subsidiary or operation shall only be included in the above calculation if EBITDA for such newly acquired Restricted Subsidiary or operation, as the case may be, can be determined by reference to historical financial statements satisfactory to the Administrative Agent; and

            (y)   If such newly acquired Restricted Subsidiary or operation:

                  (A) was not, immediately prior to such acquisition, accounted for on a stand-alone basis; or

                  (B) was immediately prior to such acquisition, accounted for on a stand-alone basis but, in the determination of the Administrative Agent acting reasonably, the business of such newly acquired Restricted Subsidiary or operation will not be conducted by Celestica or its Restricted Subsidiary, as the case may be, in substantially the same form or the same manner as conducted by the vendor immediately prior to such acquisition, then subject to the satisfaction of the Administrative Agent and the Majority Lenders with the method of determination thereof acting reasonably, EBITDA for such newly acquired Restricted Subsidiary or operation will be determined having regard to historical financial results together with, and having regard to, contractual arrangements and any other changes made or proposed to be made by Celestica or its Restricted Subsidiary, as the case may be, to the business of such newly acquired Restricted Subsidiary or operation;

        "EMU" means Economic and Monetary Union as contemplated in the Treaty;

        "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to, or operation of a single or unified European currency;

        "ENVIRONMENTAL LAWS" means applicable federal, provincial, state, municipal or other local law, statute, regulation or by-law, code, ordinance, decree, directive, standard, policy, guideline, rule, order, treaty, convention, judgment, award or determination for the protection of the environment or human health or relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials;

        "EQUIVALENT AMOUNT" on any given date in one currency (the "first currency") of any amount denominated in another currency (the "second currency") means the amount of the first currency which could be purchased with such amount of the second currency at the rate of exchange quoted by the Administrative Agent at 10:00 a.m. (Toronto time) on such date for the purchase of the first currency with the second currency;

        "ERISA" means the United States Employee Retirement Income Security Act of 1974;

        "EURO" means the single currency introduced on the Commencement Date;

        "EUROPEAN COMMISSION" means the body established pursuant to Article 155 of the Treaty;

        "EUROPEAN COUNCIL" means a meeting of the Heads of State or Government and the President of the European Commission established by and held pursuant to Article 2 of the Single European Act 1986;

        "EUROPEAN UNION" means the European Union established by the Treaty on European Union signed at Maastricht on the 7th day of February, 1992;

        "EVENT OF DEFAULT" means any of the events described in Section 10.1;

        "EXISTING CREDIT AGREEMENT" has the meaning specified in the first recital hereto;

        "EXEMPTED JURISDICTION" has the meaning specified in Section 13.12;

        "EXTENSION REQUEST" means a request made in writing by Celestica to the Administrative Agent substantially in the form set out in Schedule R;

        "FACE AMOUNT" means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on the maturity thereof and means, in respect of a Letter of Credit, the maximum amount payable to a beneficiary thereunder;

        "FACILITY" means the revolving term credit facility in an aggregate principal amount of U.S. $250,000,000 to be made available to the Borrowers as set forth in Article 2 as same may be extended subject to the terms set forth herein;

        "FACILITY FEE" has the meaning specified in Section 2.14(a) and calculated in accordance with Schedule E;

        "FEDERAL FUNDS EFFECTIVE RATE" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a 360-day year as determined by the Administrative Agent for the actual number of days elapsed, equal to:

            (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or

            (ii) for any Banking Day on which such rate is not so published by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in consultation with Celestica;

        "FINAL MATURITY DATE" means the day which is two years from the last Conversion Date;

        "FREELY TRADEABLE EUROPEAN CURRENCY" means Pounds Sterling and, so long as it trades on a LIBOR equivalent basis and is freely convertible to Canadian Dollars and to United States Dollars, the Euro;

        "GAAP" has the meaning specified in Section 1.7;

        "GLOBAL RATEABLE PORTION" means, with respect to any Lender, at any time, the ratio, expressed as a decimal fraction, of:

            (i)   such Lender's Commitment at such time to

            (ii) the aggregate of the Commitments of all of the Lenders at such time;

        "GUARANTEES" means the guarantees of each of the Guarantors substantially in the form set forth in Schedule J;

        "GUARANTOR" means each Person which, on the date of this Agreement, is or, after the date of this Agreement, becomes a Material Restricted Subsidiary and "Guarantors" means two or more of them;

         "HAZARDOUS MATERIAL" has the meaning specified in Section 12.5(a);

        "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and all such other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

        "INDEBTEDNESS" of any Person means, without duplication:

        (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether drawn or undrawn, and bankers' acceptances issued for the account of such Person;

        (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capital Leases, including liabilities in respect of Capital Leases incurred by such Person in connection with sale/leaseback transactions;

        (d) net liabilities of such Person under all Hedging Obligations or net liabilities of such Person under currency, swap, forward or other foreign exchange hedging agreements;

        (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon), secured by a lien on the property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

        (f)     all Contingent Liabilities of such Person; and

        (g)     any Acquired Indebtedness.

        For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer;

        "INDEMNIFIED PERSON" has the meaning specified in Section 5.8(b);

        "INDEMNIFYING PARTY" has the meaning specified in Section 12.4(c);

        "INDEMNITEE" has the meaning specified in Section 12.4(a);

        "INTEREST EXPENSE" means, for any period, the aggregate consolidated interest expense of Celestica on a consolidated basis as determined in accordance with GAAP including the portions of any payment made in respect of Capital Leases allocable to interest expenses but excluding deferred financing costs and other non-cash interest expense;

        "INTEREST PAYMENT DATE" shall have the meaning set out in Section 2.9;

        "INTEREST PERIOD" means relative to any LIBOR Advance, Bankers' Acceptance or Advance by way of an Acceptance Note, the period commencing on (and including) the date on which such LIBOR Advance is made or continued as, or converted into, a LIBOR Advance, such Bankers' Acceptance or Acceptance Note is issued, and ending on (but excluding) the day which is, in the case of a Bankers' Acceptance (or Acceptance
        Note), approximately 30, 60, 90 or 180 days thereafter, or which in the case of any LIBOR Advance, numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding date, on the last Banking Day of such month) or which, in the case of a LIBOR Advance to a U.K. Designated Subsidiary may be seven days thereafter, in each case as the Borrower may select; provided, however, that:

        (a) if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless, if such Interest Period applies to LIBOR Advances, and such next following Banking Day is the first Banking Day of a calendar month, in which case such Interest

                Period shall end on the Banking Day next preceding such numerically corresponding day);

        (b) the Borrowers shall not be permitted to select, collectively or in the aggregate, Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates, unless otherwise previously consented to in writing by the Administrative Agent; and

        (c)     no Interest Period may end later than the Final Maturity Date;

        "ISSUANCE REQUEST" means a request and certificate duly executed by an authorized officer of Celestica in substantially the form of Schedule M attached hereto;

        "ISSUING BANK" means a Canadian Lender which issues a Letter of Credit pursuant to Article 3;

        "LC FEE" has the meaning specified in Schedule E;

        "LENDERS" means, collectively, the Canadian Lenders, U.S. Lenders, U.K. Lenders, and any Consent Lenders, and "Lender" shall mean any financial institution which, together with its Affiliate or Affiliates, constitute a Canadian Lender, a U.S. Lender, a U.K. Lender and, if applicable, a Consent Lender;

        "LENDERS' COUNSEL" means the firm of Osler, Hoskin & Harcourt, Toronto, Ontario, or such other firm of legal counsel as the Administrative Agent may from time to time designate;

        "LETTER OF CREDIT" means a standby letter of credit or a letter of guarantee issued by an Issuing Bank at the request of Celestica pursuant to Section 3.1;

        "LETTER OF CREDIT AVAILABILITY" means U.S. $50,000,000;

        "LIBO RATE" means, relative to any LIBOR Advance:

        (a) the rate of interest per annum of the offered quotations for deposits in the currency of the relevant Advance for a period equal or comparable to the Interest Period in an amount comparable to the Advance as such rate is reported on the display designated as "page 3750" or "page 3740", as applicable (or any replacement pages) by "Telerate - The Financial Information Network" published by Telerate Systems, Inc. (or such other company or service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency in which the LIBOR Advance is requested) at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day; or

        (b) if a rate cannot be determined under paragraph (a) above, the rate determined by the Administrative Agent to be the arithmetic average (rounded up if necessary, to the nearest 1/16 of 1%) of such rates as reported on the display page designated as the page (or any replacement page) for the offering of deposits in the currency in which the LIBOR Advance is requested (for example, the LIBO page in the case of United States Dollars) by Reuters Money Market Service (or its successor) for a period equal to or comparable to the Interest Period and in an amount comparable to the Advance at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day provided that at least two such rates are reported on such page; or

        (c) if a rate cannot be determined under either of paragraphs (a) and (b) above, the rate determined by the Administrative Agent for a particular Interest Period to be the arithmetic average of the rates per annum at which deposits in the currency in which the LIBOR Advance is requested in immediately available funds are offered to the LIBOR Offices in the London interbank market for a period equal to or comparable to the Interest Period and an amount comparable to the Advance at or about 10:00 a.m. (London, England time) on the applicable Rate Fixing Day.

        For the purposes of this definition, "Rate Fixing Day" means in respect of each Interest Period (x) in the case of a LIBOR Advance denominated in Pounds Sterling, the first day of such Interest Period; or (y) in the case of a LIBOR Advance denominated in any other Freely Tradeable European Currency or in United States Dollars, the second Banking Day before the first day of such Interest Period.

        "LIBOR ADVANCE" means a loan made by the Lenders to a Borrower on which interest is payable at the LIBO Rate plus the Applicable Margin;

        "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto, or designated in the Transfer Notice by which a financial institution becomes a Lender pursuant to Section 13.11, or such other office of a Lender (or any successor, assign or Affiliate of such Lender) as designated from time to time by notice from such Lender to Celestica and the Administrative Agent, whether or not outside Canada, which may be making or maintaining the LIBOR Advances of such Lender;

        "LIENS" means any security interest, mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or charge against or interest in property to secure payment of a debt or performance of an obligation (including the interest of a vendor or lessor under any conditional sale agreement, or of a lessor under any lease including a Capital Lease or other title retention agreement);

        "LOAN DOCUMENTS" means this Agreement, the Guarantees provided for herein and all other agreements, documents or instruments to be executed and delivered to the Administrative Agent, the Lenders or any of them by the Borrowers, the Guarantors or any of them hereunder or thereunder or pursuant hereto or thereto;

        "LONDON OFFICE" means the office of the U.K. Facility Agent, located at Scotia House, 33 Finsbury Square, London, England , EC2A 1BB (facsimile:
        011-44-171-826-5857) or such as other address as the U.K. Facility Agent may designate by notice to Celestica and the U.K. Designated Subsidiaries;

        "LOSSES" has the meaning specified in Section 12.4(a);

        "MAIN FACILITY COMMITMENT" means, at any time, the amount, if any, by which the Commitment of the Swing Line Lender exceeds the Available Swing Line Commitment at that time;

        "MAIN FACILITY RATEABLE PORTION" means, with respect to any Lender, at any time, subject to adjustment by the Administrative Agent in accordance with Section 11.16 of this Agreement and also subject to Sections 2.3 and 4.1 of this Agreement, the ratio, expressed as a decimal fraction, of;

            (i) such Lender's Commitment at such time (or, if such Lender is Scotiabank, or an affiliate thereof, the Main Facility Commitment) to

            (ii) the aggregate of the Commitments of all of the Lenders (other than Scotiabank and its affiliates) at such time and the Main Facility Commitment at such time;

        "MAJORITY LENDERS" means the Lenders, the Commitments of which are in the aggregate more than 51% of the aggregate amount of Commitments;

        "MANDATORY COST" means, in relation to a LIBOR Advance, an amount determined in accordance with Schedule P;

        "MATERIAL ADVERSE CHANGE" means any change of circumstances or any event which would reasonably be likely to have a Material Adverse Effect;

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Celestica and of the Restricted Subsidiaries taken as a whole, or (b) the ability of any Borrower to perform any of its Obligations, or (c) the rights of the Administrative Agent and the Lenders against the Obligors on a consolidated basis pursuant to the Loan Documents;

        "MATERIAL RESTRICTED SUBSIDIARY" means (i) each Designated Subsidiary and (ii) any other Restricted Subsidiary of Celestica whose assets total greater than U.S.

        $150,000,000 on an unconsolidated basis on the date referenced in the most recently delivered set of financial statements delivered pursuant to Section 9.1(a)(ii); provided, however, that the unconsolidated assets of all Restricted Subsidiaries which are not Material Restricted Subsidiaries shall not exceed on the date referenced in such financial statements, in the aggregate, ten per cent (10%) of the consolidated assets of the Borrowers and the Restricted Subsidiaries on such date, and in the event that the unconsolidated assets of all Restricted Subsidiaries which are not Material Restricted Subsidiaries exceeds, on the date referenced in such financial statements, in the aggregate, ten percent (10%) of the consolidated assets of the Borrowers and Restricted Subsidiaries, Celestica shall set out in a Schedule to the Officer's Certificate to be delivered in accordance with Section 9.1(a)(iii) the Restricted Subsidiaries which it wishes to designate as Material Restricted Subsidiaries such that unconsolidated assets of all of the Restricted Subsidiaries which are not Material Restricted Subsidiaries shall not exceed ten percent (10%) of the consolidated assets of the Borrowers and Restricted Subsidiaries on such date;

        "MEMBER STATE" means a country which:

            (i)   was an original signatory to the Treaty; or

            (ii)  has acceded to the Treaty in accordance with the provisions of
                  Article 237 of the Treaty or Article O of the Maastricht Treaty of European Union dated the 7th day of February, 1992;

        "NET FUNDED DEBT" of Celestica, on a consolidated basis, means, at any particular time and without duplication the amount, by which the aggregate of:

        (a)     on a consolidated basis, determined in accordance with GAAP:

            (i)   the outstanding monetary Obligations at such time;

            (ii)  the Capital Lease Obligations outstanding at such time;

            (iii) any other Indebtedness for borrowed money (including, without limitation and without duplication, all Indebtedness in respect of bankers' acceptances and letters of credit) outstanding at such time but excluding (A) Permitted Subordinated Indebtedness, and (B) any Indebtedness which, in accordance with GAAP adopted as at the date of incurring such Indebtedness, qualified as equity, so long as the terms governing such Indebtedness are not amended after the date of incurring the Indebtedness in a manner that would have resulted in such Indebtedness not qualifying as equity in accordance with GAAP as adopted as at the date of incurring such Indebtedness;

            (iv) the net marked-to-market value (positive or negative) of any Hedging Obligations; and

            (v)   any Acquired Indebtedness outstanding at such time;

        plus

        (b) Contingent Liabilities of Celestica or any Restricted Subsidiary in existence at such time;

        exceeds the aggregate of

        (c)     cash and Cash Equivalents on a consolidated basis;

        "NET INCOME" means, for any particular period, net income of Celestica for such period determined on a consolidated basis in accordance with GAAP;

        "NOTICE OF AMOUNT" has the meaning specified in Section 5.5;

        "NOTICE OF SWING LINE BORROWING" means a notice substantially in the form set out in Exhibit 2 to Schedule I;

        "NOTIFICATION DATE" has the meaning specified in Section 12.5(c);

        "NOTIONAL BA PROCEEDS" means, with respect to a Bankers' Acceptance Advance, the aggregate Face Amount of the Bankers' Acceptances or principal amount of the Acceptance Notes comprising such Bankers' Acceptance Advance, if applicable, less the aggregate of:

        (a) a discount from the aggregate face amount of such Bankers' Acceptances or principal amount of such Acceptance Notes, if applicable, calculated in accordance with normal market practices based on the Canadian BA Rate for the term of such Bankers' Acceptances or Acceptance Notes, if applicable; and

        (b)     the amount of the acceptance fees determined in accordance with
                Section 4.2 in respect of such Bankers' Acceptance Advance;

        "OBLIGATIONS" means all obligations (monetary and otherwise) of the Borrowers arising under or in connection with this Agreement and each other Loan Document;

        "OBLIGORS" means, collectively, the Borrowers and the Guarantors and "OBLIGOR" means any one of them;

        "OFFICER'S CERTIFICATE" means a certificate signed by any one of the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief

        Financial Officer, any Senior Vice-President, any Vice-President, the Treasurer, the Controller, the Assistant Treasurer, the Secretary or the Assistant Secretary of Celestica;

        "OFFICIAL BODY" means any national, federal or provincial government or any government of any political subdivision thereof, or any agency, authority, board, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator or arbitrator, whether foreign or domestic, or any non-governmental regulatory authority to the extent that the rules, regulations and orders of such body have the force of law;

        "ORGANIC DOCUMENT" means, relative to any body corporate, its articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Shares;

        "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any of the Loan Documents, or any other document in connection herewith;

        "OUTSTANDING AMOUNT" has the meaning specified in Section 2.3;

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA;

        "PENSION PLAN" means:

        (c) any plan, program, agreement or arrangement that is a pension plan for the purposes of any federal or provincial pension benefit law or under the Income Tax Act (Canada) (whether or not registered under such law) which is maintained or contributed to, or to which there is or may be an obligation to contribute by any of the Borrowers in respect of its employees in Canada; and

        (d) a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrowers or any of the Subsidiaries or any corporation, trade or business that is, along with the Borrowers, a member of a Controlled Group, may have liability;

        "PERMITTED ENCUMBRANCES" means any one or more of the following with respect to the assets of Celestica or any Restricted Subsidiary:

        (a) inchoate or statutory Liens for Taxes, assessments and other governmental charges or levies which are not delinquent (taking into account any relevant grace periods) or the validity of which are currently being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a provision or reserve (to the extent required by GAAP) in an amount which is adequate therefor;

        (b) inchoate or statutory Liens of contractors, sub-contractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of construction, maintenance, repair or operation of assets of Celestica or the relevant Restricted Subsidiary, or otherwise arising in the ordinary course provided that such Liens are related to obligations not due or delinquent (taking into account any applicable grace or cure periods), are not registered as encumbrances against title to any of the assets of Celestica or the relevant Restricted Subsidiary and adequate holdbacks are being maintained as required by applicable legislation or such Liens are being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a provision or reserve (to the extent required by GAAP) in an amount which is adequate with respect thereto and provided further that such Liens do not, in the aggregate, materially detract from the value of the assets of Celestica or any Material Restricted Subsidiary encumbered thereby or materially interfere with the use thereof in the operation of the business of Celestica or any Material Restricted Subsidiary;

        (c) easements, rights-of-way, servitudes, restrictions and similar rights in real property comprised in the assets of Celestica or the relevant Restricted Subsidiary or interests therein granted or reserved to other persons, provided that such rights do not, in the aggregate, materially detract from the value of the assets of Celestica or any Material Restricted Subsidiary or materially interfere with the use thereof in the operation of the business of Celestica or any Material Restricted Subsidiary;

        (d) title defects or irregularities which are of a minor nature and which do not, in the aggregate, materially detract from the value of the assets of Celestica or any Material Restricted Subsidiary or materially interfere with the use thereof in the operation of the business of Celestica or any Material Restricted Subsidiary;

        (e) Liens incidental to the conduct of the business or the ownership of the assets of Celestica or the relevant Restricted Subsidiary (other than those described in Clauses (f) and (g) of this definition) which were not incurred in connection with the borrowing of money or the obtaining of advances of credit (including, without limitation, unpaid purchase price), and which do not, in the aggregate, materially detract from the value of the assets of Celestica or any Material Restricted Subsidiary or materially interfere with the use thereof in the operation of the business of Celestica or any Material Restricted Subsidiary;

        (f) Liens securing appeal bonds or other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and letters of credit) or any other instrument serving a similar purpose;

        (g) attachments, judgments and other similar Liens arising in connection with court proceedings; provided, however, that such Liens are in existence for less than 30 days after the entry thereof or the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

        (h) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of Celestica or the relevant Restricted Subsidiary, provided that such Liens do not have a Material Adverse Effect;

        (i) Purchase Money Obligations arising in the ordinary course of business, provided that such Lien is limited to the property so acquired and is created, issued or assumed substantially concurrently with the acquisition of such property;

        (j) the right reserved to or vested in any Official Body by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of any of Celestica or the relevant Restricted Subsidiary, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

        (k) the interests of lessors (including without limitation, security interests granted in favour of lessors) pursuant to all leases, including Capital Leases and synthetic leases, under which Celestica or the relevant Restricted Subsidiary is the lessee;

        (l) the extension, renewal or refinancing of any Permitted Encumbrance, provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing;

        (m) Liens granted over the assets securitized in connection with any Permitted Securitization Transaction;

        (n) Liens granted by Celestica Corp. pursuant to and in accordance with the Synthetic Lease provided that neither Celestica nor any other Subsidiary other than Celestica, Celestica Corp. or Celestica International has any liability in respect of such indebtedness;

        (o) Liens granted by Celestica and/or any Restricted Subsidiary pursuant to future subsidized financing by development entities on terms and conditions satisfactory to the Administrative Agent and the Majority Lenders;

        (p) Liens granted to secure Acquired Indebtedness, to the extent that (i) such Liens exist at the time such person or the assets subject to such Lien are acquired by Celestica or a Restricted Subsidiary; (ii) such Liens were not created in contemplation of the transaction by which the subject Indebtedness became Acquired Indebtedness; and (iii) such Liens either (A) only extend to the assets acquired or the assets of the Person acquired, as applicable, in the transaction pursuant to which the Acquired Indebtedness became an obligation of a Borrower or a Restricted Subsidiary or (B) are discharged within 60 days of such acquisition;

        (q)     Liens granted in respect of Shares of Unrestricted Subsidiaries;

        (r) Liens of the nature contemplated in (b), (c), (d) or (e) above, but exceeding the materiality thresholds specified therein, securing indebtedness in the aggregate not greater than U.S. $50,000,000; and

        (s) the Lien perfected by the registration in the Ontario Personal Property Registration System of Financing Statement Reference File No. 078426459, Registration No. 961017 1441 0043 8892
                registered on October 17, 1996 for a period of 5 years, naming as Business Debtor Celestica, Inc. at its address located at 844 Don Mills Rd., 32/737 North York, Ontario M3C 1V7 by 1201541 Ontario Inc. as Secured Party, naming as the secured party's address 161 Bay Street, 49th Floor, P.O. Box 700, Canada Trust Tower Toronto, Ontario M5J 2S1 and checking the collateral classifications accounts and other, which financing statement was amended on October 23, 1996 by Registration No. 961023 1124 0043 9764 to indicate change of name of the Secured Party to Celestica International Inc. pursuant to articles of amendment dated October 22, 1996. This registration shall perfect only security interests granted in connection with a Loan Agreement made as of November 4, 1996, as amended, between Celestica, Inc. (a predecessor to Celestica International Inc.) and 1201541 Ontario Inc. (a predecessor to Celestica International Inc.), pursuant to which Celestica, Inc. borrowed an aggregate principal amount of U.S. $200,000,000 from 1201541 Ontario Inc.;

        "PERMITTED ENCUMBRANCE CERTIFICATE" means a certificate in the form of Schedule S;

        "PERMITTED SECURITIZATION TRANSACTION" means any transaction providing for the sale, securitization or other asset-backed financing of (i) trade accounts receivable of or owing to Celestica or any Restricted Subsidiary not exceeding 30% of the book value thereof in any fiscal year, (ii) inventory of Celestica or any Restricted Subsidiary not exceeding 30% of the book value thereof in any fiscal year, or (iii) contractual rights related to (i) or (ii) provided that the terms and conditions of the subject transaction shall be on an Arm's Length basis and on commercially reasonable and usual terms;

        "PERMITTED SUBORDINATED INDEBTEDNESS" means all unsecured Indebtedness of Celestica, which, in respect of principal, is subordinated in right of payment to the payment in full in cash of all monetary Obligations and, in respect of interest, is only so subordinated upon the occurrence and during the continuance of a Default, in each case, on terms satisfactory to the Administrative Agent and the Majority Lenders, the terms of which permit Celestica at Celestica's sole option in all circumstances to satisfy such indebtedness by the issue of Shares or other securities convertible in all circumstances at the sole option of Celestica into Shares of Celestica;

        "PERSON" means an individual, company, partnership (whether or not having separate legal personality), corporation (including a business trust and a Canadian chartered bank), joint stock company, trust, unincorporated association, joint venture or other entity, or a government, state or political subdivision thereof or any agency of such government, state or political subdivision;

        "POUNDS STERLING" and "L" means the lawful currency of the United
        Kingdom;

        "PREDECESSOR CORPORATION" has the meaning described thereto in Section 13.12;

        "PREDECESSOR GUARANTEE" has the meaning described thereto in Section 13.12;

        "PRIME RATE" means the greater of (i) the variable rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as the case may be, established or quoted from time to time by the Administrative Agent as the reference rate of interest then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada and (ii) the sum of (x) the rate per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the display page designated as the CDOR Page (or any replacement page) by Reuters Money Market Service (or its successor) as of 10:00 a.m. on the date of determination as reported by the Administrative Agent, and (y) 1/2 of 1% per annum;

        "PRIME RATE ADVANCE" means a loan made by the Canadian Lenders to Celestica or a Canadian Designated Subsidiary in Canadian Dollars on which interest is payable based on the Prime Rate;

        "PROPERTY" has the meaning ascribed thereto in Section 12.5;

        "PURCHASE MONEY OBLIGATIONS" means any Lien created, issued or assumed by Celestica or any Subsidiary to secure indebtedness assumed as part of, or issued or incurred to pay or provide funds to pay, all or a part of the purchase price of any property (other than the shares, stock or other securities of any Subsidiary or of any corporation which becomes a Subsidiary upon such purchase, except for an Unrestricted Subsidiary);

        "REIMBURSEMENT OBLIGATION" has the meaning specified in Section 3.4;

        "RELEASE" has the meaning specified in Section 8.1(h)(i);

        "RELEVANT CONSENT FACILITY AGENT" means with respect to each Consent Designated Subsidiary, the Consent Facility Agent for such Consent Designated Subsidiary, appointed in accordance with Section 7.1(c)(iii);

        "RELEVANT CONSENT LENDERS" has the meaning specified in Section 7.2(b);

        "RELEVANT FACILITY AGENT" means:

        (a) With respect to Celestica and any Canadian Designated Subsidiary, the Canadian Facility Agent, acting through its Toronto Office;

        (b) With respect to any U.S. Designated Subsidiary, the U.S. Facility Agent, acting through its Toronto Office;

        (c) With respect to any U.K. Designated Subsidiary, the U.K. Facility Agent acting through its London Office; and

        (d) With respect to any Consent Designated Subsidiary, the Relevant Consent Facility Agent, acting through an office determined by the Administrative Agent in conjunction with Celestica;

        and "FACILITY AGENT" means any one of them;

        "RELEVANT LENDERS" means, for Celestica and any Canadian Designated Subsidiary, the Canadian Lenders, for any U.S. Designated Subsidiary, the U.S. Lenders, for any U.K. Designated Subsidiary, the U.K. Lenders and for any Consent Designated Subsidiary, the Consent Lenders;

        "RESTRICTED SUBSIDIARY" means each and every Subsidiary of Celestica which is not at the time an Unrestricted Subsidiary. For greater certainty, a Subsidiary of an Unrestricted Subsidiary shall not be a Restricted Subsidiary;

        "ROLLOVER" means a rollover of a LIBOR Advance or a Bankers' Acceptance pursuant to and in accordance with Sections 2.12, 4.4 and 4.5;

        "ROLLOVER NOTICE" means a notice substantially in the form of Schedule
        K;

        "SCHEDULE I REFERENCE LENDERS" means, where there are three or fewer Canadian Lenders which are Canadian chartered banks that are listed on
        Schedule I to the Bank Act (Canada), all such Lenders, and where there are more than three such Lenders, three of such Lenders chosen by the Administrative Agent and identified by written notice to Celestica; provided that if the Administrative Agent is also a Lender, the Administrative Agent shall be one of the Lenders comprising the Schedule I Reference Lenders;

        "SCHEDULE II REFERENCE LENDERS" means, where there are two or fewer Canadian Lenders which are Canadian chartered banks that are listed on
        Schedule II to the Bank Act (Canada), all such Lenders, and where there are more than two such Lenders, two of such Lenders chosen by the Administrative Agent and identified by written notice to Celestica and where there is one such Lender, that Lender;

        "SCOTIABANK" means The Bank of Nova Scotia, a Canadian chartered bank;

        "SENIOR UNSECURED CREDIT AGREEMENT" means the Credit Agreement dated as of July 7, 1998 among Celestica and the Subsidiaries of Celestica designated therein, as borrowers, Scotiabank as Administrative Agent, Canadian Facility Agent, U.S. Facility Agent and U.K. Facility Agent and Scotiabank and the Financial Institutions named therein as lenders as same may be amended, restated, supplemented, extended or replaced from time to time;

        "SHARES", as applied to the shares of any corporation or other entity, means the shares or other ownership interests of every class whether now or hereafter authorized, regardless of whether such shares or other ownership interests shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such corporation or other entity;

        "SPECIAL PURPOSE SUBSIDIARY" means any Subsidiary of Celestica which (a) is formed for the purpose of effecting any Permitted Securitization Transaction and engaging in other activities reasonably related thereto, and, where applicable, (b) is structured as a "bankruptcy-remote subsidiary" in accordance with customary practices in the asset-backed securitization market;

        "SUBSIDIARY" means, with respect to any Person, any corporation, company or other similar business entity (including, for greater certainty, a Canadian chartered bank) of which more than fifty per cent (50%) of the outstanding Shares or other equity interests (in the case of Persons other than corporations) having ordinary voting power to elect a majority of the board of directors or the equivalent thereof of such corporation, company or similar business entity (irrespective of whether at the time Shares of any other class or classes of the Shares of such corporation, company or similar business entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person;

        "SUBSTITUTE LENDERS" has the meaning specified in Section 11.14;

        "SUCCESSOR AGENT" has the meaning specified in Section 11.10;

        "SUCCESSOR CORPORATION" has the meaning specified in Section13.12(a);

        "SWING LINE ADVANCE" means a Canadian Swing Line Advance, a U.S. Swing Line Advance or, subject to Section 2.22(c), a Consent Swing Line Advance;

        "SWING LINE LENDER" means any of the Canadian Swing Line Lender, the U.S. Swing Line Lender or a Consent Swing Line Lender as the context may require;

        "SYNTHETIC LEASE" means the Master Lease and Open-end Mortgage dated as of February 12, 1998 made between Celestica Corp. (under its former name, Celestica Colorado, Inc.) and BMO Leasing (U.S.) Inc., as same may be amended, restated, supplemented, extended or replaced from time to time, including, without limitation, the amendment dated December 31, 1998 pursuant to which Celestica Corp. (under its former name Celestica
        (USA), Inc.) assumed the liabilities of Celestica Colorado, Inc. under such Master Lease and Open-end Mortgage;

        "TAKE-OVER BID" means an offer to acquire made by Celestica or any Restricted Subsidiary, alone or acting jointly or in concert with any other Person or Persons (collectively, the "offeror") to any holder of Shares or securities convertible, exchangeable or exercisable into Shares (the "Target Shares") of the offeree issuer, which has not been solicited by or made at the request of the board of directors of the offeree issuer or with respect to which the board of directors of the offeree issuer has not recommended acceptance, where the Target Shares subject to the offer to acquire, together with the Target Shares held by or on behalf of the offeror on the date of the offer, constitute, in aggregate, 20% (or such lesser percentage as would require compliance with the formal requirements governing take-over bids (such as the delivery of circulars or equivalent disclosure documents to shareholders under Applicable Law)) or more of the outstanding Target Shares at the date of the offer to acquire, but excluding any such offer which, under the Applicable Law of the jurisdiction in which such offer is made, would be exempt from such formal requirements;

        "TAKE-OVER BID NOTICE" has the meaning specified in Section 2.3;

        "TANGIBLE NET WORTH" of Celestica, on a consolidated basis, means, at any particular time, without duplication, the sum, determined in accordance with GAAP, of:

        (a)     capital stock;

        (b)     preferred stock;

        (c)     paid-in capital;

        (d)     retained earnings; and

        (e) cumulative translation adjustment (whether positive or negative);

        minus the sum of any amounts shown on account of any:

        (f) patents, patent applications, service marks, industrial designs, copyright and trade marks;

        (g)     goodwill and other intangibles; and

        (h) any equity in, loan to or other investment or interest in an Unrestricted Subsidiary whatsoever;

        "TARGET" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System;

        "TAXES" includes all present and future income, corporation, capital gains, capital and value-added and goods and services taxes and all stamp, franchise and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof;

        "TORONTO OFFICE" means the office of the Canadian Facility Agent and the U.S. Facility Agent located at 44 King Street West, 14th Floor, Toronto, Ontario, Canada M5H lH1 (facsimile: 416-866-5991) or such other address as either of the Canadian Facility Agent or the U.S. Facility Agent may designate by notice to Celestica;

        "TRANSFER NOTICE" means a notice substantially in the form of Schedule
        L;

        "TREATY" means the Treaty Establishing the European Community being the Treaty of Rome dated the 25th day of March, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on the 7th day of February, 1992 and came into force on the 1st day of November, 1993), as amended from time to time;

        "TREATY COUNTRY" means each state described as a participating Member State in any EMU Legislation, whether in the first wave or subsequently;

        "TRUST INDENTURE" has the meaning specified in Section 13.17;

        "U.K. DESIGNATED SUBSIDIARY" means a Designated Subsidiary which was incorporated, continued, amalgamated or otherwise created in accordance with and continues to be governed by the laws of a member of the United Kingdom and which is domiciled in the United Kingdom;

        "U.K. FACILITY AGENT" means Scotiabank when acting in its capacity as facility agent in respect of Advances to and payments or repayments by a U.K. Designated Subsidiary;

        "U.K. LENDERS" means the financial institutions set out in Schedule C;

        "UNITED STATES DOLLARS" and "U.S. $" means the lawful currency of the United States of America in immediately available funds;

"U.S. DESIGNATED SUBSIDIARY" means a Designated Subsidiary which was incorporated, continued, amalgamated or otherwise created in accordance with and continues to be governed by the laws of a state of the United States of America and which is domiciled in the United States of America;

"U.S. FACILITY AGENT" means Scotiabank when acting in its capacity as facility agent in respect of Advances to and payments or repayments by any U.S. Designated Subsidiary;

"U.S. LENDERS" means the financial institutions set out in Schedule B;

"U.S. SWING LINE ADVANCE" means an Advance made pursuant to the provisions of
Section 2.22(b);

"U.S. SWING LINE LENDER" means the Atlanta Agency of The Bank of Nova Scotia or such other U.S. Lender as may have agreed to act as a U.S. Swing Line Lender and to which Scotiabank and Celestica may have agreed to acting as a U.S. Swing Line Lender from time to time; and

"UNRESTRICTED SUBSIDIARY" means a Subsidiary of Celestica designated by Celestica as such in accordance with Section 7.4 of this Agreement and any Subsidiary of an Unrestricted Subsidiary.

1.2     Headings

The division of this Agreement into Articles and Sections and the insertion of an index and headings are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto. Save as expressly provided herein, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3     Use of Defined Terms

Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Drawdown Notice, Conversion Notice, Rollover Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

1.4     Extended Meanings

Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

1.5     Cross References

Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other

Loan Document, as the case may be, and unless otherwise specified referenced in the Article, Section or definition to any Clause are references to such Clause of such Article, Section or definition.

1.6     Reference to Agent or Lenders

Any reference in this Agreement to an Agent or a Lender shall be construed so as to include its permitted successors, transferees or assigns hereunder in accordance with their respective interests.

1.7     Accounting Terms

Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those Canadian generally accepted accounting principles as now or (except as provided in clause (a)(iii) of the definition of Net Funded Debt) hereafter adopted by the Canadian Institute of Chartered Accountants or any successor thereto ("GAAP") and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles, consistently applied; provided that, if Celestica notifies the Administrative Agent that it wishes to amend any covenant in Section 9.3 to eliminate the effect of any change in GAAP or any change in the application of accounting policies on the operation of such covenant (or the Administrative Agent notifies Celestica that the Majority Lenders wish to amend Section 9.3 for such purpose), Celestica's compliance with such covenant shall be determined on the basis of GAAP or accounting policies in effect immediately before the relevant change in GAAP or change in accounting policies became effective, until either such notices are withdrawn or such covenant is amended in a manner satisfactory to Celestica, the Administrative Agent and the Majority Lenders.

1.8     Consolidated Financial Statements and Consolidated Accounts

Notwithstanding Section 1.7, wherever in this Agreement reference is made to a consolidated financial statement of Celestica or to a determination to be made on a consolidated basis, such reference shall be deemed to be to a consolidated financial statement or consolidated basis, determined in accordance with GAAP, which consolidates only the financial statements or accounts of Celestica and its Subsidiaries, excluding all Unrestricted Subsidiaries, with investments by Celestica or any Restricted Subsidiary in Unrestricted Subsidiaries accounted for using equity accounting. At any time that Celestica and all Restricted Subsidiaries have no Unrestricted Subsidiaries, all references to consolidated financial statements herein shall be deemed to be references to the fully consolidated financial statements of Celestica.

1.9     Non-Banking Days

Except as otherwise specified herein, whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any monetary amount, the extension of time shall be included for the purposes of computation of interest or fees thereon.

1.10    References to Time of Day

Except as otherwise specified herein, a time of day shall be construed as a reference to Toronto, Canada time.

1.11    Severability

In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

1.12    Currency

All monetary amounts in this Agreement refer to United States Dollars unless otherwise specified.

1.13    References to Statutes

Except as otherwise provided herein, any reference in this Agreement to a statute shall be construed to be a reference to such statute as the same may have been, or may from time to time be, amended, reformed or otherwise modified or re-enacted from time to time.

1.14    References to Agreements

Except as otherwise provided herein, any reference herein to this Agreement, any other Loan Document or any other agreement or document shall be construed to be a reference to this Agreement, such Loan Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, restated, extended, supplemented or replaced.

1.15    Consents and Approvals

Whenever the consent in writing or approval in writing of a party hereto is required in a particular circumstance, unless otherwise expressly provided for therein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.16    Schedules

The following are the Schedules attached hereto and incorporated by reference and deemed to be part hereof:


Schedule A     -      Canadian Lenders

Schedule B     -      U.S. Lenders

Schedule C     -      U.K. Lenders

Schedule D     -      Lenders' Commitments

Schedule E     -      Applicable Margin, Facility Fee and LC Fee

Schedule F     -      Quarterly Certificate on Covenants

Schedule G     -      Conversion Notice

Schedule H     -      Designated Subsidiary Agreement

Schedule I     -      Drawdown Notice and Notice of Swing Line Borrowing

Schedule J     -      Guarantees

Schedule K     -      Rollover Notice

Schedule L     -      Transfer Notice

Schedule M     -      Issuance Request

Schedule N     -      Acceptance Note

Schedule O     -      Consent Lender Notice

Schedule P     -      Mandatory Cost Calculation

Schedule Q     -      Opinions of Counsel

Schedule R     -      Extension Request

Schedule S     -      Permitted Encumbrance Certificate





ARTICLE 2

THE FACILITY

2.1     Establishment of the Facility

Upon the terms and subject to the conditions hereof, each of the Lenders hereby severally agrees to make its Global Rateable Portion of the Facility available to the Borrowers as specified in Sections 2.2, 2.3 and 2.22.

2.2     Purpose, Nature and Term of the Facility

(a) The Facility is being made available to the Borrowers by the Lenders for the business and operations of the Borrowers and their respective Restricted Subsidiaries, including, without limitation and for greater certainty, to finance acquisitions of companies which, after the acquisition thereof, will become Restricted Subsidiaries or assets which, after the acquisition thereof, will be owned by Celestica or a Restricted Subsidiary and for commercial paper support.

(b) Advances under the Facility shall not be used by any Borrower to finance the acquisition of, investment in, loan to or to provide working capital to an Unrestricted Subsidiary. Letters of Credit shall not be available to support or secure any Indebtedness of an Unrestricted Subsidiary, including, without limitation, a loan or other advance to an Unrestricted Subsidiary.

(c) Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.8) the Facility shall be a revolving credit facility and the Borrowers may borrow, repay and reborrow under the Facility as they see fit at any time prior to the Conversion Date. The Facility shall terminate on the Final Maturity Date.

2.3     Term and Availability of Advances

(a) The Facility shall be available for Drawdowns by the Borrowers, at the option of the Borrowers, as follows:

(i) to Celestica or any Canadian Designated Subsidiary, Drawdowns from Canadian Lenders, each in a minimum amount of Cdn. $5,000,000 and integral multiplies of Cdn. $100,000 in excess thereof, in Canadian Dollars by way of Prime Rate Advances;

(ii) to Celestica or any Canadian Designated Subsidiary, Drawdowns from Canadian Lenders, each in a minimum amount of Cdn. $5,000,000 and integral multiplies of Cdn. $100,000 in excess thereof, in Canadian Dollars by way of Bankers' Acceptance Advances;

(iii) to Celestica or any Canadian Designated Subsidiary, Drawdowns from Canadian Lenders, each in a minimum amount of U.S. $5,000,000 and integral multiples of U.S. $100,000 in excess thereof, in United States Dollars by way of Base Rate Canada Advances;

(iv) to Celestica or any Canadian Designated Subsidiary, Drawdowns from Canadian Lenders, each in a minimum amount of U.S. $5,000,000 and integral multiples of U.S. $100,000 in excess thereof, in United States Dollars by way of LIBOR Advances;

(v) to any U.S. Designated Subsidiary, Drawdowns from U.S. Lenders, each in a minimum amount of U.S. $5,000,000 and integral multiples of U.S. $100,000 in excess thereof, in United States Dollars by way of Base Rate Advances; (vi) to any U.S. Designated Subsidiary, Drawdowns from U.S. Lenders, each in a minimum amount of U.S. $5,000,000 and integral multiples of U.S. $100,000 in excess thereof, in United States Dollars by way of LIBOR Advances;

(vii) to Celestica U.K. or any other U.K. Designated Subsidiary, Drawdowns from U.K. Lenders, each in a minimum amount of U.S. $5,000,000 and integral multiples of U.S. $100,000 in excess thereof, in United States Dollars by way of LIBOR Advances provided that any Drawdown from U.K. Lenders by way of LIBOR Advance the Interest Period of which is seven days, the minimum amount of such Drawdown shall be equal to U.S. $2,000,000 on the day of the subject Drawdown Notice and integral multiples equal to U.S. $100,000 in excess thereof;

(viii) to Celestica U.K. or any other U.K. Designated Subsidiary, Drawdowns from U.K. Lenders, each in a minimum Equivalent Amount equal to U.S. $5,000,000 on the day of the subject Drawdown Notice, and integral multiples equal to, if so converted, U.S. $100,000, in excess thereof in, at the Borrower's option, any Freely Tradeable European Currency by way of LIBOR Advances, provided that any Drawdown from U.K. Lenders by way of LIBOR Advance the Interest Period of which is seven days, the minimum Equivalent Amount of such Drawdown shall be equal to U.S. $2,000,000 on the day of the subject Drawdown Notice, and integral multiples equal to, if so converted, U.S. $100,000, in excess thereof;

(ix) to a Consent Designated Subsidiary, Drawdowns from the Relevant Consent Lenders, each in a minimum amount of U.S. $5,000,000 and integral multiplies of U.S. $100,000 in excess thereof or in a minimum Equivalent Amount equal to U.S. $5,000,000 on the day of the subject Drawdown Notice, and integral multiples equal to, if so converted, U.S. $100,000, in excess thereof in, at the Borrower's option, United States Dollars or any Freely Tradeable European Currency by way of LIBOR Advances; and

(x) to Celestica, Letters of Credit from the Issuing Bank on behalf of the Canadian Lenders in, at the option of Celestica, Canadian Dollars, United States Dollars or any Freely Tradeable European Currency, in accordance with Article 3.

(b) Each Drawdown of an Advance pursuant to Section 2.3(a)(i) to (ix) shall be made by irrevocable Drawdown Notice, which Drawdown Notice shall be given by Celestica or any Canadian Designated Subsidiary to the Canadian Facility Agent, by any U.S. Designated Subsidiary to the U.S. Facility Agent, by any U.K. Designated Subsidiary to the U.K. Facility Agent, by any Consent Designated Subsidiary to the Relevant Consent Facility Agent (and to such other Person as may be agreed between the Administrative Agent and Celestica), not later than (x) 10:00 a.m. Toronto, Canada time on the Banking Day prior to the relevant Drawdown Date in the case of Prime Rate Advances, Bankers' Acceptance Advances, Base Rate Canada Advances and Base Rate Advances,
(y) 10:00 a.m. London, England time on the Banking Day prior to the relevant Drawdown Date in the case of a LIBOR Advance in Pounds Sterling, and (z) 10:00 a.m. London, England time and 10:00 a.m. New York, New York time on the third Banking Day prior to the relevant Drawdown Date in the case of a LIBOR Advance in United States Dollars or in Euros.

(c) The Borrowers shall have the right to convert one currency into another as they see fit, but subject to the terms of this Agreement, including, without limitation, those provisions set out in items (i) to (x) of subsection (a) above if the Conversion relates to an Advance other than a Swing Line Advance, providing for the manner in which the Facility is available to each Borrower. A Borrower may not make a Drawdown under the Facility if, as a result of such Drawdown, the sum of (i) the Equivalent Amount, expressed in United States Dollars, of the aggregate principal amount of all Prime Rate Advances and Acceptance Notes outstanding under the Facility, plus (ii) the Equivalent Amount, expressed in United States Dollars, of the aggregate Face Amount of all Bankers' Acceptances outstanding under the Facility, plus (iii) the Equivalent Amount, expressed in United States Dollars, of the maximum amount which may be drawn under all Letters of Credit outstanding under the Facility, plus (iv) the Equivalent Amount, expressed in United States Dollars, of the aggregate principal amount of all LIBOR Advances in Freely Tradeable European Currencies outstanding under the Facility, plus (v) the aggregate principal amount of all LIBOR Advances in United States Dollars outstanding under the Facility, plus
(vi) the aggregate principal amount of all Base Rate Advances outstanding under the Facility, plus (vii) the aggregate principal amount of all Base Rate Canada Advances outstanding under the Facility (collectively, the "Outstanding Amount") would exceed the aggregate of all Commitments of the Lenders at such time (or such lesser amount as may be available following a cancellation in part of the Facility pursuant to Section 2.7).

(d) If a Borrower wishes to make a Drawdown under the Facility for the purpose of financing a Take-over Bid, such Borrower shall deliver to the Administrative Agent a written notice (a "Take-over Bid Notice") thereof at least ten (10) Banking Days prior to the day on which it gives to the Relevant Facility Agent a Drawdown Notice requesting such Drawdown. Such Take-over Bid Notice shall include the details of such Take-over Bid. As soon as possible, but in any event within five (5) Banking Days of the giving of the Take-over Bid Notice, each Relevant Lender shall, acting reasonably and in good faith, determine whether or not it wishes to fund its Main Facility Rateable Portion of such Drawdown. Notwithstanding any other provisions hereof, if any Relevant Lender determines that it does not wish to fund its Main Facility Rateable Portion of such Drawdown, such Relevant Lender shall not be required to fund its Main Facility Rateable Portion of such Drawdown and the Drawdown shall be reduced accordingly.

(e)     This Section 2.3 shall not apply to Swing Line Advances.

2.4     Lenders' Obligations

(a)     The obligations of the Lenders hereunder are several and not joint.

(b) Save as otherwise specifically provided herein, each Canadian Lender, U.S. Lender, U.K. Lender and Consent Lender shall participate in each Advance (other than, for certainty, any Swing Line Advance) referred to in the applicable provisions of Section 2.3 in accordance with its Main Facility Rateable Portion.

(c) The failure of any Lender to make available its share of any Advance required to be made by it under this Agreement shall not relieve any other Lender of its obligation to make available its share of any Advance required to be made under this Agreement.

2.5     Repayment of Advances by Former Designated Subsidiaries

Provided that the Facility is not earlier accelerated in accordance with Article 10, a Subsidiary which is no longer a Designated Subsidiary by virtue of the delivery of a notice in writing to the Administrative Agent to that effect by Celestica in accordance with Section 7.1(d) of this Agreement shall repay to the Relevant Facility Agent the principal amount of Advances made by the Lenders to such Subsidiary, together with all accrued and unpaid interest thereon, on the day which is five (5) Banking Days after the date of delivery of such notice by Celestica to the Administrative Agent in accordance with Section 7.1(d) of this Agreement.

2.6     Repayment of Facility

(a) In the event that, at any time, the Outstanding Amount exceeds the maximum amount allowed pursuant to Section 2.3 due to changes in exchange rates, then Celestica shall forthwith repay to the Canadian Facility Agent or cause another Borrower to forthwith repay to the Relevant Facility Agent that portion of the Outstanding Amount which is in excess of the maximum amount allowed pursuant to Section 2.3; provided, however, that unless the Outstanding Amount exceeds One Hundred and Five Per Cent (105%) of the aggregate Commitments under the Facility, there shall be no such obligation to make a repayment hereunder until the next following Interest Payment Date, Drawdown Date, date of Rollover or date of Conversion (whichever is the first to occur following receipt of written notice of determination of such Outstanding Amount by the Administrative Agent to Celestica) and provided further that if such repayment would result in the repayment of a Bankers' Acceptance Advance prior to its maturity date or the repayment of an Acceptance Note or a LIBOR Advance prior to the last day of its Interest Period, Celestica may, or may cause another Borrower to, at its option and in lieu of repayment of such Advances, deposit with the Relevant Facility Agent cash collateral in an amount equal to the required repayment amount to be held by the Relevant Facility Agent for distribution to the Relevant Lenders as repayment of a Bankers' Acceptance Advance on its maturity date (or the last day of its then current Interest Period in the case of an Acceptance Note) or repayment of an Acceptance Note or a LIBOR Advance on the last day of its then current Interest Period, as the case may be.

(b) Provided that the Facility is not prepaid or accelerated in accordance with Article 10, each Borrower shall repay the principal amount of all Advances made to it outstanding under the Facility, together with accrued and unpaid interest thereon, on the Final Maturity Date to the Relevant Facility Agent and, in the event that the expiry date of any Letter of Credit is after the Final Maturity Date, Celestica shall deposit with the Canadian Facility Agent, on behalf of the Issuing Bank, an amount equal to the undrawn Face Amount of any such issued and outstanding Letter of Credit. Such amount shall be held by the Canadian Facility Agent in an interest-bearing account and shall be applied to satisfy Celestica's obligations pursuant to Section 3.4 in the event that the Issuing Bank is called upon by a beneficiary to honour a Letter of Credit. Following the expiry of all such Letters of Credit, the Canadian Facility Agent shall pay to Celestica the amounts so deposited, together with any interest accrued thereon less any amount paid by the Canadian Facility Agent to the Issuing Bank.

(c) All repayments of the Facility by the Borrowers shall be in a minimum amount equal to the minimum amount of a Drawdown of each type of Advance set out in Section 2.3 and amounts in excess thereof in integral multiples of U.S. $100,000, or the Equivalent Amounts thereof in the currency in which each Advance is denominated except in the event of a Rollover of an Advance into a lesser amount than the Advance then outstanding or a repayment pursuant to paragraphs (a) and (b) of Section 2.6 which may be in any amount. Repayments of any Advance outstanding under the Facility shall be made in the currency in which such Advance is denominated.

2.7     Payments/Cancellation or Reduction

Celestica may at any time, including, without limitation, during the period between the Conversion Date and the Final Maturity Date, upon giving at least three (3) Banking Days' prior notice to the Administrative Agent, repay, or cause another Borrower to repay and, in each case, cancel, any drawn portion of the Facility or cancel in full or, from time to time, in part, any undrawn portion of the Facility; provided, however, that:

(a) if any such repayment relates to Bankers' Acceptances, Acceptance Notes or Letters of Credit, which have not matured, the Borrower to which such Advance was made shall, at such time, deposit in a cash collateral account opened and maintained by the Canadian Facility Agent such amount as may be required to yield an amount equal to the aggregate undiscounted Face Amount of such instruments on the maturity dates thereof;

(b) in the event that any such repayment relates to a LIBOR Advance other than on the scheduled last day of the applicable Interest Period, the Borrower to which such Advance was made shall contemporaneously pay to the Relevant Facility Agent all applicable breakage costs, being any loss or expense incurred by the Relevant Lenders by reason of the resulting liquidation or re-employment of deposits of funds;

(c) any such reduction shall be in a minimum amount of U.S. $5,000,000 and cancellations in excess thereof shall be in increments of U.S. $100,000;

(d) any cancellation shall reduce the Commitment of each Lender on a pro rata basis having regard to the Commitment of each Lender; and

(e) any such cancellation shall permanently reduce the Facility and may not be reinstated.

2.8     Final Maturity Date; Extension of Conversion Date

(a)     Final Maturity Date. Subject to Section 2.7, this Section 2.8, Section
10.2 and Section 10.5, the Facility shall be available until the Final Maturity Date. Notwithstanding the termination of availability of the Facility, until all of the Obligations (other than contingent indemnity obligations) of the Borrowers shall have been fully and indefeasibly paid and satisfied and all financing arrangements among the Borrowers and the Lenders with respect to the Obligations shall have been cancelled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

(b) Extension of Conversion Date. Not more than 90 days nor less than 60 days before the then effective Conversion Date, Celestica may request, by delivery of an Extension Request (which shall include the consent of all Guarantors) to the Administrative Agent, that the Conversion Date be extended for an additional period of 364 days. Within 5 days after receipt of such Extension Request, the Administrative Agent shall notify each Lender of the Extension Request by Celestica and provide each Lender with a copy of such Extension Request. Within 25 days after Celestica has delivered such Extension Request, each Lender shall give the Administrative Agent notice in writing of its decision to agree to so extend or to deny the requested extension (and the failure to provide such notice shall be deemed to be a decision to deny the requested extension). Within 5 days following the aforesaid 25 day period, the Administrative Agent shall give written notice to Celestica and the Lenders advising as to those Lenders who have agreed to the requested extension (for purposes of this Section 2.8, the "Approving Lenders") and those Lenders who have not agreed to or who have been deemed to have not agreed to the requested extension (for purposes of this Section 2.8, the "Dissenting Lenders").

(i) If all Lenders approve the requested extension, the Facility shall be extended for a further 364 days and the Conversion Date shall be the date that is 364 days from the date that had been the Conversion Date.

(ii) If Lenders having Commitments equal to at least 66 K% but less than 100% of the Commitments approve the requested extension then an Approving Lender, at its option, may acquire all or any portion of the rights and obligations of the Dissenting Lenders under the Facility by giving written notice to the Administrative Agent of the portion of the rights and obligations of the Dissenting Lenders which such Approving Lender is prepared to acquire. Such notice shall be given within 10 days following receipt of the notice from the Administrative Agent advising as to the Approving Lenders and the Dissenting Lenders pursuant to Section 2.8(b). If more than one Approving Lender gives notice to the Administrative Agent that it wishes to acquire all or a portion of the rights and obligations of the Dissenting Lenders under the Facility, then each Approving Lender shall, subject to Section 2.8(b)((iii) be entitled to acquire its pro rata share of the rights and obligations of the Dissenting Lenders under the Facility. For the purpose of this Section 2.8(b)(ii), the Approving Lenders' pro rata shares shall be determined based on the Commitments (before acquisition under this Section 2.8(b)(ii)) of each of the Approving Lenders wishing to acquire a portion of the rights and obligations of the Dissenting Lenders under the Facility. The Administrative Agent shall give written notice to Celestica within five days following the expiry of the time for Approving Lenders to give notice of acquisition pursuant to this
Section 2.8(b)(ii), of the Commitments of the Dissenting Lenders so acquired.

(iii) If one or more of the Approving Lenders (for purposes of this Section 2.8(b)(iii), the "Acquiring Lenders") has given notice to the Administrative Agent that it wishes to acquire all or a portion of the rights and obligations of the Dissenting Lenders under the Facility pursuant to Section 2.8(b)(ii), then, concurrently with the notice given to Celestica pursuant to Section 2.8(b)(ii), the Administrative Agent shall give notice to each of the Acquiring Lenders setting out the Commitments of and the amount of the outstanding Advances made by the Dissenting Lenders to be acquired by each of the Acquiring Lenders in accordance with Section 2.8(b)(ii) and of the date (for purposes of this Section 2.8(b)(iii), the "Acquisition Date") on which the acquisition shall be effective. The Acquisition Date shall be the tenth day following the date of the notice given pursuant to this Section 2.8(b)(iii). At or before 11:00 a.m. (Toronto, Canada time) on the Acquisition Date, each Acquiring Lender shall deposit with or transfer to the Administrative Agent for the account of the Dissenting Lenders an amount equal to the amount of the outstanding credit to be acquired by it pursuant to this Section 2.8(b)(iii). Upon receipt of such amounts, the Administrative Agent and the Relevant Facility Agent shall (i) disburse such amounts to each of the Dissenting Lenders in accordance with their respective entitlement thereto against delivery of forms of Transfer Notice executed by each of the Dissenting Lenders; and (ii) make appropriate entries in the books of account regarding the Facility. The provisions of Section 13.11(b),
(c) and (d) shall apply mutatis mutandis to any acquisition pursuant to this
Section 2.8(b)(iii). Each acquisition of the outstanding Advances of a Dissenting Lender by an Acquiring Lender shall be subject to the prior consent of Celestica, which consent shall not be unreasonably withheld or delayed, provided that it shall not be unreasonable for Celestica to withhold its consent if such acquisition gives rise to a claim for increased costs pursuant to
Article 5 or any obligation on the part of an Obligor to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement, in excess of what would have been the case without such acquisition, but it shall be unreasonable for Celestica to withhold its consent if such Acquiring Lender waives the rights to any benefits under Section 5.7 in respect of the Advances purchased by it pursuant to this clause (iii).

(iv) If Lenders having Commitments equal to at least 66 K% but less than 100% of the Commitments approve the requested extension and if the Acquiring Lenders have not acquired all of the rights and obligations of the Dissenting Lenders pursuant to Section 2.8(b)(iii), then Celestica may, at its option, either (A) locate one or more other financial institutions (for purposes of this Section 2.8(b)(iv), "Alternate Lenders"), satisfactory to the Administrative Agent acting reasonably, to become Lenders and to acquire all or a pro rata share of the rights and obligations of the Dissenting Lenders under the Facility which have not been acquired by the Acquiring Lenders or (B) repay to the Relevant Facility Agent on behalf of such Dissenting Lenders all of the outstanding Advances which have been advanced by such Dissenting Lenders and all accrued and unpaid interest and fees thereon without any repayment to any other Lenders. For the purpose of this Section 2.8(b)(iv), the Alternate Lenders' pro rata shares shall be determined based on the Commitments of each of the Alternate Lenders wishing to acquire a portion of the rights and obligations of the Dissenting Lenders under the Facility. If all of the rights and obligations of the Dissenting Lenders have not been acquired by Acquiring Lenders or Alternate Lenders or both or if all of the credit outstanding hereunder which has been extended by such Dissenting Lenders and all accrued and unpaid interest and fees thereon have not been repaid as aforesaid on or before the then current Conversion Date, there shall be no extension of the then current Conversion Date and Section 2.8(b)(v) shall apply. If (A) all of the rights and obligations of the Dissenting Lenders have been acquired by Acquiring Lenders and/or Alternate Lenders and/or (B) if all of the Advances outstanding hereunder which have been advanced by such Dissenting Lenders and all accrued and unpaid interest and fees thereon have been repaid as aforesaid on or before the then current Conversion Date, the Facility shall be extended for a further 364 days and the Conversion Date shall be the date that is 364 days from the date that had been the Conversion Date.

(v) If Lenders having Commitments of less than 66 K% of the Commitments under the Facility approve the requested extension, the amount of the Facility shall be permanently reduced on the Conversion Date to the aggregate of the Advances outstanding on the Conversion Date under the Facility, there shall be no further extension of the Conversion Date and the Final Maturity Date shall be the date which is two years from the then effective Conversion Date, provided that the Facility shall, as at the then effective Conversion Date, cease to be revolving in nature.

A Dissenting Lender shall remain committed to make Advances under the Facility until the earlier of the date on which the Obligations owing to it are assigned or repaid as aforesaid and the Final Maturity Date as determined in accordance with Section 2.8(b)(v).

2.9     Interest on Prime Rate Advances

Interest on each Prime Rate Advance shall accrue at a rate per annum equal to the Prime Rate in effect from time to time during the period of time that the Prime Rate Advance is outstanding. Such interest shall be payable to the Canadian Facility Agent at its Toronto Office in Canadian Dollars on a quarterly basis in arrears on the last Banking Day of each of March, June, September and December (each herein referred to as an "Interest Payment Date") in each year for the period from and including the Drawdown Date for such Advance (or, if applicable, the date on which such Advance was converted into a Prime Rate Advance) or the preceding Interest Payment Date for such Prime Rate Advance, as the case may be, to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Prime Rate Advance from time to time outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 or 366 days (in the case of an Interest Payment

Date occurring in a leap year). Changes in the Prime Rate shall cause an automatic and immediate adjustment of the interest rate payable on Prime Rate Advances without the necessity of any notice to the Borrowers.

2.10    Interest on Base Rate Canada Advances

Interest on each Base Rate Canada Advance shall accrue at a rate per annum equal to the Base Rate Canada in effect from time to time during the period of time that the Base Rate Canada Advance is outstanding. Such interest shall be payable to the Canadian Facility Agent at its Toronto Office in United States Dollars quarterly in arrears on each Interest Payment Date in each year for the period from and including the Drawdown Date for such Advance (or, if applicable, the date on which such Advance was converted into a Base Rate Canada Advance) or the preceding Interest Payment Date for such Base Rate Canada Advance, as the case may be, to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Base Rate Canada Advance from time to time outstanding during such period and on the basis of the actual number of days elapsed and the number of days deemed to be included in a year by the definition of the rate used to set Base Rate Canada. Changes in the Base Rate Canada shall cause an automatic and immediate adjustment of the interest rate payable on Base Rate Canada Advances without the necessity of any notice to the Borrowers.

2.11    Interest on Base Rate Advances

Interest on each Base Rate Advance shall accrue at a rate per annum equal to the Base Rate in effect from time to time during the period of time that the Base Rate Advance is outstanding. Such interest shall be payable to the U.S. Facility Agent at its Toronto Office in United States Dollars quarterly in arrears on each Interest Payment Date in each year for the period from and including the Drawdown Date for such Advance (or, if applicable, the date on which such Advance was converted into a Base Rate Advance) or the preceding Interest Payment Date for such Base Rate Advance, as the case may be, to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Base Rate Advance from time to time outstanding during such period and on the basis of the actual number of days elapsed in a year of 360 days. Changes in the Base Rate shall cause an automatic and immediate adjustment of the interest rate payable on Base Rate Advances without the necessity of any notice to the Borrowers.

2.12    LIBOR Advances

(a) LIBOR Advances shall be available for Drawdown, Conversion or Rollover in United States Dollars and in Freely Tradeable European Currencies in minimum principal amounts of U.S. $5,000,000 and integral multiples of U.S. $100,000 in excess thereof, and the relevant Equivalent Amounts thereof in the subject Freely Tradeable European Currency. Each Drawdown Notice shall specify the applicable Interest Period and the requested currency for the LIBOR Advance. The duration of each such Interest Period shall be for a period of approximately one, two, three or six months and, in respect of a LIBOR Advance to a U.K.

Designated Subsidiary, may also be for a seven (7) day period (or such other period as may be agreed to by the Administrative Agent with the consent of the Majority Lenders), as the Borrower requesting such Drawdown, Conversion or Rollover may select in the applicable Drawdown Notice, Conversion Notice or Rollover Notice. No LIBOR Advance may have an Interest Period ending after the Final Maturity Date. If any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which case such Interest Period shall be shortened to end on the immediately preceding Banking Day.

(b) If a Lender determines that deposits of the necessary amount in the requested currency for the applicable Interest Period are not available in the London interbank market or if for any other reason the Administrative Agent, acting reasonably, is unable to determine the applicable LIBO Rate, then the relevant LIBOR Advance will not be made, and the Administrative Agent will notify the Relevant Facility Agent requesting such LIBOR Advance of such event forthwith and the Relevant Facility Agent will discuss with such Borrower the particular circumstances and implications of such event. In the event that such determination is made by the Administrative Agent in the case of a proposed Rollover of an existing LIBOR Advance or a proposed Conversion of another type of Advance into a LIBOR Advance, the proposed LIBOR Advance will automatically be deemed to be a Base Rate Canada Advance, if the Borrower delivering such Rollover Notice or Conversion Notice is Celestica or a Canadian Designated Subsidiary or a Base Rate Advance, if the Borrower delivering such Rollover Notice or Conversion Notice is a U.S. Designated Subsidiary. In the event that the Borrower delivering such Rollover Notice or Conversion Notice is a U.K. Designated Subsidiary or a Consent Designated Subsidiary, the proposed LIBOR Advance or proposed Conversion of another type of Advance into a LIBOR Advance will not be made to such Borrower.

(c) Interest on any LIBOR Advance shall be calculated at a rate per annum equal to the LIBO Rate plus the Applicable Margin, plus any applicable Mandatory Cost then in effect, shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed (including the first day of each Interest Period but excluding the last day thereof) and divided by 360 or by 365 in the case of LIBOR Advances in Pounds Sterling or where market practice so requires. Interest on any LIBOR Advance shall be payable to the Relevant Facility Agent in United States Dollars (unless the LIBOR Advance is made in a Freely Tradeable European Currency, in which case it shall be payable in such currency) in arrears on the last day of the Interest Period relating thereto; provided, however, that if the Interest Period is for a term of more than three months, interest shall be payable on the last Banking Day of the first three-month period and on the last Banking Day of each three-month period thereafter, as well as on the last day of the Interest Period.

(d) If a LIBOR Advance to a U.S. Designated Subsidiary is neither repaid on the last day of an Interest Period nor converted into another type of Advance on such date pursuant to Section 2.15, and if the U.S. Facility Agent has not received a Rollover Notice or a Conversion Notice specifying the term of the next Interest Period for such LIBOR Advance at or before 10:00 a.m.

(local time in New York, New York) on the third Banking Day prior to the last day of the then current Interest Period, then the outstanding LIBOR Advance shall be deemed to be converted, by way of Conversion on the last day of the then current Interest Period, into a Base Rate Advance.

(e) If a LIBOR Advance to Celestica or a Canadian Designated Subsidiary is neither repaid on the last day of an Interest Period nor converted into another type of Advance on such date pursuant to Section 2.15, and if the Canadian Facility Agent has not received a Rollover Notice or a Conversion Notice specifying the term of the next Interest Period for such LIBOR Advance at or before 10:00 a.m. on the third Banking Day prior to the last day of the then current Interest Period, then the outstanding LIBOR Advance shall be deemed to be converted, by way of Conversion on the last day of the then current Interest Period, into a Base Rate Canada Advance.

(f) If the U.K. Facility Agent or the Relevant Consent Facility Agent, as applicable, has not received a Rollover Notice or a Conversion Notice specifying the term of the next Interest Period for a LIBOR Advance at or before 10:00 a.m. (local time in London, England) on the Banking Day prior to the last day of the then current Interest Period, then the outstanding LIBOR Advance shall be due and payable by such U.K. Designated Subsidiary or Consent Designated Subsidiary to the U.K. Facility Agent or the Relevant Consent Facility Agent, as applicable, on the last day of the then current Interest Period.

(g) Except as otherwise provided herein, LIBOR Advances shall not be repaid, prepaid or converted into another type of Advance except on the last day of any Interest Period relating thereto.

2.13    Method and Place of Payment

(a) Each payment to be made by a Borrower under this Agreement shall be made without deduction, set-off or counterclaim.

(b)     Except as provided in Section 4.2 with respect to Acceptance Fees and
Section 3.8 with respect to fees for Letters of Credit, all payments of principal, interest and fees hereunder shall be made for value at or before 12:00 noon (local time in the jurisdiction where the address for notices to the Relevant Facility Agent is located) on the day such amount is due by deposit or transfer thereof to the account of the Canadian Facility Agent maintained at its Toronto Office in the case of Celestica and any Canadian Designated Subsidiary, the account of the U.S. Facility Agent maintained at its Toronto Office in the case of any U.S. Designated Subsidiary, the account of the U.K. Facility Agent maintained at its London Office in the case of the U.K. Designated Subsidiary and the account of the Relevant Consent Facility Agent in the case of a Consent Designated Subsidiary, which account shall be located in the country in which such Consent Designated Subsidiary is domiciled or such other place as the Borrower making such payment and the Relevant Facility Agent may from time to time agree. Payments received after such time shall be deemed to have been made on the next following Banking Day.

(c)     Subject to Section 11.16, each:

(i) Canadian Lender shall be entitled to its Main Facility Rateable Portion of each repayment or prepayment of principal of a Prime Rate Advance (other than a Swing Line Advance), Acceptance Note, Base Rate Canada Advance (other than a Swing Line Advance) or payment of the Face Amount of Bankers' Acceptances made to Celestica or a Canadian Designated Subsidiary.

(ii) U.S. Lender shall be entitled to its Main Facility Rateable Portion of each repayment or prepayment of principal of a LIBOR Advance or a Base Rate Advance (other than a Swing Line Advance) made to a U.S. Designated Subsidiary;

(iii) U.K. Lender shall be entitled to its Main Facility Rateable Portion of each repayment or prepayment of principal of a LIBOR Advance made to a U.K. Designated Subsidiary; and

(iv) each Consent Lender shall be entitled to its Consent Rateable Portion of each repayment or prepayment of principal of a LIBOR Advance made to a Consent Designated Subsidiary.

(d) Notwithstanding Section 2.12(c), in the event that a Borrower is required to pay Additional Compensation to a Lender, such Borrower may prepay all or any portion of the Advances made by such Lender to such Borrower, without any obligation to prepay any portion of the Advances made by other Lenders to whom the Borrower is not required to pay Additional Compensation; provided, however, that any prepayment of a Bankers' Acceptance Advance or LIBOR Advance shall be subject to the provisions of Section 12.2.

2.14    Fees

(a) On the Closing Date, Celestica shall pay to the Administrative Agent an amendment fee specified in the letter dated February 16, 2001 addressed by Celestica to the Administrative Agent and circulated to the Lenders.

(b) During the period commencing on the date hereof and ending on the Final Maturity Date (the "relevant period"), Celestica on behalf of itself and the other Borrowers shall pay to the Administrative Agent for the account of the Lenders a fee (the "Facility Fee") calculated at the rate per annum set forth in Schedule E on the aggregate Commitments (after giving effect to any cancellation and reduction pursuant to Sections 2.7 and 2.8) hereunder during the relevant period from day to day which fee shall be payable quarterly in arrears. The portion of the Facility Fee received for the account of (i) the Canadian Lenders shall be paid by Celestica on behalf of itself and any Canadian Designated Subsidiaries; (ii) the U.S. Lenders shall be paid by Celestica on behalf of the U.S. Designated Subsidiaries; (iii) the U.K. Lenders shall be paid by Celestica on behalf of the U.K. Designated Subsidiaries; and (iv) the Relevant Consent Lenders shall be paid by Celestica on behalf of the Consent Designated Subsidiaries.

(c) Celestica shall pay to the Administrative Agent for its own account the fees specified in the letter dated March 1, 1999 addressed by Celestica to the Administrative Agent.

(d) Celestica shall pay to the Administrative Agent, in respect of the agency of each Consent Facility Agent, on the date of designation of each Consent Designated Subsidiary in accordance with Section 7.1(c) and annually thereafter, an additional fee of U.S. $5,000.

2.15    Conversion Options

Subject to the provisions of this Agreement (including, without limitation, Sections 2.11 and 4.5), a Borrower may convert any type of Advance outstanding under the Facility as follows:

(a) provided that no Event of Default has occurred and is continuing and that the relevant Borrower thereunder is Celestica or a Canadian Designated Subsidiary, a Prime Rate Advance or a portion thereof into a Bankers' Acceptance Advance by giving the Canadian Facility Agent a Conversion Notice no later than 10:00 a.m. one (1) Banking Day prior to the date of the proposed Conversion;

(b) provided that no Event of Default has occurred and is continuing and that the relevant Borrower thereunder is Celestica or a Canadian Designated Subsidiary, the Face Amount of a Bankers' Acceptance or the principal amount of any Acceptance Notes, as applicable, or a portion thereof into a Prime Rate Advance on the maturity date of the Bankers' Acceptance or the last day of the then current Interest Period of such Acceptance Note by giving the Canadian Facility Agent a Conversion Notice no later than 10:00 a.m. one (1) Banking Day prior to the date of the proposed Conversion;

(c) provided that no Event of Default has occurred and is continuing and that the relevant Borrower thereunder is Celestica or a Canadian Designated Subsidiary, a Base Rate Canada Advance or a portion thereof into a LIBOR Advance by giving the Canadian Facility Agent a Conversion Notice no later than 10:00 a.m. three (3) Banking Days prior to the date of the proposed Conversion;

(d) provided that no Event of Default has occurred and is continuing and that the relevant Borrower thereunder is Celestica or a Canadian Designated Subsidiary, a LIBOR Advance or a portion thereof into a Base Rate Canada Advance on the last day of the Interest Period of the relevant LIBOR Advance by giving the Canadian Facility Agent a Conversion Notice no later than 10:00 a.m. one (1) Banking Day prior to the date of the proposed Conversion;

(e) provided that no Event of Default has occurred and is continuing and that the relevant Borrower thereunder is a U.S. Designated Subsidiary, a Base Rate Advance or a portion thereof into a LIBOR Advance by giving the U.S. Facility Agent a Conversion Notice no later than 10:00 a.m. (local time in New York, New York) three (3) Banking Days prior to the date of the proposed Conversion; and

(f) provided that no Event of Default has occurred and is continuing and that the relevant Borrower thereunder is a U.S. Designated Subsidiary, a LIBOR Advance, or a portion thereof, denominated in United States Dollars into a Base Rate Advance on the last day of the Interest Period of the relevant LIBOR Advance by giving the U.S. Facility Agent a Conversion Notice no later than 10:00 a.m. (local time in New York, New York) one (1) Banking Day prior to the date of the proposed Conversion.

An Advance may not be converted into an Advance denominated in a currency other than the currency in which the original Advance was made; however, an Advance denominated in one currency may be repaid concurrently with the Drawdown of an Advance denominated in another currency.

2.16    Execution of Notices

All Drawdown Notices, Conversion Notices, Rollover Notices and notices of repayment or cancellation and, unless otherwise provided herein, all other notices, requests, demands or other communications to be given to the Administrative Agent or the Relevant Facility Agent, as applicable, by a Borrower hereunder shall be executed by any one officer or director of the Borrower making each such Drawdown Notice, Conversion Notice, Rollover Notice or notice of repayment or cancellation.

2.17    Evidence of Indebtedness

Each Facility Agent shall open and maintain in accordance with its usual practice books of account evidencing all Advances and all other amounts owing by the Borrowers to such Facility Agent and the Lenders hereunder. The Canadian Facility Agent shall also enter in the foregoing accounts details of every Letter of Credit issued on behalf of Celestica and each Relevant Facility Agent shall enter in the foregoing accounts details of every Drawdown Date in respect of each Advance and all amounts from time to time owing or paid by a Borrower to the Relevant Facility Agent for its own account or for the account of the Relevant Lenders hereunder, the amounts of principal, interest and fees payable from time to time hereunder and the unused portion of each Lenders' Commitment available to be drawn down by the Borrowers or in respect of which Advances may be made in connection with reimbursement of the Canadian Facility Agent pursuant to calls on a Letter of Credit. The information entered in the foregoing accounts shall constitute, in the absence of manifest error, prima facie evidence of the obligations of the Borrowers to the Relevant Facility Agent and the Relevant Lenders hereunder, the date the Relevant Lenders made each Advance available to the Borrowers, the date the Issuing Bank issued or was called to honour a Letter of Credit and the amounts the Borrowers have paid from time to time on account of the principal of and interest on the Advances.

2.18    Interest on Unpaid Costs and Expenses

Unless the payment of interest is otherwise specifically provided for herein, where a Borrower fails to pay any amount required to be paid by a Borrower hereunder when due, having received notice that such amount is due, such Borrower shall pay interest to the Relevant Facility Agent on such unpaid amount, including overdue interest from the time such amount is due until paid at an annual rate equal to the sum of (i) 2%, plus (ii) the Prime Rate, in the case of overdue amounts payable in Canadian Dollars, or the Base Rate, in the case of overdue amounts payable in United States Dollars. Such interest shall be determined daily, compounded quarterly in arrears on each Interest Payment Date in each year and payable on demand.

2.19    Criminal Rate of Interest

Notwithstanding the foregoing provisions of this Article 2, the Borrowers shall in no event be obliged to make any payments of interest or other amounts payable to the Lenders hereunder in excess of an amount or rate which would be prohibited by law or would result in the receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

2.20    Compliance with the Interest Act (Canada)

For the purposes of this Agreement, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.

2.21    Nominal Rate of Interest

The parties acknowledge and agree that all calculations of interest under the Loan Documents are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

2.22    Swing Line Facility

(a) Canadian Swing Line Advances. Subject to subsection (d), the Canadian Swing Line Lender hereby agrees, on the terms and conditions set forth in this Agreement, to make Canadian Swing Line Advances in Canadian Dollars or United States Dollars to Celestica or any Canadian Designated Subsidiary from time to time from the date hereof to the Conversion Date but in any event not later than the Conversion Date.

(b) U.S. Swing Line Advances. Subject to subsection (d), the U.S. Swing Line Lender hereby agrees, on the terms and conditions set forth in this Agreement, to make U.S. Swing Line Advances in United States Dollars to any U.S. Designated Subsidiary from time to time from the date hereof to the Conversion Date but in any event not later than the Conversion Date.

(c) Consent Swing Line Advances. At the request of Celestica, a Consent Lender (for the purposes of this Agreement, a "Consent Swing Line Lender") may, at its discretion and subject to the execution of such further documents governing such accommodation which shall govern, without limitation, the matters which are the subject of Section 2.22 (e), (f),
(g), (h), (i), (j) and (k) of this Agreement, and such other matters deemed necessary by such Consent Lender, provide Swing Line Advances (each a "Consent Swing Line Advance") to a Consent Designated Subsidiary.

(d) Limitation on Swing Line Advances. No Swing Line Advance shall be made by a Swing Line Lender if:

(i) the sum of (A) the amount of such Swing Line Advance and (B) the aggregate principal amount of all Swing Line Advances outstanding on such day exceeds the Available Swing Line Commitment; or

(ii) immediately after such Swing Line Advance is made, the aggregate outstanding principal amount of all Advances exceeds the aggregate Commitments.

(e) Amount of Each Swing Line Advance. Each Canadian Swing Line Advance and each U.S. Swing Line Advance shall be in an aggregate principal amount of Cdn. $1,000,000 or U.S. $1,000,000, as the case may be, or any integral multiple thereof.

(f) Interest Rates. Each Swing Line Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Swing Line Advance is made until it becomes due, at a rate per annum equal to, in the case of Canadian Swing Line Advances in Canadian Dollars, the Prime Rate, in the case of Canadian Swing Line Advances in United States Dollars, the Base Rate Canada and in the case of U.S. Swing Line Advances, the Base Rate.

(g) Procedure for Requesting Swing Line Advances. The relevant Borrower shall give to the Relevant Facility Agent telephonic notice no later than 10:00 a.m. (local time) on the date of each Swing Line Advance specifying (i) the date of such Swing Line Advance, which shall be a Banking Day in Toronto, Canada in the case of Canadian Swing Line Advances and in New York, New York in the case of U.S. Swing Line Advances; (ii) the currency and amount of such Swing Line Advance; and (iii) whether such Swing Line Advance is to be made from the Canadian Swing Line Lender or the U.S. Swing Line Lender. Such telephonic notice shall be followed by delivery by the relevant Borrower by no later than 3:00 p.m. local time on the same day of a Notice of Swing Line Borrowing. Promptly after receiving such Notice of Swing Line Borrowing, the Relevant Facility Agent shall notify the relevant Swing Line Lender of the contents thereof and such Notice of Swing Line Borrowing shall not thereafter be revocable by such Borrower.

(h) Funding of Swing Line Advances. On the date of each Swing Line Advance, the relevant Swing Line Lender shall make available such Swing Line Advance no later than 12:00 noon, Toronto, Canada time.

(i) Optional Prepayment of Swing Line Advances. Any Borrower may prepay its Swing Line Advance in whole at any time or from time to time in part in a minimum principal amount of Cdn. $1,000,000 or U.S. $1,000,000, as the case may be, or any integral multiple thereof, by giving notice of such prepayment to the Relevant Facility Agent not later than 10:00 a.m. Toronto, Canada time on the date of prepayment and paying the principal amount to be prepaid (together with interest accrued thereon to the date of prepayment) to the Relevant Facility Agent for the account of the relevant Swing Line Lender.

(j) Maturity of Swing Line Advances. Any Swing Line Advance outstanding on the seventh day after such Swing Line Advance, if not repaid by such Borrower on such seventh day, shall convert to, in the case of a Canadian Swing Line Advance, a Prime Rate Advance or Base Rate Canada Advance, as the case may be, and, in the case of a U.S. Swing Line Advance, a Base Rate Advance. If, prior to the seventh day after such Swing Line Advance was made, the Administrative Agent declares the Advances to be immediately due and payable or the Commitments automatically terminate, each as set out in Section 10.2, such Swing Line Advance shall be due and payable on the date of such declaration by the Administrative Agent or automatic termination.

(k) Refunding Unpaid Swing Line Advances. If any Swing Line Advance is converted, pursuant to subsection (j), to another form of Advance, the relevant Swing Line Lender shall forthwith notify the Administrative Agent and the Administrative Agent shall, by notice to the Relevant Lenders (including the Swing Line Lenders in their capacity as Lenders), require the Lenders to pay to the Relevant Facility Agent, for the account of the relevant Swing Line Lender, their Main Facility Rateable Portion of the aggregate amount of such other form of Advance. Such other form of Advance shall constitute, in the case of a Canadian Swing Line Advance, a Prime Rate Advance and, in the case of a U.S. Swing Line Advance, a Base Rate Advance, provided that if the Relevant Lenders are prevented from making such Advances by provisions of applicable bankruptcy laws or otherwise, the amount so paid by each Relevant Lender shall constitute a purchase by it of a participation in the unpaid principal amount of such converted Swing Line Advances. Any such notice to the Relevant Lenders shall specify the date on which such payments are to be made by them. No later than 12:00 noon Toronto, Canada time on the date so specified each Lender shall pay the amount so notified to it in immediately available funds to the Relevant Facility Agent for the account of the relevant Swing Line Lender. Each Relevant Lender's obligations to make payments for the account of the Swing Line Lenders under this subsection shall be absolute and unconditional and shall not be affected by any circumstance provided that no Lender shall be obligated to make any payment to the Relevant Facility Agent under this Section with respect to a Swing Line Advance made by a Swing Line Lender at a time when such Swing Line Lender had received written notice from Celestica or the Administrative Agent that a Default had occurred and was continuing.

(l) Increasing or Decreasing Available Swing Line Commitment. At any time and from time to time, Celestica may, by written notice to the Administrative Agent, increase or decrease the Available Swing Line Commitment, provided that the Available Swing Line Commitment shall at no time exceed U.S. $25,000,000 less the amount, if any, that the Commitment of the Swing Line Lender has been reduced pursuant to Section 2.7 or be less than zero.

2.23    Increase In Aggregate Commitment Amount To U.S.$250,000,000

(a) Notwithstanding any other provision of this Agreement, each of the parties hereto agree that Celestica may, from time to time and at any time, give notice to the Administrative Agent that one or more financial institutions (each an "Additional Lender") have agreed to make commitments (each an "Additional Commitment") hereunder (provided, however, that Celestica shall not be entitled to give such notice at any time at which the aggregate Commitments is equal to U.S.$250,000,000 (or such lesser amount as may be available following a cancellation in part of the Facility pursuant to Section 2.7)). Upon receipt of such written notice, each party hereto hereby irrevocably authorizes the Administrative Agent to:

(i) insert the name of the Additional Lender or Affiliate of the Additional Lender (collectively, the "Additional Parties") that will become a Canadian Lender, a U.S. Lender and a U.K. Lender on respectively, Schedule A, Schedule B and Schedule C;

(ii) amend Schedule D to reflect the Additional Commitment of the Additional Lender;

(iii)   affix signature pages of the Additional Parties to this Agreement; and

(iv) if Advances (other than Swing Line Advances) are outstanding at the time such notice is given, then the Additional Parties shall make available to the Relevant Facility Agents an amount equal to their respective Main Facility Rateable Portion (calculated as if the Additional Commitment were a Commitment) of such Advances and the Relevant Facility Agent shall make available to each Relevant Lender that Relevant Lender's Main Facility Rateable Portion (calculated without reference to the Additional Commitment) of such amount, whereupon each of the Borrowers, each Agent, each Lender and the Additional Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Additional Parties been original parties hereto as Lenders.

(b) Each of the parties hereto agrees that it will promptly execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers and consents and other assurances, and do all such other acts and things as may from time to time be desirable in order to better evidence or give effect to this Section 2.23.



ARTICLE 3

LETTERS OF CREDIT

3.1     Issuance Request

By delivering to the Canadian Facility Agent and the Issuing Bank an Issuance Request at or before 12:00 noon, Toronto time, Celestica may request, from time to time prior to the Conversion Date and on not less than three nor more than ten Banking Days' notice, that the Issuing Bank issue an irrevocable standby letter of credit or letter of guarantee in such form as may be requested by Celestica and approved by the Issuing Bank (each a "Letter of Credit") in support of financial obligations of a Restricted Subsidiary incurred in such Restricted Subsidiary's ordinary course of business and which are described in such Issuance Request, provided that, if the form of the letter of credit requested by such Borrower is in a language other than English, Celestica shall provide to the Canadian Facility Agent and the Issuing Bank not less than ten nor more than twenty Banking Days notice. Upon receipt of an Issuance Request, the Canadian Facility Agent shall, within twenty (20) days of the receipt thereof, notify the Canadian Lenders thereof. Each Letter of Credit shall, by its terms:

(a) be issued in a Face Amount which when aggregated with the Face Amounts of all other outstanding Letters of Credit does not exceed (or would not, upon its issuance, exceed) the then Letter of Credit Availability;

(b) be stated to expire on a date (its "Stated Expiry Date") not later than the earlier of two years from its date of issuance and the Final Maturity Date; and

(c)     on or prior to its Stated Expiry Date:

(i) terminate immediately upon notice to the Issuing Bank thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid or otherwise satisfied in full, and

(ii) reduce, in part, immediately and to the extent that the beneficiary thereunder has notified the Issuing Bank thereof that the obligations covered thereby have been paid or otherwise satisfied in part.

Celestica may request Letters of Credit to be denominated in Canadian Dollars, in United States Dollars, in Pounds Sterling or in such Freely Tradeable European Currency (other than Pounds Sterling) as the Issuing Bank, in its sole and absolute discretion, may agree. The provisions of Section 6.1 (with the exception of 6.1(h)) shall apply to Letters of Credit issued contemporaneously on the first Drawdown Date and, thereafter, Section 6.2 (with the exception of Section 6.2(a)) shall apply at the time of issuance of any Letter of Credit as if such issuance were a Drawdown.

3.2     Issuances

On the terms and subject to the conditions of this Agreement, the Issuing Bank shall issue Letters of Credit in accordance with the Issuance Requests made therefor. The Issuing Bank will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof. The Issuing Bank shall notify the Canadian Facility Agent of each issuance of or amendment to any Letter of Credit on the day upon which such issuance or amendment occurs and will promptly provide each of the Canadian Facility Agent and the Lenders with a copy of such Letter of Credit or amendment thereof.

3.3     Other Lenders' Participation

Each Letter of Credit issued pursuant to Section 3.2 shall, effective upon its issuance and without further action, be issued on behalf of all Canadian Lenders (including the Issuing Bank) in their respective Main Facility Rateable Portions. Each Canadian Lender shall, to the extent of its Main Facility Rateable Portion, be deemed irrevocably to have participated in the issuance of the Letter of Credit and shall be deemed to have purchased from the Issuing Bank its Main Facility Rateable Portion of the Face Amount of each Letter of Credit; provided, however, that in the event that any Letter of Credit is denominated in a currency other than United States Dollars, each of the Canadian Lenders, other than the Issuing Bank, shall be deemed to have purchased from the Issuing Bank its Main Facility Rateable Portion of the Equivalent Amount, expressed in United States Dollars and determined on the date of issuance, of the Letter of Credit. Each Canadian Lender shall be responsible to reimburse promptly the Issuing Bank for Reimbursement Obligations which have not been reimbursed by Celestica in accordance with Section 3.4 or which have been reimbursed by Celestica but must be returned, restored or disgorged by the Issuing Bank for any reason and each Canadian Lender shall, to the extent of its Main Facility Rateable Portion, be entitled to receive from the Canadian Facility Agent its Main Facility Rateable Portion of the LC Fee received by the Canadian Facility Agent with respect to each Letter of Credit. In the event that Celestica shall fail to reimburse the Issuing Bank or if for any reason Advances shall not be made to fund any Reimbursement Obligation, all as provided in Section 3.4 and in an amount equal to the amount of any drawing on or by the Issuing Bank under a Letter of Credit, or in the event the Issuing Bank must, for any reason, return, restore or disgorge such reimbursement, the Issuing Bank shall promptly notify each Canadian Lender of the unreimbursed amount of such drawing and such Canadian Lender's respective Main Facility Rateable Portion of the Face Amount of such Letter of Credit. Each Canadian Lender shall make available to the Issuing Bank, whether or not any Default shall have occurred and be continuing, an amount equal to its respective Main Facility Rateable Portion of the Face Amount of such Letter of Credit in same day or immediately available funds at the office of the Issuing Bank specified in such notice not later than 10:00 a.m. local time on the Banking Day after the date notified by the Issuing Bank. In the event that any Canadian Lender fails to make available to the Issuing Bank the amount of such Canadian Lender's participation in such Letter of Credit as provided herein, the Issuing Bank shall be entitled to recover such amount on demand from such Canadian Lender together with interest at a daily rate consistent with market practice. Nothing in this Section shall be deemed to prejudice the right of any Canadian Lender to recover from the Issuing Bank any amounts made available by such Canadian Lender to the Issuing Bank pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to such Letter of Credit by the Issuing Bank in respect of which payment was made by such Canadian Lender constituted gross negligence or wilful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each other Canadian Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by the Issuing Bank such other Canadian Lender's Main Facility Rateable Portion of all payments received by the Issuing Bank from Celestica in reimbursement of drawings honoured by the Issuing Bank under such Letter of Credit when such payments are received.

3.4     Reimbursement

The Issuing Bank will notify Celestica and the Canadian Facility Agent promptly following the presentment for payment of any drawing under a Letter of Credit which notice shall include the date (a "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Issuing Bank shall make such payment to the beneficiary (or its designee) of such Letter of Credit (each, a "Disbursement"). Unless Celestica has made alternative arrangements with the Issuing Bank with respect to payment to the Canadian Facility Agent of an amount sufficient to permit the Issuing Bank to discharge its obligations under the Letter of Credit together with that amount equal to any and all charges and expenses which the Issuing Bank may pay or incur in respect to such Letter of Credit, at or prior to 12:00 noon, Toronto time on the Disbursement Date, Celestica will reimburse the Issuing Bank for all amounts disbursed under the Letter of Credit together with that amount equal to any and all charges and expenses which the Issuing Bank may pay or incur in respect of such drawing under such Letter of Credit, failing which any such payment so payable shall be deemed to be (i) a Drawdown of a Prime Rate Advance if payment under such Letter of Credit was made in Canadian Dollars; (ii) a Drawdown of a Base Rate Canada Advance if payment under such Letter of Credit was made in United States Dollars; or (iii) a Drawdown of a Base Rate Canada Advance in the Equivalent Amount in United States Dollars on the date of such disbursement of the aggregate of the amount so disbursed and all such charges and expenses if payment under such Letter of Credit was made in a Freely Tradeable European Currency; provided that the provisions of Section 6.2 regarding conditions for subsequent Drawdowns and the provisions of Section 11.2 relieving Lenders of the obligation to make further Advances shall not apply to such Advances. In the event that any amount so payable by the Issuing Bank exceeds the amount available to be drawn down by Celestica under the Facility, then forthwith upon receipt of such notice, Celestica shall provide to the Issuing Bank an amount equal to such excess amount. Celestica's obligation (a "Reimbursement Obligation") to reimburse the Issuing Bank with respect to each Disbursement, and each Canadian Lender's obligation to make participation payments in each drawing which has not been reimbursed by Celestica, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defence to payment which Celestica may have or have had against any Canadian Lender or any beneficiary of a Letter of Credit, including any defence based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuing Bank's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of Celestica to commence any proceeding against the Issuing Bank for any wrongful Disbursement made by the Issuing Bank under a Letter of Credit as a result of gross negligence or wilful misconduct on the part of the Issuing Bank.

3.5     Deemed Disbursements

Upon the declaration by the Administrative Agent that all Advances are immediately due and payable or are due and payable on demand pursuant to Section
10.2 or the occurrence of the

Final Maturity Date, an amount equal to any portion of an outstanding and undrawn Letter of Credit shall, at the election of the Issuing Bank acting on instructions from the Majority Lenders, and without demand upon or notice to Celestica, be deemed to have been paid or disbursed by the Issuing Bank under such Letter of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Issuing Bank to the Canadian Facility Agent and Celestica of its obligations under this Section, Celestica shall be immediately obligated to reimburse the Issuing Bank for the amount deemed to have been so paid or disbursed by the Issuing Bank. Any amounts so received by the Issuing Bank from Celestica pursuant to this Section shall be held as collateral security for the repayment of Celestica's obligations in connection with the Letters of Credit issued by the Issuing Bank. At any time when such Letters of Credit shall terminate pursuant to Section 3.1(c)(i) or be reduced pursuant to Section 3.1(c)(ii) the obligations of Celestica under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Issuing Bank), and the Issuing Bank will return to Celestica the amount, if any, by which (i) the amount deposited by Celestica with the Issuing Bank; exceeds (ii) the amount applied by the Issuing Bank to any Reimbursement Obligation of Celestica less the amount of all Reimbursement Obligations of Celestica.

If, pursuant to Section 10.2, the Administrative Agent withdraws its declaration that all Advances are immediately due and payable or are due and payable on demand, or at such time when all Events of Default shall have been cured or waived, the Issuing Bank shall return to Celestica all amounts then on deposit with such Issuing Bank pursuant to this Section 3.5.

3.6     Nature of Reimbursement Obligations

Celestica shall assume all risks of the acts, omissions, or misuse of any Letter of Credit it has requested by the beneficiary thereof. Neither the Issuing Bank nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for or issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

(b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

(d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, telecopier, or otherwise; or

(e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted to the Issuing Bank or any Lender hereunder. Any action taken or omitted to be taken by the Issuing Bank in good faith shall be binding upon Celestica and shall not subject the Issuing Bank to any resulting liability to Celestica.

3.7     Indemnity for Costs

Celestica shall indemnify the Issuing Bank against any and all costs, damages, expenses, taxes (other than taxes on overall net income, assets or capital), claims and demands which the Issuing Bank may incur or sustain by reason of or arising in any way whatsoever in connection with the operating, establishing or paying of the amounts payable under the Letter of Credit or arising in connection with any amounts payable by the Issuing Bank thereunder.

3.8     Fees

(a) At the time of issuance of a Letter of Credit, Celestica shall pay to the Canadian Facility Agent, for the account of the Issuing Bank, an issuing fee in an amount equal to the product of (i) the maximum amount payable under the Letter of Credit, (ii) 0.1%, and (iii) a fraction, the numerator of which is the number of days in the term of the Letter of Credit and the denominator of which is 365 (or 366 in the case of a leap year).

(b) At the time of issuance of a Letter of Credit and, if applicable, on the date one year from the date of issuance of each Letter of Credit which has a term longer than one year, Celestica shall pay to the Canadian Facility Agent for the accounts of the Canadian Lenders, an annual fee in an amount equal to the product of (i) the maximum amount payable under the Letter of Credit, (ii) the LC Fee, and (iii) a fraction, the numerator of which is the number of days in the term of the Letter of Credit to elapse in that calendar year from the date of issuance and the denominator of which is 365 (or 366 in the case of a leap year).

(c) Celestica shall pay to the Canadian Facility Agent, for the account of the Issuing Bank, an amendment fee in United States Dollars in respect of each amendment to any Letter of Credit in such amount as is usual and customary for the Issuing Bank to charge its customers, and such fee shall be payable by Celestica to the Canadian Facility Agent, for the account of the Issuing Bank, at the time of request for such amendment.

(d) In the event that the currency in which a Letter of Credit is expressed to be drawn is a currency other than United States Dollars or Canadian Dollars, for the purposes of assessing the fees payable under this Section 3.8, the maximum amount payable under the Letter of Credit shall be deemed to be the Equivalent Amount in United States Dollars of such other currency on the date on which such fee is to be assessed.

3.9     Issuing Bank

The Issuing Bank shall be Scotiabank or such other Canadian Lender as Celestica may designate from time to time.



ARTICLE 4

BANKERS' ACCEPTANCES AND ACCEPTANCE NOTES

4.1     Funding of Bankers' Acceptances

If the Canadian Facility Agent receives from Celestica or a Canadian Designated Subsidiary a Drawdown Notice or a Rollover Notice or a Conversion Notice requesting an Advance or a Rollover or a Conversion into a Bankers' Acceptance Advance, the Canadian Facility Agent shall notify each of the Canadian Lenders, prior to 11:30 a.m. (Toronto time) on the first Banking Day prior to the date of such Advance, of such request and each Canadian Lender's Main Facility Rateable Portion of such Advance except that, if the Face Amount of a draft which would otherwise be accepted by a Canadian Lender would not be Cdn.$100,000, or an integral multiple thereof, such Face Amount shall be increased or reduced by the Canadian Facility Agent in its sole and unfettered discretion to the nearest integral multiple of Cdn.$100,000. Each Canadian Lender shall, not later than 11:30 a.m. (Toronto time) on the date of each Advance by way of Bankers' Acceptance under the Facility (whether in respect of a Drawdown or pursuant to a Rollover or Conversion), accept drafts of such Borrower who has delivered such Drawdown Notice, Rollover Notice or Conversion Notice which are presented to it for acceptance and which have an aggregate face amount equal to such Canadian Lender's Main Facility Rateable Portion of the total Advance being made by way of Bankers' Acceptances on such date. With respect to each Drawdown of or Rollover of or Conversion into Bankers' Acceptances, each Canadian Lender shall not be required to accept any draft which has a face amount which is not an integral multiple of Cdn.$100,000. Subject to this Section and Section 2.3, each Canadian Lender shall purchase its Main Facility Rateable Portion of any Bankers' Acceptances. Concurrently with the acceptance of drafts of such Borrower as aforesaid, each Canadian Lender shall make available to the Canadian Facility Agent its Main Facility Rateable Portion of the Notional BA Proceeds with respect to such Advance. The Canadian Facility Agent shall, upon fulfilment by such Borrower of the conditions set out in Section 6.1 or Section 6.2, as applicable, make such Notional BA Proceeds available to such Borrower on the date of such Advance by crediting the Designated Account of such Borrower.

4.2     Acceptance Fees

With respect to each draft of Celestica or a Canadian Designated Subsidiary accepted pursuant hereto, such Borrower shall pay to the Canadian Facility Agent for the account of the Canadian Lenders, as the case may be, in advance, an acceptance fee calculated at the rate per annum, on the basis of a year of 365 days or 366 days in the case of a leap year, equal to the Applicable Margin pertaining to the Canadian BA Rate on the Face Amount of such Bankers' Acceptance or the principal amount of an Acceptance Note, as applicable for its term, being the actual number of days in the period commencing on the date of acceptance of such Borrower's draft or the date of such Acceptance Note and ending on but excluding the maturity date of the Bankers' Acceptance or Acceptance
Note. Such acceptance fees shall be non-refundable and shall be fully earned when due or the last day of the Interest Period of the Acceptance Note, as applicable. Such acceptance fees shall be paid by the Borrower whose draft has been accepted by the Canadian Facility Agent deducting the amount thereof on behalf of the Canadian Lenders from what would otherwise be Notional BA Proceeds funded pursuant to Section 4.1.

4.3     Safekeeping of Drafts

The Canadian Lenders agree that, in respect of the safekeeping of executed drafts of Celestica or any Canadian Designated Subsidiary which are delivered to them for acceptance hereunder, they shall exercise the same degree of care which the Canadian Lenders give to their own property, provided that the Canadian Lenders shall not deemed to be insurers thereof.

4.4     Term and Interest Periods

The term of any Bankers' Acceptance shall be specified in the draft and in the Drawdown Notice, Conversion Notice or Rollover Notice related thereto and the Interest Period for any Acceptance Note shall be specified in the Drawdown Notice, Conversion Notice or Rollover Notice related thereto and the term of any Bankers' Acceptance and the Interest Period of an Acceptance Note shall be for periods of approximately 30, 60, 90 or 180 days, unless otherwise agreed to by the Administrative Agent. The term of each Bankers' Acceptance shall mature, and the Interest Period of an Acceptance Note shall end, on a Banking Day. Each Borrower who delivers a Drawdown Notice, Rollover Notice or Conversion Notice shall ensure that no Bankers' Acceptance issued pursuant thereto shall have a maturity date after the Final Maturity Date and that no Acceptance Note issued pursuant thereto shall have an Interest Period ending after the Final Maturity Date.

4.5     Payment on Maturity

A Borrower which has received a Bankers' Acceptance Advance shall pay to the Canadian Facility Agent, for the account of the Canadian Lenders, on the maturity date of such Bankers' Acceptance and the last day of the Interest Period of an Acceptance Note an amount equal to the Face Amount of such maturing Bankers' Acceptance or the principal amount of such Acceptance Note, as the case may be; provided that such Borrower may, at its option, so reimburse the Canadian Lenders, in whole or in part, by delivering to the Canadian Facility Agent no later than 10:00 a.m. two (2) Banking Days prior to the maturity date of a maturing Bankers' Acceptance or the last day of the Interest Period of an Acceptance Note, as the case may be, a Rollover Notice specifying the term of the Bankers' Acceptances or the next Interest Period for such Acceptance Note, as the case may be, and presenting drafts or Acceptance Notes to the Canadian Lenders for acceptance and purchase having, in the case of reimbursement in whole by replacement Bankers' Acceptances or Acceptance Notes, an aggregate Face Amount equal to the

Face Amount of the maturing Bankers' Acceptances or principal amount of the Acceptance Notes. In the event that a Borrower fails to deliver a Conversion Notice or Rollover Notice and fails to make payment to the Canadian Facility Agent in respect of the maturing Bankers' Acceptance Advance, the Face Amount of the maturing Bankers' Acceptances and the principal amount of the Acceptance Notes forming part of such Bankers' Acceptance Advance shall be deemed to be converted to a Prime Rate Advance on the relevant maturity date.

4.6     Waiver of Days of Grace

Each of Celestica and any Canadian Designated Subsidiary Borrower renounces and shall not claim any days of grace for the payment of any Bankers' Acceptance or Acceptance Notes.

4.7     Special Provisions Relating to Acceptance Notes

(a) Each Borrower and each Canadian Lender hereby acknowledges and agrees that from time to time certain Canadian Lenders which are Canadian chartered banks listed on Schedule II to the Bank Act (Canada) may not be authorized to or may, as a matter of general corporate policy, elect not to accept Bankers' Acceptance drafts, and the Borrowers and each Canadian Lender agree that any such Canadian Lender may purchase Acceptance Notes of any of Celestica or any Canadian Designated Subsidiary in accordance with the provisions of Section 4.7(b) in lieu of creating Bankers' Acceptances for its account.

(b) In the event that any Canadian Lender described in Section 4.7(a) above is unable to, or elects as a matter of general corporate policy not to, create Bankers' Acceptances hereunder, such Canadian Lender shall not be required to accept Bankers' Acceptances hereunder, but rather, if Celestica or any Canadian Designated Subsidiary requests the acceptance of such Bankers' Acceptances, that Borrower shall deliver to such Canadian Lender non-interest bearing promissory notes (each, an "Acceptance Note") of such Borrower, substantially in the form of Schedule N, having the same maturity as the Bankers' Acceptances to be accepted and in an aggregate principal amount equal to the face amount of such Bankers' Acceptances. Each such Canadian Lender hereby agrees to purchase Acceptance Notes from such Borrower at a purchase price equal to the Notional BA Proceeds which would have been applicable if a Bankers' Acceptance draft had been accepted by it and such Acceptance Notes shall be governed by the provisions of this Article 4 as if they were Bankers' Acceptances.

4.8     No Market

If the Administrative Agent determines in good faith and notifies Celestica in writing that, by reason of circumstances affecting the Canadian money market, there is no market for Bankers' Acceptances, then the right of Celestica or any Canadian Designated Subsidiary to request Bankers' Acceptance Advances shall be suspended until the Administrative Agent, acting reasonably, determines that the circumstances causing such suspension no longer exists and the Administrative Agent so notifies Celestica. In such circumstances, any Drawdown Notice for a Bankers' Acceptance Advance which is outstanding shall be cancelled and the Drawdown requested therein shall, at the option of Celestica or any Canadian Designated Subsidiary delivering such Drawdown Notice, either not be made or be made as a Prime Rate Advance.





ARTICLE 5

CHANGE OF CIRCUMSTANCES

AND INDEMNIFICATION

5.1     Collecting Agent Rules

Each U.K. Lender represents to the U.K. Facility Agent and the Administrative Agent that, in the case of a U.K. Lender which is a U.K. Lender on the date of this Agreement and, in case of a U.K. Lender which becomes a U.K. Lender after the date of this Agreement, on the date it becomes a U.K. Lender, in relation to the Facility, it is:

(a)     either:

(i)     not resident in the United Kingdom for United Kingdom tax purposes; or

(ii) a bank as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act, 1988 and resident in the United Kingdom; and

(b) beneficially entitled to the principal and interest payable to it under this Agreement,

(or, if it is not able to make those representations, will ensure that it assigns, transfers or novates its rights in respect of each Advance to a U.K. Designated Subsidiary then made (or, if made later, when made) to an entity in respect of which both representations in Subsections (a) and (b) are correct) and, if it is able to make those representations on the date of this Agreement or the date it becomes a U.K. Lender, shall forthwith notify the Administrative Agent if either representation ceases to be correct.

5.2     U.K. Lender Representation

Each U.K. Lender represents to each of Celestica and each U.K. Designated Subsidiary that it is:

(a) a bank as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act, 1988 and within the charge to corporation tax as respects the interest on Advances made hereunder; and

(b) beneficially entitled to the principal, interest and fees payable to it, or to an Agent on its behalf, under this Agreement.

Except where a U.K. Lender is not or ceases to fall within either of clauses (a) or (b) above as a result of a Tax Change, the foregoing representation shall be true and correct and shall be deemed to be given by each U.K. Lender on each day that a payment of interest, principal or fees is to be made to it pursuant to a Loan Document. For this purpose, "Tax Change" is the introduction, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of the U.K. Inland Revenue or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant U.K. Lender has a connection, occurring after the date of this Agreement.

5.3     Canadian Lender Representation

Each Canadian Lender represents to each of Celestica and each Canadian Designated Subsidiary, the Canadian Facility Agent and the Administrative Agent that it is resident in Canada for the purposes of the Income Tax Act (Canada) and that it is beneficially entitled to the principal, interest and fees payable to it under the Loan Documents. The foregoing representation shall be true and correct and shall be deemed to be given by each Canadian Lender on each day that a payment of interest, principal or fees is to be made to it pursuant to a Loan Document.

5.4     U.S. Lender Obligations

Each U.S. Lender shall:

(a) deliver to each of the U.S. Designated Subsidiaries and to the Administrative Agent on or before the date on which it becomes a U.S. Lender:

(i) either (A) two properly completed and duly executed copies of United States Internal Revenue Services Form 1001 or 4224 (or successor applicable forms or certifications, as the case may be) necessary to establish complete exemption from United States withholding tax with respect to payments by the Obligors under the Loan Documents or (B) in the case of a U.S. Lender claiming exemption from United States withholding tax under Section 871(h) or 881(c)(3)(A) of the Code with respect to payments of "portfolio interest" by the Borrowers under this Agreement, a properly completed and duly executed United States Internal Revenue Service Form W-8 (or successor applicable forms or certifications as are necessary to establish exemption from United States withholding tax for portfolio interest), including an annual certificate representing that such U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Official Body, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, is not a 10 per cent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code; or

(ii) two properly completed and duly executed copies of United States Internal Revenue Service Form W-9 (or successor applicable forms or certifications as the case may be) and, upon such delivery and on each day that a payment of interest, principal or fees is to be made to it pursuant to a Loan Document, such U.S. Lender which has delivered the forms or certifications provided for in this Clause (ii) shall be deemed to represent and warrant to each U.S. Designated Subsidiary, Celestica, the U.S. Facility Agent and the Administrative Agent that it is organized under the laws of the United States of America.

(b) deliver to each of the U.S. Designated Subsidiaries and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered; and

(c) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by a U.S. Designated Subsidiary or the Administrative Agent;

provided, however, that such U.S. Lender shall not be required to perform the obligations under this Section 5.4 if prior to the date on which the performance of such obligations would otherwise be required, any change in treaty, law or regulation or any order or directive relating thereto or any interpretations thereof, whether or not having the force of law, renders the performance of such obligations unlawful or would render all such forms or certifications inapplicable or which would prevent such U.S. Lender from duly completing and delivering any such form or certification with respect to it or if as a result of such change, order, directive or interpretation, such performance would reasonably be likely to result in an adverse action being taken against such U.S. Lender and such U.S. Lender so advises the U.S. Designated Subsidiaries and the Administrative Agent.

Each U.S. Lender which has delivered the forms or certifications provided for in
Section 5.4(a)(ii) hereby represents and warrants to each U.S. Designated Subsidiary, Celestica, the U.S. Facility Agent and the Administrative Agent that it is beneficially entitled to the principal, interest and fees payable to it under the Loan Documents.

5.5     Increased Costs

In the event of (i) any Applicable Law coming into force after the date hereof,
(ii) any change in any Applicable Law, or in the interpretation or application thereof by any court or by any governmental, regulatory, other authority or central bank charged with the administration thereof, or (iii) compliance by any Lender with any direction, request or requirement (whether or not having the force of law but, if not having the force of law, one with which a responsible bank acting reasonably would comply) of any government, monetary authority, central bank or comparable agency (each such event being hereinafter referred to as a "change in law") which now or hereafter:

(a) subjects a Lender to any Tax or changes the basis of taxation, or increases any existing Tax (in each case, except for the coming into force of any Tax or change in the basis of taxation in respect of or the change in the rate of Tax charged on net income as a whole, on franchises or capital applicable to the relevant jurisdictions of the Lender), on payments of principal, interest or other amounts payable by the Borrowers to such Lender under any Loan Document or on or by reference to the amount of any Advances made or to be made by any Lender hereunder or on or by reference to the Commitment of any Lender, or

(b) imposes, modifies or deems applicable any reserve, deposit, ratio or similar requirements or otherwise imposes any cost on any Lender in funding or maintaining all or any of the Advances or its Commitment (including, without limitation, any such requirement imposed by the Board of Governors of the United States Federal Reserve System or by the Bank of England or The Financial Services Authority), or

(c) has the effect of increasing the amount of overall capital required to be maintained by a Lender, taking into account the existence of such Lender's participation in any Advance or any of its obligations under any Loan Document (including, without limitation, all or any part of its Commitment), and the result of any of the foregoing is to increase the cost to a Lender, reduce the income receivable by it or reduce the effective return on the capital of such Lender in respect of any Advances and/or its Commitment to an extent which such Lender believes to be material (after consultation with Celestica), the Lender shall give notice thereof to the Administrative Agent and the Administrative Agent shall give notice thereof to the Borrowers (herein called a "Notice of Amount") stating the event by reason of which it believes it is entitled to Additional Compensation, such cost and/or such reduction in such return (or such proportion of such reduction as is, in the reasonable and bona fide opinion of such Lender, attributable to its obligations hereunder), the amount of such Additional Compensation (as hereinafter defined) incurred by such Lender and supplying reasonable supporting evidence (including, in the event of change of Applicable Law, a photocopy of the Applicable Law evidencing such change together with a certificate of a duly authorized officer of the Lender setting forth the Additional Compensation and the basis for calculation of such Additional Compensation and an opinion in writing of such Lender's counsel confirming such change); provided that the Lender shall not be required to disclose any information required to be kept confidential by Applicable Law (in which case the requirement of such confidentiality shall be supported by an opinion of such Lender's Counsel) within ten (10) Banking Days of the date of receipt of any Notice of Amount, the amount set out therein (in this Article 5 referred to as "Additional Compensation") shall be paid to the Lender by (i) Celestica and all Canadian Designated Subsidiaries, if the Lender is a Canadian Lender; (ii) the U.S. Designated Subsidiaries, if the Lender is a U.S. Lender;
(iii) the U.K. Designated Subsidiaries if the Lender is a U.K. Lender, or (iv) the relevant Consent Designated Subsidiary if the Lender is a Consent Lender. In the event such Lender subsequently recovers all or part of the Additional Compensation paid by the Borrowers, it shall repay an equal amount to such Borrowers.

5.6     Illegality

If, with respect to any Lender, the implementation of any existing provision of Applicable Law or the adoption of any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any statutory board or commission now or hereafter makes it unlawful for such Lender to make, fund or maintain all or any portion of an outstanding Advance, to maintain all or any part of its Commitment hereunder or to give effect to its obligations in respect of all or any portion of an outstanding Advance, such Lender may, by written notice thereof to the Borrowers and the other Lenders through the Administrative Agent (supported, at the request and expense of the Borrowers, by an opinion of such Lender's counsel), declare the obligations of such Lender under this Agreement to be terminated whereupon the same shall forthwith terminate, and the Borrowers to whom such Lender has made Advances shall repay within the time required by such law (or as promptly as practicable if already unlawful or at the end of such longer period, if any, as such Lender in its bona fide opinion may agree) the principal of the Advances made by such Lender. If any such change shall affect only that portion of such Lender's obligations under this Agreement that is, in the bona fide opinion of such Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of such Lender or the Borrowers hereunder, such Lender shall declare its obligations under only that portion so terminated.

5.7     Mitigation

(a) If, in respect of any Lender, circumstances arise which would result, upon the giving of notice, in:

(i)     Additional Compensation being paid by a Borrower to a Lender under
Section 5.5; or

(ii) a reduction of all or any of an Advance by such Lender or the Lender's Commitment pursuant to Section 5.6; or

(iii) the prepayment of the portion of the Advances outstanding to it pursuant to Section 5.6; or

(iv)    the payment of any amount by an Obligor under Section 5.8;

then such Lender, promptly upon becoming aware of the same and the possible results thereof, shall notify the Administrative Agent thereof and the Administrative Agent shall notify the Borrowers thereof and, in consultation with the Borrowers shall take such steps, if any, as such Lender in its bona fide opinion considers appropriate to mitigate the effects of such circumstances. Without limiting the generality of the foregoing, if it is commercially reasonable, such Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the Borrowers upon the Borrower's request and at the Borrower's expense; provided that such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. In all events, the Lenders shall promptly co-operate with the Borrowers to the extent possible, to rearrange the affected availment to one that may not be affected by such change, but failure to effect a change in availment shall not relieve the relevant Borrower of its obligation to pay the Additional Compensation. Notwithstanding the foregoing provisions, a Lender shall only be entitled to rely upon the provisions of Section 5.5 if and for so long as it is not treating the Borrowers in any materially different or in any less favourable manner than is applicable to any other customers of any relevant Lender, where such other customers are bound by similar provisions to the foregoing provisions of Section 5.5.

(b) If any Lender seeks Additional Compensation pursuant to Section 5.5 hereof (the "Affected Lender"), then the relevant Borrowers may indicate to the Administrative Agent in writing that they desire to (i) replace the Affected Lender with one or more of the other Lenders, and/or (ii) amend a Drawdown Notice or Notice of Swing Line Borrowing to reduce the amount sought to be borrowed to reflect the reduced amount hereunder, and the Administrative Agent shall then forthwith give notice to the other Lenders that any Lender or Lenders may, in the aggregate, advance all or part of the Affected Lender's Main Facility Rateable Portion of such Advance and, in the aggregate, assume all or part of the Affected Lender's Commitment and obligations hereunder and acquire all or part of the rights of the Affected Lender and assume all or part of the obligations of the Affected Lender under each of the other Loan Documents (but in no event shall any other Lender or any Agent be obliged to do so). If a Lender shall so agree in writing (herein collectively called the "Assenting Lenders" and individually called an "Assenting Lender") with respect to such advance, acquisition and assumption, the Main Facility Rateable Portion of such Advance of each Assenting Lender (other than a Swing Line Advance) and the Commitment and the obligations of such Assenting Lender under this Agreement and the rights and obligations of such Assenting Lender under each of the other Loan Documents shall be increased accordingly on a date mutually acceptable to such Assenting Lender and the Borrowers. On such date, the Assenting Lender shall advance to the relevant Borrowers the relevant portion of the Affected Lender's Main Facility Rateable Portion of the outstanding Advances (other than Swing Line Advances) and the relevant Borrowers shall prepay to the Affected Lender the Advances of the Affected Lender then outstanding, together with all interest accrued thereon and all other amounts owing to the Affected Lender hereunder, and, upon such advance and prepayment, the Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations hereunder. Upon the assumption of the Affected Lender's Commitment as aforesaid by an Assenting Lender, Schedule D hereto shall be deemed to be amended to increase the Commitment of such Assenting Lender by the amount of such assumption and to reduce the Commitment of the Affected Lender by a like amount. If no Assenting Lender is found, then in such event, the relevant Borrower is entitled to repay the Affected Lender and reduce its obligations hereunder by such amount so repaid.

5.8     Taxes

(a) All payments by any Obligor under this Agreement or the Guarantees shall be made free and clear of and without deduction or withholding for any and all Taxes, unless required by law. If an Obligor shall be required by law, rule, regulation or the interpretation thereof by the relevant governmental authority to deduct or withhold any such Taxes from or in respect of any sum payable under this Agreement,

(i) the sum payable shall be increased by such additional amount as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 5.8), the relevant Lenders or Agent, as applicable, receive a net amount equal to the full amount they would have received if no deduction or withholding had been made;

(ii)    the Obligor shall make such required deductions or withholdings;

(iii) the Obligor shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with Applicable Law; and

(iv) such Obligor shall deliver to the relevant Lender or Relevant Facility Agent, as applicable, as soon as practicable after it has made such payment to the applicable authority (x) a copy of such receipt as is issued by such authority evidencing the deduction or withholding of all amounts required to be deducted or withheld from the sum payable hereunder or (y) if such a receipt is not available from such authority, notice of the payment of such amount deducted or withheld;

provided that the obligations of an Obligor to pay additional amounts pursuant to hereto shall not apply with respect to Taxes ("Excluded Taxes") arising by virtue of a Lender or Agent, as applicable, having a connection with the jurisdiction that imposes the Taxes other than merely by the execution of this Agreement, receipt of payments under this Agreement, the holding and disposition of Advances, the performance of its obligations or the enforcement of its rights under this Agreement.

(b) Without prejudice to the foregoing provisions of this Section 5.8, if any Agent or Lender (in this Section 5.8, an "Indemnified Person") is required at any time (whether before or after any Obligor has discharged all of its other obligations hereunder) to make any payment on account of any Tax which an Obligor is required to withhold in accordance with Section 5.8(a) hereof or for which an Obligor is otherwise required to indemnify a Lender or an Agent pursuant to Sections 5.8(a), (c) or (d) hereof, or if any liability in respect of any such payment is asserted, imposed, levied or assessed against such Indemnified Person, the Obligor in respect of which such sum was received or receivable shall, within 30 days of written demand of such Agent or Lender, promptly indemnify such Indemnified Person against such payment or liability, together with interest, penalties and expenses payable or incurred in connection therewith including, without limitation, any Tax imposed by any jurisdiction on or in relation to any amounts paid to or for the account of such Indemnified Person pursuant to this Section 5.8. An Indemnified Person intending to make a claim pursuant to this Section 5.8 shall notify the Obligor of the event in respect of which it believes it is entitled to make such claim and supply reasonable supporting evidence including a copy of the relevant portion of any written assessment, provided that any such Indemnified Person shall not be required to disclose any information required to be kept confidential by regulation or contract (in which case the basis of such confidentiality, at the request and expense of the Borrowers, shall be supported by an opinion of counsel of reputable standing).

(c) If an Obligor fails to pay any Taxes required to be paid by it pursuant to this Section 5.8 when due to the appropriate taxing authority or fails to remit to any Agent, for the account of the respective Lenders, for the account of any other Agent or for the Agent's own account, as applicable, the required receipts or other documentary evidence required by Section 5.8(a)(ii), the Obligor shall indemnify the Lenders or Agent, as applicable, for any incremental Taxes, interest or penalties that may become payable by any Lender or any Agent as a result of any such failure. For purposes of this Section 5.8, a distribution by an Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Obligor.

(d) Each Obligor will indemnify the Lenders and Agents for the full amount of Taxes imposed by any jurisdiction and paid by such Lender or Agent, as applicable with respect to any amounts payable pursuant to this Section 5.8, and any liability arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or Agent, as applicable makes written demand therefor which demand shall identify the nature and amount of Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes.

(e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 5.8 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder and the termination of this Agreement and the Guarantees.

5.9     Tax Refund

(a) If, following the imposition of any Tax on any payment by any Obligor in consequence of which such Obligor pays an additional amount under Section 5.8(a), any Lender receives or is granted a refund of any Tax actually paid by it which in such Lender's sole opinion (acting in good faith) is attributable to such additional amount paid by such Obligor and is both identifiable and quantifiable by it without requiring such Lender or its professional advisers to expend a material amount of time or incur a material cost in so identifying or quantifying (any of the foregoing, to the extent so identifiable and quantifiable, being referred to as a "refund"), such Lender shall, to the extent that it can do so without prejudice to the retention of the relevant refund and subject to such Obligor's obligation to repay promptly on demand by the Lender the amount to such Lender if the relevant refund is subsequently disallowed or cancelled, reimburse such Obligor promptly after receipt of such refund by such Lender with such amount as such Lender shall in its sole opinion but in good faith have concluded to be the amount or value of the relevant refund.

(b) Nothing contained in this Agreement shall interfere with the right of any Lender to arrange its Tax and other affairs in whatever manner it thinks fit. No Lender shall be required to disclose any confidential information relating to the organization of its affairs.



ARTICLE 6

CONDITIONS PRECEDENT TO DRAWDOWN

6.1     Conditions for First Drawdown

The following conditions shall be satisfied by the Borrowers on or prior to the first Drawdown Date after the date hereof:

(a) each Obligor shall have duly authorized, executed and delivered to the Administrative Agent each of the Loan Documents to which it is a party and each such Loan Document shall constitute a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms;

(b)     each Obligor shall have delivered to the Administrative Agent:

(i)     a certified copy of its Organic Documents,

(ii) a certified copy of the resolutions authorizing it to enter into, execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder;

(iii) a certificate as to the incumbency of its officers signing the Loan Documents to which it is a party; and

(iv) a certificate of status, good standing or like certificate with respect to such Obligor issued by the appropriate government officials of the jurisdiction of its incorporation;

(c) the representations and warranties set forth in Section 8.1 shall be true and correct in all material respects on and as of the Drawdown Date, both before and after giving effect to the Drawdown of such Advance and to the application of proceeds therefrom, by reference to the facts and circumstances then existing;

(d) no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur as a result of making the Advances or the application of proceeds therefrom on the Drawdown Date;

(e) there shall have been no Material Adverse Change since December 31, 2000;

(f) each Material Restricted Subsidiary (other than Celestica Ireland B.V.) and any other Restricted Subsidiary which executed and delivered a Guarantee to the Administrative Agent pursuant to the Existing Credit Agreement that has not been released or assumed shall have executed and delivered to the Administrative Agent a confirmation of its Guarantee;

(g) Celestica shall have executed and delivered to the Administrative Agent a confirmation of its Guarantee of the monetary Obligations of each Borrower (other than Celestica);

(h) any Borrower which intends to make a Drawdown shall have given the appropriate Drawdown Notice to the Relevant Facility Agent in accordance with the provisions of Section 2.3;

(i) opinions of Borrowers' Counsel, and local counsel to each Guarantor, substantially in form of Schedule Q, shall have been delivered to the Administrative Agent;

(j) none of the undertaking, property or assets of the Borrowers or any of the Restricted Subsidiaries shall be subject to any Liens other than (i) Permitted Encumbrances or (ii) Liens with respect to which the Administrative Agent shall have received satisfactory evidence of the repayment of the underlying obligation and fully executed discharges and releases thereof and Celestica and each of the Restricted Subsidiaries shall have delivered to the Administrative Agent a Permitted Encumbrance Certificate; and

(k) the Borrowers shall have paid all fees and expenses relating to the Facility provided for in this Agreement which are payable on or prior to the first Drawdown Date;

The conditions set forth in this Section 6.1 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders in whole or in part, with or without terms or conditions.

6.2     Conditions for Subsequent Drawdowns

The following conditions shall be satisfied by the Borrower requesting an Advance at or prior to the time of each Drawdown of an Advance under the Facility (other than a deemed Drawdown pursuant to the provisions of Section 3.4 or 4.5) subsequent to the first Drawdown after the date hereof:

(a) a Borrower shall have given to the Relevant Facility Agent a Drawdown Notice in accordance with the provisions of Section 2.3;

(b) the representations and warranties set forth in Section 8.1 shall be, mutatis mutandis, true and correct in all material respects on and as of the Drawdown Date, both before and after giving effect to the Drawdown of such Advance and to the application of proceeds therefrom, by reference to the facts and circumstances then existing;

(c) no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur as a result of making the Advances or the application of proceeds therefrom on the Drawdown Date; and

(d) if the Borrower requesting the Advance is a Material Restricted Subsidiary that has become a Designated Subsidiary, the Guarantee required by
Section 9.1(m) to have been delivered by that Designated Subsidiary shall have been delivered to the Administrative Agent notwithstanding that the 45 day period referred to therein may not have expired.

6.3     Conditions Relating to First Drawdown by Consent Designated Subsidiaries

The following conditions shall have been satisfied at or prior to the time of the first Drawdown of an Advance under the Facility by a Consent Designated
Subsidiary:

(a) the Consent Designated Subsidiary shall have complied in all respects with Section 7.2; and

(b) the Consent Designated Subsidiary shall have delivered a Guarantee of the monetary Obligations of Celestica under this Agreement and of the Guarantee referred to in Section 6.1(g) substantially in the form of Schedule J, together with all certificates and opinions required in connection therewith as set out in Section 9.1(m), all in form and substance satisfactory to the Administrative Agent.



ARTICLE 7

PROVISIONS RELATING TO SUBSIDIARIES

7.1     Designated Subsidiaries

(a) The Administrative Agent and the Lenders acknowledge that Celestica has made the following designations, which Celestica hereby confirms:

(i)     Celestica International as a Canadian Designated Subsidiary;

(ii)    Celestica Corp. as a U.S. Designated Subsidiary;

(iii)   Celestica U.S. as a U.S. Designated Subsidiary; and

(iv)    Celestica Limited as a U.K. Designated Subsidiary;

and the Agents, on behalf of the Lenders acknowledge and agree to such designations.

(b) Celestica may, from time to time and at any time hereafter, designate any other wholly-owned qualifying Restricted Subsidiary as a Canadian Designated Subsidiary, U.S. Designated Subsidiary or a U.K. Designated Subsidiary provided that:

(i) such Restricted Subsidiary, prior to becoming a Designated Subsidiary, shall have executed and delivered to the Administrative Agent a Designated Subsidiary Agreement and, if it has not already done so, a Guarantee substantially in the form of Schedule J; and

(ii) the Restricted Subsidiary which is proposed to become a Designated Subsidiary shall have delivered to the Administrative Agent:

(A)     a certified copy of the proposed Designated Subsidiary's Organic
Documents;

(B) a certified copy of the resolutions authorizing it to enter into, execute and deliver the Designated Subsidiary Agreement and the Guarantee, if applicable, and to perform its obligations thereunder;

(C) a certificate as to the incumbency of its officers signing the Designated Subsidiary Agreement and the Guarantee, if applicable,

(D) a certificate of status, good standing or like certificate with respect to such Designated Subsidiary issued by appropriate government officials of the jurisdiction of its incorporation; and

(E) an opinion of counsel to the Designated Subsidiary in form of Schedule Q with only those changes which are reasonably satisfactory to the Lenders' Counsel and counsel to the Designated Subsidiary;

(c) Celestica may, from time to time and at any time hereafter, designate any other wholly-owned Restricted Subsidiary which does not fall within the definitions of "Canadian Designated Subsidiary", "U.S. Designated Subsidiary" or "U.K. Designated Subsidiary" as a Consent Designated Subsidiary, provided that:

(i) all Lenders shall have previously consented in writing to the designation of such Subsidiary as a Consent Designated Subsidiary;

(ii) Celestica shall have obtained the agreement in writing of a Lender located in the jurisdiction where such Consent Designated Subsidiary is resident, to utilize, subject to the terms of this Agreement, a portion of the Commitment of such Lender or its Affiliate to make Advances to the Consent Designated Subsidiary;

(iii) if none of the Canadian Facility Agent, U.S. Facility Agent, U.K. Facility Agent or any Consent Facility Agent agrees to perform the function of Consent Facility Agent in respect of such Consent Designated Subsidiary through an Affiliate, office or branch resident in the jurisdiction where such Consent Designated Subsidiary is resident, the Administrative Agent and Celestica shall have obtained the agreement of a Lender located in such jurisdiction where such

Consent Designated Subsidiary is resident to act as the Consent Facility Agent in respect of Advances to such Consent Designated Subsidiary and each relevant Consent Lender shall have appointed such Consent Facility Agent to act as such in the manner set out in Section 11.1;

(iv) such Subsidiary, prior to becoming a Consent Designated Subsidiary, shall have executed and delivered to the Administrative Agent a Designated Subsidiary Agreement substantially in the form of Schedule H and a Guarantee substantially in the form of Schedule J, with such changes as the Administrative Agent and the Consent Designated Subsidiary may reasonably require on the advice of their respective counsel to reflect local legal requirements; and

(v) the Restricted Subsidiary which is proposed to be designated as a Consent Designated Subsidiary shall have provided to the Administrative Agent such number of copies as the Administrative Agent may request of:

(A) a certified copy of the proposed Consent Designated Subsidiary's Organic Documents;

(B) the resolutions authorizing it to enter into, execute and deliver the Designated Subsidiary Agreement and the Guarantee, if applicable, and to perform its obligations thereunder;

(C) a certificate to the incumbency of its officers signing the Consent Designated Subsidiary Agreement and the Guarantee, if applicable;

(D) a certificate of status, good standing or like certificate with respect to such Consent Designated Subsidiary issued by appropriate government officials of the jurisdiction of its incorporation; and

(E) an opinion of counsel to the Consent Designated Subsidiary in the form of Schedule R with only those changes which are reasonably satisfactory to the Lenders' Counsel and counsel to the Consent Designated Subsidiary; and

(d) Celestica may, from time to time and at any time hereafter, terminate the designation of a Designated Subsidiary as such by the delivery of written notice to the Administrative Agent and the Relevant Facility Agent and from and after the day which is five (5) Banking Days after receipt of such notice, the subject Subsidiary shall no longer be a Designated Subsidiary and shall have no further right or ability to obtain further Advances under the Facility.

7.2     Advances to Consent Designated Subsidiaries

(a) Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make an Advance to a Consent Designated Subsidiary, except in accordance with this Section 7.2.

(b) Upon a designation by Celestica of a Consent Designated Subsidiary and the satisfaction of all of the terms and provisions of subsection 7.1(c), each Lender shall, by written notice to the Administrative Agent in the form of Schedule O hereto, notify the Administrative Agent of its consent or refusal to make Advances to such Consent Designated Subsidiary and may in such notice place a limit on the portion of such Lender's Commitment in respect of such Consent Designated Subsidiary. Each Lender which consents to make Advances to such Consent Designated Subsidiary and is accepted by Celestica by notice in writing to the Administrative Agent shall be referred to in this Agreement as a "Consent Lender" and, with reference to such Consent Designated Subsidiary, each Consent Lender shall be referred to in this Agreement as a "Relevant Consent Lender".

(c) Upon receipt of a notice provided for in subsection 7.2(b) above, the Administrative Agent shall forthwith compile a schedule which shall be in the form of a revised Schedule D showing each Consent Lender and the portion of the Commitment of the Consent Lender allocated to the making of Advances to the Consent Designated Subsidiary. The Administrative Agent shall provide a copy of such schedule to the Relevant Consent Facility Agent, each Lender, Celestica and such Consent Designated Subsidiary and shall append such schedule to this Agreement and such appended schedule shall be deemed to be part of this Agreement.

(d) Each Consent Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Consent Designated Subsidiary to which it has consented to make Advances pursuant to Subsection 7.2(b) from time to time, subject to all of the conditions, terms and provisions of this Agreement governing LIBOR Advances and further provided that, immediately after each such Advance is made the aggregate outstanding principal amount of all Advances made by such Consent Lender to such Consent Designated Subsidiary shall not exceed, if applicable, the limit on such Consent Lender's Commitment provided in the notice delivered pursuant to subsection 7.2(b).

(e) Each Advance to a Consent Designated Subsidiary under subsection (d) shall be made by the Relevant Consent Lenders in the Consent Rateable Portion of each Relevant Consent Lender.

(f)     Each Advance to a Consent Designated Subsidiary shall be:

(i) a LIBOR Advance denominated in United States Dollars or a Freely Tradeable European Currency; and

(ii) in an aggregate principal amount of U.S. $5,000,000 and integral multiples of U.S. $100,000 in excess thereof or the Equivalent Amount in any Freely Tradeable European Currency.

7.3     Material Restricted Subsidiaries to Provide Guarantees

(a) Each Subsidiary of Celestica which is or becomes a Material Restricted Subsidiary shall comply with the requirements of Subsection 9.1(m).

(b) In the event that a Material Restricted Subsidiary ceases to be a Material Restricted Subsidiary as a result of the diminution of the value of its assets such that the aggregate value thereof does not meet the applicable threshold set out in the definition of Material Restricted

Subsidiary under this Agreement, Celestica may request and the Administrative Agent shall, in its reasonable discretion, release the Guarantee executed by such Material Restricted Subsidiary.

7.4     Unrestricted Subsidiaries

Celestica may, from time to time and at any time hereafter, designate any Subsidiary as an Unrestricted Subsidiary so long as:

(a) (i) such Subsidiary shall not be a Subsidiary existing as at the date of this Agreement; (ii) such Subsidiary shall never have been a Designated Subsidiary; and (iii) such Subsidiary shall never have been a Restricted Subsidiary;

(b) neither Celestica nor any of its Subsidiaries (other than Unrestricted Subsidiaries) shall be liable, contingently or otherwise, for any indebtedness or other liability or obligation of the Unrestricted Subsidiary, except for guarantees provided by the immediate parent of such Unrestricted Subsidiary in respect of indebtedness of such Unrestricted Subsidiary, where such guarantees are:

(i) made solely for the purpose of facilitating a pledge by the guarantor of Shares of such Unrestricted Subsidiary; and

(ii)    the recourse under such guarantees are limited to such pledged Shares;
and

(c) neither Celestica nor any of its Restricted Subsidiaries shall have applied the proceeds of any Advance under the Facility to fund the equity of, or otherwise capitalize the Unrestricted Subsidiary;

Provided that an Event of Default has not occurred and is not continuing, Celestica may from time to time and at any time hereafter, designate an Unrestricted Subsidiary as a Restricted Subsidiary provided that:

(i) immediately upon giving effect to such designation, Celestica shall remain in compliance with all covenants set out in Section 9.3 on a pro-forma (four quarter) basis; and

(ii) the designation of such Unrestricted Subsidiary as a Restricted Subsidiary would not otherwise result in the occurrence of a Default or an Event of Default.



ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1     Representations and Warranties

Each Borrower represents and warrants as follows to the Administrative Agent and the Lenders and acknowledges and confirms that the Administrative Agent and the Lenders are relying upon such representations and warranties:

(a) Organization, etc. Each Obligor is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or creation, is duly qualified to do business and is qualified as a foreign corporation, company or other entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not reasonably be likely to have Material Adverse Effect, and has full power and authority and holds all requisite governmental licences, permits and other approvals to enter into and perform its obligations under the Loan Documents to which it is a party and except where failure to hold such licenses, permits or approvals would not reasonably be likely to have a Material Adverse Effect to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

(b) Validity, etc. Each Obligor has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms.

(c) Due Authorization, Non-contravention etc. The execution, delivery and performance by each Obligor of each Loan Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action by it, and do not

(i)     contravene its Organic Documents;

(ii)    contravene any Applicable Law or contractual restriction;

(iii) result in, or require the creation or imposition of, any Lien on any of its properties.

(d) Government Approval, Regulation, etc. No authorization or approval or other action by, and no consent from, notice to or filing with, any Official Body or other Person is required for the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party or in order to render any such Loan Document legal, valid, binding or enforceable against such Obligor.

(e) Financial Statements. The consolidated financial statements of Celestica and its Subsidiaries as at December 31, 2000 fairly present the financial condition of Celestica and its Subsidiaries as at such date and the results of their operations for the fiscal year then ended, in accordance with GAAP consistently applied. Since December 31, 2000 there has been no Material Adverse Change;

(f) Litigation, Labour Controversies, etc. There is no pending or, to the knowledge of Celestica and the Restricted Subsidiaries, threatened litigation, action, proceeding, or labour controversy affecting Celestica or any of the Restricted Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be likely to have a Material

Adverse Effect or purports to affect the legality, validity or enforceability of any Loan Document.

(g) Licences, etc. and Compliance with Laws. All material licences, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders and permits required under Applicable Law (other than Environmental Laws) to enable each of the Borrowers and each Restricted Subsidiary to carry on their respective businesses as now conducted by them and to own or lease their respective properties have been duly obtained and are currently subsisting. Each of the Borrowers and each Restricted Subsidiary have complied in all material respects with the terms and provisions presently required to be complied with by them in all such material licences, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders and permits and with Applicable Law (other than Environmental Laws) and are not in violation of any of the respective provisions thereof if such non-compliance or violation would reasonably be likely to have a Material Adverse Effect.

(h) Compliance with Environmental Laws. Each of the Borrowers and the Subsidiaries and all facilities and property now or formerly owned, operated or leased by them:

(i) are and have been in compliance with all Environmental Laws, including, without limitation, with respect to the release, spill, leak, pumping, pouring, emptying, injection, escape, leaching, dumping, spraying, burial, abandonment, incineration, seepage, placement, emission, deposit, issuance, discharge, transportation or disposal ("Release") of any Hazardous Material in or over the water, atmosphere or soil other than for non-compliance with Environmental Laws which would not reasonably be likely to have a Material Adverse Effect;

(ii) have no contingent liabilities in connection with any Release or likely Release of Hazardous Materials and have not Released or caused or permitted the Release of Hazardous Materials, and have no knowledge of Releases by others, at, on or under any property now or previously owned, operated or leased by the Celestica and its Material Restricted Subsidiaries that, with respect to any of the foregoing, singly or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(iii) have not received notice of and are not aware of any pending or threatened claims, complaints, notices, orders, directions, instructions or requests for information with respect to any alleged violation of or potential liability under any Environmental Law which would reasonably be likely to have a Material Adverse Effect;

(iv) have been issued and are in compliance with all permits, certificates, approvals, licences and other authorizations relating to environmental matters and necessary or desirable for the Business other than for any such non-issuances and non-compliances which would not reasonably be likely to have a Material Adverse Effect and each such permit, certificate, approval, licence or other authorization the absence of which would reasonably be likely to have a Material Adverse Effect is in good standing and there are no proceedings pending or, to the knowledge of the Borrowers, threatened to revoke, amend or limit in any material respect any such permit, certificate, approval, licence or other authorization;

(v) have no underground storage tanks, active or, to the knowledge of the Borrowers, abandoned, including petroleum storage tanks, on or under any such property that, singly or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(vi) have not directly transported or directly arranged for the transportation of any Hazardous Substances in violation of Environmental Laws or to any location which would reasonably be likely to lead to claims against them for any remedial work, damage to the environment or natural resources or personal injury, including claims under CERCLA, which in any such case would reasonably be likely to have a Material Adverse Effect;

(vii) have no polychlorinated biphenyls or friable asbestos present at any such property that, singly or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(viii) have no conditions which exist at, on or under any such property which, with or without the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Laws which would reasonably be likely to have a Material Adverse Effect; and

(ix) is not listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites or Persons requiring investigation or clean up where the liability imposition and allocation regime provided for in the applicable state Environmental Law is similar to CERCLA, including, without limitation, the ability of governments and other parties to recover costs from other responsible or potentially responsible persons, except for any such listing or proposed listing which would not reasonably be likely to have a Material Adverse Effect.

(i) Encumbrances. There are no Liens on any of the assets or undertaking of the Borrowers or any Restricted Subsidiary other than Permitted Encumbrances.

(j) No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

(k) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of Celestica in writing to the Administrative Agent for the purposes of or in connection with this Agreement, including, without limitation, the final prospectus of Celestica dated March 1, 1999, is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement, and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading.

(l) No Action for Winding-Up or Bankruptcy. There has been no involuntary action taken against any of the Borrowers or any Restricted Subsidiary for any such corporation's winding-up, dissolution, liquidation, bankruptcy, receivership, administration or similar or analogous events in respect of such corporation or all or any material part of its assets or revenues.

(m) Taxes. Each Borrower and each of its Subsidiaries have duly filed on a timely basis all tax returns required to be filed by them except where such failure to file would not reasonably be likely to have a Material Adverse Effect and have paid all Taxes which are due and payable by them, and all assessments and re-assessments, and all other Taxes, governmental charges, governmental royalties, penalties, interest and fines claimed against them, other than those for which liability is being contested by them in good faith by appropriate proceedings and for which adequate provision has been made where required in accordance with GAAP or in respect of which such failure to pay would not reasonably be likely to have a Material Adverse Effect, and all required instalment payments have been made in respect of Taxes payable for the current period for which returns are not yet required to be filed except where such failure to pay would not reasonably be likely to have a Material Adverse Effect; there are no agreements, waivers or other arrangements providing for an extension of time with respect of the filing of any tax returns by them or the payment of any Taxes except where such agreements, waivers or other arrangements would not reasonably be likely to have a Material Adverse Effect; there are no actions or proceedings to be taken by any taxation authority of any jurisdiction to enforce the payment of any Taxes by them other than those which are being contested by them in good faith by appropriate proceedings and which proceedings have been stayed for the duration of such contestation.

(n) Pension Plans. Except as would not be reasonably likely to have a Material Adverse Effect, (i) all Pension Plans are duly established, registered, qualified, administered and invested in compliance with the terms thereof, any applicable collective agreements and Applicable Law; (ii) no events have occurred and no action has been taken by any Person which would reasonably be likely to result in the termination or partial termination of any Pension Plan, whether by declaration of any Superintendent of Pensions or otherwise; (iii) none of the Borrowers have withdrawn any assets held in respect of any Pension Plan except as permitted under the terms thereof and Applicable Laws; (iv) no Pension Plan has a "solvency deficiency" or "going concern unfunded liability" as defined in the Pension Benefits Act (Ontario) and the regulations enacted thereunder, as amended; (v) all contributions, premiums and other payments required to be paid to or in respect of each Pension Plan have been paid in a timely fashion in accordance with the terms thereof and Applicable Law and no taxes, penalties or fees are owing or exigible in respect of any Pension Plan; and (vi) no actions, suits, claims, or proceedings are pending or, to the knowledge of the Borrower, threatened in respect of any Pension Plan or its assets, other than routine claims for benefits. For the purposes of this section, "Applicable Law" shall include any federal or provincial pension benefits legislation and the Income Tax Act (Canada).

(o) Regulations U and X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds from the Facility will be used for the purpose of purchasing or carrying directly or indirectly margin stock or for any other purpose that would constitute this transaction a "Purpose Credit" within the meaning of

Regulations U and X of the Board of Governors of the Federal Reserves System, as any of them may be amended from time to time.

(p) Investment Company Act. No Obligor is an investment company within the meaning of the United States Investment Company Act of 1940 .

(q) Public Utility Holding Company Act. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company" for a "holding company" or an "affiliate" or a "subsidiary company" of a "public utility company" as such terms are defined in the United States Public Utility Holding Company Act of 1935.

8.2     Survival of Representations and Warranties

The representations and warranties set out in this Article 8 and in any Loan Document shall survive the execution and delivery of this Agreement and the making of any Advances to the Borrowers, notwithstanding any investigations or examinations which may be made by any Agent or any Lender or any counsel to any of them.

8.3     Deemed Repetition of Representations and Warranties

Each of the representations set out in Section 8.1 shall be true and correct in all material respects and shall be deemed to be given on the occurrence of (i) the Drawdown, Conversion or Rollover of an Advance, (ii) the acceptance of drafts presented for acceptance as Bankers' Acceptances or Acceptance Notes, and
(iii) the issuance of a Letter of Credit, in each case by reference to the facts and circumstances existing on the date of such Drawdown or acceptance or issuance.



ARTICLE 9

COVENANTS

9.1     Affirmative Covenants

Celestica covenants and agrees with each of the Lenders that, unless the Majority Lenders otherwise consent in writing, so long as any amount payable hereunder or under the Loan Documents is outstanding or any of the Lenders has any Commitment hereunder:

(a) Financial Reporting. Celestica shall deliver to the Administrative Agent, with sufficient copies for distribution to each of the Administrative Agent and each of the Lenders:

(i) within 60 days after the end of each of its fiscal quarters in each fiscal year, commencing with the fiscal quarter ending June 30, 2001, the unaudited financial statements of Celestica on a consolidated basis, each consisting of a balance sheet, statement of income and statement (in the form customarily prepared by Celestica for internal reporting purposes) of changes in financial position as at the end of such fiscal quarter and for the period commencing with the end of the previous fiscal quarter and ending with the end of such fiscal quarter, together with the figures for the year-to-date and setting forth, in each case, in comparative form to the figures for the corresponding fiscal quarter of the previous fiscal year;

(ii) within 120 days after the end of each fiscal year of Celestica, the audited consolidated financial statements of Celestica for such year setting forth the corresponding figures for the previous fiscal year in comparative form, together with the report thereon of an independent auditor of recognized national standing, each consisting of a balance sheet, statement of income and statement of changes in financial position;

(iii) within 60 days after the end of each fiscal quarter of Celestica in each fiscal year, commencing with the fiscal quarter ending June 30, 2001, an Officer's Certificate of Celestica substantially in the form of Schedule F stating that:

(A) Celestica is in compliance with the covenants set forth in this Article 9 and that no Default or Event of Default has occurred and is continuing (or specifying such non-compliance or Default or Event of Default and stating what action, if any, Celestica is taking or is causing to be taken in connection therewith) and providing a calculation of the ratios referred to in Sections 9.3(a) and (b), and a statement as to the amount and calculation of Tangible Net Worth, Net Funded Debt and EBITDA, in each case as at the last day of the relevant period; and

(B) Celestica has determined that the unconsolidated assets of all Restricted Subsidiaries which are not Material Restricted Subsidiaries do not, or will not, after giving effect to the Guarantees delivered by the Restricted Subsidiaries listed in a schedule thereto, exceed ten per cent (10%) of the consolidated assets of the Borrowers and the Restricted Subsidiaries on the date referenced in the most recently delivered set of financial statements delivered pursuant to Section 9.1(a)(ii);

(iv) in the event that Celestica delivers filings other than the financial statements referred to in clauses (i) to (iii) above to any securities commission, stock exchange or similar regulatory authority, such filings concurrently with the delivery of such filings to the securities commission, stock exchange or similar regulatory authority; and

(v) such other information respecting the condition or operations, financial or otherwise, of Celestica or any Subsidiary (other than an Unrestricted Subsidiary) as any Lender through the Administrative Agent may from time to time reasonably request.

(b)     Corporate Status. Subject to transactions undertaken in compliance with
Section 13.12, Celestica shall remain a corporation duly incorporated and validly subsisting under the laws of the Province of Ontario and each of the Restricted Subsidiaries shall remain validly organized and existing and in good standing under the laws of its jurisdiction of formation.

(c) Maintenance of Business and Properties. Each of Celestica and each Restricted Subsidiary shall, and shall cause each of its Subsidiaries (except for Unrestricted Subsidiaries) to, continue its business, maintain, preserve, protect and keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless Celestica or such Restricted Subsidiary determines in good faith that the continued maintenance of any of its properties is no longer desirable.

(d) Notice of Event of Default. Celestica shall deliver to the Administrative Agent, forthwith upon becoming aware of any Default or Event of Default, a certificate of an officer of Celestica specifying such Default or Event of Default together with a statement of an officer of Celestica setting forth details of such Default or Event of Default and the action which has been, or is proposed to be, taken with respect thereto.

(e) Other Notifications. Celestica shall at any time upon request of the Administrative Agent, acting reasonably, provide to the Administrative Agent an up to date corporate chart showing Celestica and all of its Subsidiaries and shall promptly notify the Administrative Agent of:

(i) any change in the name or organization of any of the Borrowers or any Material Restricted Subsidiary and of any change in the location of the registered office or executive office of any of them;

(ii) the non-compliance with any Environmental Law or any environmental claim, complaint, notice or order issued to any of the Borrowers, or any of the Subsidiaries, or any other environmental condition or event where such non-compliance, condition or event would reasonably be likely to have a Material Adverse Effect. As soon as practicable thereafter, Celestica shall advise the Administrative Agent as to the actions which the Borrowers or any such Subsidiary intends to take in connection with any such claim, complaint, notice or order; and

(iii) the institution of any steps by the Borrower or any other Person to terminate any Pension Plan which would reasonably be likely to have a Material Adverse Effect, failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 3.02(f) of ERISA, the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that a Borrower furnish a bond or other security to the PBGC or such Pension Plan, the occurrence of any event with respect any Pension Plan which would reasonably be likely to have a Material Adverse Effect and copies of all documentation relating thereto.

(f) Compliance with Laws, etc. Each of Celestica and the Restricted Subsidiaries will, and will cause each of its Subsidiaries to, comply in all material respects with Applicable Laws, such compliance to include (without limitation) its qualification as a foreign corporation in all jurisdictions in which such qualification is legally required for the conduct of its business.

(g) Payment of Taxes. The Borrowers shall, and the Borrowers shall cause each of the Subsidiaries to, pay or cause to be paid, when due, all Taxes including, property taxes, business taxes, social security premiums, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any property belonging to it unless any such Tax, social security premiums, assessment, charge or levy is contested by it in good faith with adequate provision or reserve, where required by GAAP, and to withhold and remit when due all payroll and withholding taxes.

(h) Insurance. Each of Celestica and the Restricted Subsidiaries will, and will cause each of its Subsidiaries (except for Unrestricted Subsidiaries) to, maintain or cause to be maintained insurance with responsible insurance companies with respect to its properties and business against such casualties and contingencies, of such types, and in such amounts as is customary in the case for similar businesses operating in similar geographic locations. Notwithstanding the foregoing, Celestica and each of the Restricted Subsidiaries shall be permitted to self-insure only where self-insurance is usual and customary for the type of risk, and for companies in substantially the same line of business and operating in the same geographic location as Celestica or the Restricted Subsidiary, as applicable, and where customary and usual reserves or provisions are taken in respect of such self-insurance by Celestica or the Restricted Subsidiary, as applicable. Upon request of the Administrative Agent, Celestica will furnish to the Administrative Agent for distribution to the Lenders at reasonable intervals a certificate of an Authorized Officer of Celestica setting forth the nature and extent of all insurance maintained by Celestica and the Restricted Subsidiaries in accordance with this Section which certificate shall specify the risks for which Celestica or any Restricted Subsidiary have self-insured and the amount of the provisions or reserves, if any, held or made in respect of such self-insurance.

(i) Books and Records. Celestica and each Restricted Subsidiary will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions. Celestica will permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and customary intervals during normal business hours, to visit Celestica's offices and to discuss its financial matters with Celestica's financial officers. Upon the occurrence of and during the continuation of a Default, Celestica and each Restricted Subsidiary shall permit the Administrative Agent and each Lender or any of their respective representatives at any time to visit all of its offices, to discuss its financial matters with its officers and its independent chartered accountant (and each of Celestica and each Restricted Subsidiary hereby authorizes such independent chartered accountant to discuss their financial matters with the Administrative Agent and each Lender or its representatives whether or not any representative of Celestica or the Restricted Subsidiary is present) and to examine (and, at the expense of the Borrowers, photocopy extracts from) any of its books or corporate records. The Borrowers shall pay any fees of such independent chartered accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section.

(j) Borrowers to Remain Subsidiaries. Each Designated Subsidiary (or its Successor Corporation within the meaning of Section 13.12) shall remain a directly or indirectly wholly-owned Subsidiary of Celestica, except where the laws of the jurisdiction of incorporation of such

Designated Subsidiary require qualifying shares of such Designated Subsidiary to be owned by another Person.

(k) Punctual Payment. Celestica will, and will cause each Obligor to duly and punctually pay or cause to be paid all amounts due under this Agreement and the other Loan Documents at the dates and places, in the currencies and in the manner provided in this Agreement and any other Loan Documents.

(l) Ratings Maintenance. Celestica shall maintain a credit rating with the Approved Credit Rating Agencies and shall forthwith notify the Administrative Agent in the event that any rating by an Approved Credit Rating Agency is downgraded or in the event that the rating of Celestica shall have been placed under review by an Approved Credit Rating Agency.

(m)     Material Restricted Subsidiary Guarantees.

(i)     Subject to clauses (ii) and (iii), Celestica shall:

(A) within 45 days of the acquisition or incorporation of a Subsidiary which is a Restricted Subsidiary, whose assets total greater than U.S. $150,000,000 on the date of such acquisition or incorporation; and

(B) upon the designation of a Restricted Subsidiary as a Material Restricted Subsidiary on the Schedule to the Officer's Certificate delivered pursuant to
Section 9.1(a)(iii) within 45 days of such delivery of the Officer's Certificate making such designation,

cause such Material Restricted Subsidiary to (I) authorize, execute and deliver a Guarantee to the Administrative Agent substantially in the form of Schedule J;
(II) deliver to the Administrative Agent certified copies of its Organic Documents and a resolution authorizing the Guarantee, a certificate of its officers signing the Guarantee and a certificate of status, good standing or like certificate with respect to it issued by appropriate government officials of its jurisdiction of incorporation; and (III) cause to be delivered an opinion of counsel to the newly acquired or incorporated Material Restricted Subsidiary substantially in the form of Schedule Q, with only those changes which are satisfactory to the Lender's Counsel.

(ii) None of Celestica or its Subsidiaries shall be required to cause Celestica Ireland B.V. to comply with clause (i), provided that if Celestica Ireland B.V. holds any asset other than a promissory note from Celestica Ireland Limited in the principal amount of 17,500,000 Irish Pounds, Celestica and its Subsidiaries shall be required to cause Celestica Ireland B.V. to comply with clause (i).

(iii) In the event that any Material Restricted Subsidiary is not a wholly-owned Subsidiary of Celestica, on the later of (i) the date of execution of a Guarantee or (ii) the date of acquisition by any Person which is not Celestica or a Subsidiary of Celestica of any Share of such Material Restricted Subsidiary, Celestica shall deliver an acknowledgement addressed by such Person to the Administrative Agent acknowledging the Guarantee executed by such Material Restricted

Subsidiary and the enforceability thereof against the Material Restricted Subsidiary to the full extent set out in the Guarantee (subject to the same qualifications as set out in the opinion of legal counsel to such Material Restricted Subsidiary with respect to such Guarantee) notwithstanding the ownership of Shares of the Material Restricted Subsidiary by such Person and any agreement between such Person and Celestica or any Subsidiary of Celestica.

(iv) The Borrowers and Guarantors shall, and the Borrowers shall cause each of its Subsidiaries to, take all such steps and do such things as may be necessary, in the opinion of the Administrative Agent, to ensure the continuous enforceability of each Guarantee granted by each Borrower and each Material Restricted Subsidiary.

(n) Accuracy of Information. All factual information hereafter furnished by or on behalf of Celestica in writing to the Administrative Agent for the purposes of or in connection with this Agreement shall be true and accurate in every material respect on the date as of which such information is dated or certified and shall not be incomplete by the omission to state any material fact necessary to make such information not misleading.

9.2     Negative Covenants

Celestica covenants and agrees with each of the Lenders that, unless the Majority Lenders otherwise consent in writing, so long as any amount payable hereunder is outstanding or the Lenders shall have any Commitment hereunder:

(a) No Merger, Amalgamation, etc. None of the Borrowers or any Restricted Subsidiary shall, directly or indirectly, merge, amalgamate or enter into any similar or other business combination pursuant to statutory authority or otherwise with any other Person except upon compliance with Section 13.12.

(b) Restriction on Disposition of Assets. None of the Borrowers or any Restricted Subsidiary shall sell, assign, transfer, lease, convey or otherwise dispose of any property, assets or investments, (in each case a "sale") other than:

(i)     sales made in compliance with Section 13.12; or

(ii)    sales of obsolete equipment in the ordinary course of business; or

(iii) sales, assignments and transfers pursuant to a Permitted Securitization Transaction; or

(iv)    sale/leaseback transactions of:

(A)     any real property owned by a Borrower or Restricted Subsidiary; and

(B) any property or assets acquired by a Borrower or Restricted Subsidiary, as the case may be, which is completed within six months of the date on which such property or assets were acquired, provided that any Borrowing made to finance such acquisition shall be repaid within two Banking Days of the completion of such sale/leaseback transaction; or

(v)     sales of Shares of any Unrestricted Subsidiary; or

(vi) sales of assets and property, including inventory, in the ordinary course of business; or

(vii) sales of any fixed assets together with associated intellectual property not otherwise permitted in clauses (i) to (vi) above, subject to an aggregate limit of sales under this clause (vii) in any fiscal year by the Borrowers and Restricted Subsidiaries in an amount equal to 10% of the aggregate net book value of the fixed assets plus 10% of the aggregate net book value of intellectual property of Celestica on a consolidated basis (the "disposition allowance") and provided that, in any fiscal year in which the Borrowers and Restricted Subsidiaries do not sell fixed assets and associated intellectual property under this clause (vii) having aggregate net book values totalling the disposition allowance, the Borrowers and Restricted Subsidiaries may carry forward into the following fiscal years the unused disposition allowance, and further provided that none of the Borrowers or Restricted Subsidiaries shall sell any intellectual property under this clause (vii) unless such sale is incidental to a sale of fixed assets; or

(viii) sales of assets, property or investments from a Borrower or Restricted Subsidiary to another Borrower or Restricted Subsidiary provided that no Borrower or Restricted Subsidiary shall so sell assets, property or investments during the occurrence and continuance of a Default or where such sale, alone or as part of a series of previously or concurrently occurring sales, would reasonably be likely to have a Material Adverse Effect.

(c) Restriction on Certain Inter-Company Transactions. Except as otherwise permitted by this Section 9.2, none of the Borrowers or any Restricted Subsidiary shall enter into any agreement or complete any transaction with any other Borrower or any Restricted Subsidiary during the occurrence and continuance of a Default or where such agreement or transaction, alone or as part of a series of previously or concurrently occurring agreements or transactions, would reasonably be likely to have a Material Adverse Effect.

(d) Negative Pledge/Pari Passu Ranking. None of the Borrowers or any of the Restricted Subsidiaries shall create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on any of its property, undertaking or assets now owned or hereafter acquired. Each Obligor's monetary Obligations shall rank at least pari passu with all other unsecured Indebtedness of such Obligor and no Obligor shall, or shall agree with any other Person to, pay any other Indebtedness in priority to payment of all monetary Obligations as and when due.

(e) Restriction on Non-Arm's Length Transactions. The Borrowers shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction or agreement with any Person which is not at Arm's Length with the Borrowers or such Restricted Subsidiary (other than other Borrowers, Restricted Subsidiaries or Unrestricted Subsidiaries) unless,

(i) such transaction or agreement is in the ordinary course of business and is on terms no less favourable to the Borrowers or such Restricted Subsidiary as would be obtainable in a comparable transaction with a Person which is at Arm's Length with the Borrower or such Restricted Subsidiary, and

(ii)    such transaction or agreement complies with the terms of Section 9.2(c).

(f) Restriction on Change of Business. None of the Borrowers or the Restricted Subsidiaries shall, either directly or indirectly, enter into any business other than the Business without the prior written consent of the Majority Lenders.

(g) No Change in Accounting Treatment or Reporting Practices. Subject to the provisions of Section 1.7, none of the Borrowers nor any Restricted Subsidiary shall make any material change in its accounting or reporting or financial reporting practices, except as consistent with GAAP or Applicable Law, which changes shall be disclosed to the Lenders.

(h) Restrictions on Transactions with Unrestricted Subsidiaries. No Borrower shall, or shall permit any Restricted Subsidiary to,

(i) sell assets or lend monies to any Unrestricted Subsidiary unless such sale is permitted pursuant to Section 9.2(b)(vi) and such sale or loan is in the ordinary course of business and is on terms no less favourable to such Borrower or such Restricted Subsidiary as would be obtainable in a comparable transaction with a Person which is at Arm's Length with the Borrower or such Restricted Subsidiary; or

(ii) provide financial assistance by means of a guarantee to an Unrestricted Subsidiary unless the financial assistance is in the form of a guarantee granted by the immediate parent of such Unrestricted Subsidiary, where such guarantee is
(A) made solely for the purpose of facilitating a pledge by the guarantor of Shares of such Unrestricted Subsidiary; and (B) the recourse thereunder is limited to the Shares of the Unrestricted Subsidiary; and (C) a pledge of the Shares of the Unrestricted Subsidiary.

9.3     Financial Covenants

(a) Minimum Tangible Net Worth. Celestica shall maintain, at all times, a minimum Tangible Net Worth in an amount that shall not be less than an amount equal to the sum of U.S. $1,750,000,000, plus 50% of cumulative annual positive Net Income commencing with the fiscal year ending December 31, 2000 and in each subsequent fiscal year.

(b) Maximum Net Funded Debt: EBITDA Ratio. Celestica shall maintain a Net Funded Debt: EBITDA ratio, calculated on a rolling four quarter basis of not more than 3.25:1.0.

(c)     Calculation of Financial Ratios. For the purposes of Sections 9.3(a) and
(b), all of the calculations shall be made on a consolidated basis for Celestica and its Subsidiaries (but for greater certainty, excluding Unrestricted Subsidiaries) in accordance with the provisions of Sections 1.7 and 1.8.



ARTICLE 10

DEFAULT AND ACCELERATION

10.1    Events of Default

The occurrence of any one or more of the following events (each such event and the expiry of the cure period, if any, provided in connection therewith, being herein referred to as an "Event of Default") shall constitute a default under this Agreement:

(a) if a Borrower shall default in (i) the payment when due of any principal of any Advance; (ii) the payment when due of any interest on any Advance (and such default shall continue unremedied, in the case of interest, for a period of three (3) days); or (iii) the payment when due of any Reimbursement Obligation or the payment when due of any fee or any other Obligation (and any of such defaults described in item (iii) shall continue unremedied for a period of five
(5) days);

(b) any representation or warranty made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by on behalf of an Obligor to the Administrative Agent for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect when made in any material respect;

(c) any Obligor shall default in the service or performance of any agreement, covenant or condition contained herein or in any other Loan Document (other than as set forth above) and such failure shall remain unremedied for a period of thirty (30) days after notice in writing has been given by the Administrative Agent to Celestica;

(d) a default shall occur in the payment when due, whether by acceleration or otherwise, of any Indebtedness (other than as set forth in (a) above) of any Borrower or any Restricted Subsidiary having a principal amount, individually or in the aggregate, in excess of $50,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied and unwaived for any applicable grace period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to have the right to cause such Indebtedness to become due and payable prior to its expressed maturity;

(e) any judgment or order for the payment of money in excess of $25,000,000, which is not covered by insurance, shall be rendered against any Borrower or any Restricted Subsidiary and either:

(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment shall not have been paid or otherwise satisfied;

(f)     any Borrower or any Restricted Subsidiary shall:

(i) become (or be deemed by any Applicable Law to be) insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay its debts as they generally become due;

(ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, receiver and manager, liquidator, sequestrator, administrator or other custodian in connection with the insolvency of a Borrower or a Restricted Subsidiary or any property of any thereof except as permitted under Section 13.12, or make a general assignment for the benefit of creditors;

(iii) in the absence of an application referred to in Section 10.1(f)(ii), consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, receiver and manager, liquidator, sequestrator, administrator or other custodian for a Borrower or a Restricted Subsidiary or for a substantial part of the property of any of them except as permitted under Section 13.12, and such trustee, receiver, receiver and manager, liquidator, sequestrator, administrator or other custodian shall not be discharged within 60 days, provided that the Borrowers hereby expressly authorize the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding relating to any of them or any Restricted Subsidiary during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement, administration or other case or proceeding under any bankruptcy, insolvency or similar law, or any dissolution, winding up, administration or liquidation proceeding, in respect of any Borrower or any Restricted Subsidiary (except as permitted under Section 13.12), and, if any such case or proceeding is not commenced by such Borrower or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Borrower or such Restricted Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Borrower and each Restricted Subsidiary is hereby deemed to expressly authorize the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding relating to any of them or any Restricted Subsidiary during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(v) take any corporate action authorizing, or in furtherance of, any of the matters referred to in clauses (ii), (iii) or (iv) above;

(g) Onex Corporation shall cease to control Celestica unless the shares of Celestica become widely held such that no one Person or group of Persons acting jointly or in concert (within the meaning of Part XX of the Securities Act (Ontario)) controls Celestica, provided that any Person or group of Persons acting jointly or in concert which owns or controls securities of Celestica to which are attached more than 20% of the votes that may be cast to elect the directors of Celestica shall, in the absence of evidence satisfactory to the Administrative Agent, acting reasonably, be deemed to control Celestica;

(h) any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor that is a party thereto; or any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any Loan Document;

(i) any Borrower or any governmental authority declares, orders or proposes to order a full or partial wind up of any Pension Plan which, in either case, would reasonably be likely to have a Material Adverse Effect or if any of the following events shall occur with respect to a Pension Plan:

(i) the institution of any step by a Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrowers or any such member of its Controlled Group would reasonably be likely to be required to make a contribution to such Pension Plan or could reasonably expect to incur a liability or obligation to such Pension Plan which, in either case, would reasonably be likely to have a Material Adverse Effect; or

(ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

10.2    Acceleration

Upon the occurrence of an Event of Default (other than as set forth in Section 10.1(f) or (g)) and at any time thereafter while an Event of Default is continuing, the Administrative Agent may, in consultation with the Lenders (and, if so instructed by the Majority Lenders, shall) by written notice to the
Borrowers:

(a) declare the Advances made to the Borrowers to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers hereunder or under any other Loan Document) or declare such Advances to be due and payable on demand of the Agents; and/or

(b) if not theretofore terminated, declare that all of the Commitments shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Lender shall be reduced to zero.

If, pursuant to this Section 10.2, the Administrative Agent declares any Advances made to the Borrowers to be due and payable on demand, then, and at any time thereafter, the Administrative Agent may (and, if so instructed by the Majority Lenders, shall) by written notice to the

Borrowers call for repayment of such Advances on such date or dates as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrowers hereunder or under any other Loan Document and the provisions of
Section 10.4 shall apply) or withdraw its declaration with effect from such date as it may specify in such notice.

Upon the occurrence of an Event of Default set forth in Section 10.1(f) or (g), the Commitments shall automatically terminate and the outstanding principal amount of all outstanding Advances (together with accrued interest thereon and any other sums then owed by the Borrowers hereunder or under any other Loan Document and the provisions of Section 10.4 shall apply) shall automatically be and become immediately due and payable, without notice or demand.

10.3    Remedies with Respect to Bankers' Acceptance Advances and Letters of
        Credit

If any Event of Default shall occur and be continuing such that the entire principal amount of the Advances then outstanding and all accrued and unpaid interest thereon and all other payments due hereunder or under any other Loan Document which are unpaid shall become immediately due and payable in accordance with the provisions of Section 10.2, then the Administrative Agent may (and, if so instructed by the Majority Lenders shall), by written notice to the Borrowers, require the Borrowers to pay to the Canadian Facility Agent (i) on behalf of the Lenders, an amount equal to the Face Amount of outstanding Bankers' Acceptances and the principal amount of all outstanding Acceptance Notes and (ii) on behalf of the Issuing Bank, an amount equal to the undrawn Face Amount of any Letters of Credit issued and outstanding under the Letter of Credit Facility.

10.4    Remedies Cumulative and Waivers

It is expressly understood and agreed that the rights and remedies of the Lenders, the Agents and each of them hereunder or under any other Loan Document or other instrument executed pursuant to this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders, the Agents or any of them of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or any other Loan Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Lenders, the Agents or any of them may be lawfully entitled for such default or breach. Any waiver by the Lenders, the Agents or any of them of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein or in any other Loan Document and any indulgence granted, either expressly or by course of conduct, by the Lenders, the Agents or any of them shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders, the Agents or any of them under this Agreement or any other Loan Document as a result of any other default or breach hereunder or thereunder.

10.5    Suspension of Lenders' Obligations

Without prejudice to the rights which arise out of this Agreement or by law, the occurrence of an Event of Default shall, while such Event of Default shall be continuing, relieve the Lenders of all obligations to make any Advances hereunder (whether or not any Drawdown Notice in respect of any such Advance shall have been received by the Relevant Facility Agent prior to the occurrence of an Event of Default) or to accept or comply with any Drawdown Notice, Conversion Notice or Rollover Notice or accept or purchase drafts or Bankers' Acceptances or Acceptance Notes in replacement of maturing Bankers' Acceptances or Acceptance Notes. Without prejudice to the rights which arise out of this Agreement or by law, the occurrence of an Event of Default shall, while such Event of Default is continuing, relieve the Issuing Lender of all obligations to issue Letters of Credit hereunder (whether or not any Issuance Request in respect of any such Letter of Credit shall have been received by the Canadian Facility Agent and the Issuing Bank prior to the occurrence of an Event of Default) or to comply with any Issuance Request.

10.6    Application of Payments After an Event of Default

If any Event of Default shall occur and be continuing, all payments made by the Borrowers hereunder or payments made pursuant to any of the provisions of any of the Guarantees shall be applied in the following order:

(a)     to amounts due hereunder as costs and expenses of the Agents;

(b)     to amounts due hereunder as costs and expenses of the Relevant Lenders;

(c)     to amounts due hereunder as fees;

(d) to any other amounts (other than amounts in respect of interest or principal) due hereunder;

(e)     to amounts due hereunder as interest; and

(f)     to amounts due hereunder as principal.



ARTICLE 11

THE AGENTS AND

ADMINISTRATION OF THE FACILITY

11.1    Authorization of Action

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to be its Agent in its name and on its behalf and to exercise such rights or powers granted to the Administrative Agent under this Agreement and the Loan Documents to the extent specifically provided herein and therein and on the terms hereof and thereof, together with such rights, powers and discretions as are reasonably incidental thereto. Each Canadian Lender hereby irrevocably appoints and authorizes the Canadian Facility Agent to be its Agent in its name and on its behalf and to exercise such rights or powers granted to the Canadian Facility Agent under this Agreement and the Loan Documents to the extent specifically provided herein and therein and on the terms hereof and thereof, together with such rights, powers and discretions as are reasonably incidental thereto. Each U.S. Lender hereby irrevocably appoints and authorizes the U.S. Facility Agent to be its Agent in its name and on its behalf and to exercise such rights or powers granted to the U.S. Facility Agent under this Agreement and the Loan Documents to the extent specifically provided herein and therein and on the terms hereof and thereof, together with such rights, powers and discretions as are reasonably incidental thereto. Each U.K. Lender hereby irrevocably appoints and authorizes the U.K. Facility Agent to be its Agent in its name and on its behalf and to exercise such rights or powers granted to the U.K. Facility Agent under this Agreement and the Loan Documents to the extent specifically provided herein and therein and on the terms hereof and thereof, together with such rights, powers and discretions as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Loan Documents, the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that no Agent shall be required to take any action which exposes Agent to liability in such capacity, which could result in the Agent incurring any costs and expenses or which is contrary to this Agreement or Applicable Law.

11.2    Procedure for Making Advances

(a) The Relevant Facility Agent shall make Advances available to the relevant Borrowers as required hereunder by debiting the account of the Relevant Facility Agent to which the Relevant Lenders' Main Facility Rateable Portions of such Advances have been credited in accordance with Section 11.2(b) (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Relevant Facility Agent and Celestica in writing, by transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Drawdown Notice in respect of each Advance; provided that the obligation of the Relevant Facility Agent hereunder shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Relevant Facility Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower and occasioned by the failure of such Advance to reach the designated destination, except to the extent such damages, claims or costs are the result of the gross negligence or willful misconduct of the Relevant Facility Agent.

(b) Unless the Relevant Facility Agent has been notified by a Relevant Lender on the Banking Day prior to the Drawdown Date requested by a Borrower that such Relevant Lender will not make available to the Relevant Facility Agent its Main Facility Rateable Portion of such Advance, the Relevant Facility Agent may assume that such Lender has made such portion of the Advance available to the Relevant Facility Agent on the Drawdown Date in accordance with the provisions hereof and the Relevant Facility Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made its Main Facility Rateable Portion of the Advance available to the Relevant Facility Agent, then such Relevant Lender shall pay to the Relevant Facility Agent forthwith on demand such Relevant Lender's Main Facility Rateable Portion of the Advance and all reasonable costs and expenses incurred by the Relevant Facility Agent in connection therewith together with interest thereon (at the rate payable thereunder by the Borrower in respect of such Advance) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Relevant Agent; provided, however, that notwithstanding such obligation, if such Relevant Lender fails to so pay, the Borrower covenants and agrees that without prejudice to any rights such Borrower may have against such Relevant Lender, it shall reimburse such amount to the Relevant Facility Agent forthwith after demand therefor by the Relevant Facility Agent. The amount payable to the Relevant Facility Agent pursuant hereto shall be as set forth in a certificate delivered by the Relevant Facility Agent to such Relevant Lender and such Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be conclusive and binding, for all purposes, in the absence of manifest error. If such Relevant Lender makes the payment to the Relevant Facility Agent required herein, such Relevant Lender shall be considered to have made its Main Facility Rateable Portion of the Advance for purposes of this Agreement and the Relevant Facility Agent shall make appropriate entries in the books of account maintained by the Relevant Facility Agent.

(c) The failure of any Lender to make its Main Facility Rateable Portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to make its Main Facility Rateable Portion of such Advance on the Drawdown Date, but no Lender shall be responsible for the failure of any other Lender to make the Main Facility Rateable Portion of the Advance to be made by such other Lender on the date of any Advance.

(d) Where a Drawdown under the Facility and a repayment of an Advance under the Facility are to occur on the same day, the Relevant Facility Agent shall not make available to the relevant Borrower the amount of the Advance to be drawn down until the Relevant Facility Agent is satisfied that it has received irrevocable and irreversible payment of the amount to be prepaid or repaid. Notwithstanding the foregoing, in the absence of gross negligence or wilful misconduct on the part of the Relevant Facility Agent, the risk of non-receipt of the amount to be repaid is that of the Relevant Lenders and not of the Relevant Facility Agent.

(e)     This Section 11.2 shall not apply to Swing Line Advances.

11.3    Remittance of Payments

Forthwith after receipt of any repayment of principal or payment of interest or fees pursuant to any provision of this Agreement, the Relevant Facility Agent which has received such repayment or payment shall remit to each Relevant Lender its Main Facility Rateable Portion thereof; provided, however, that the Relevant Facility Agent shall be entitled to set off against and deduct from any amount payable to a Relevant Lender any outstanding amounts payable by such Relevant Lender to the Relevant Facility Agent pursuant to Section 11.2(b). Forthwith after receipt of any payment of Facility Fees pursuant to Section 2.14, the Administrative Agent shall remit to each Lender its Main Facility Rateable Portion of such payment. If any Facility Agent, or the Administrative Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits such payment to the Lenders and the Borrowers fail to make such payment, each of the Lenders agrees to repay to such Agent forthwith on demand the amount received by it together with all reasonable costs and expenses incurred by such Agent in connection therewith to the extent not reimbursed by the Borrower and interest thereon at the rate and calculated in the manner applicable to the Advance in respect of which such payment was made for each day from the date such amount is remitted to the Lenders, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by such Agent to each Relevant Lender, which certificate shall be conclusive and binding for all purposes in the absence of manifest error. The Relevant Facility Agent or the Administrative Agent, as applicable shall make appropriate entries in the register maintained by it to reflect the foregoing.

11.4    Redistribution of Payment

(a) If any Lender receives or recovers (whether by payment or combination of accounts or otherwise) an amount owed to it by a Borrower under this Agreement otherwise than through the Relevant Facility Agent, then such Lender shall, within two Banking Days following such receipt or recovery, notify the Relevant Facility Agent (who shall in turn notify the other Lenders) of such fact.

(b) Subject to the other terms and conditions of this Agreement, if at any time the proportion which any Relevant Lender (a "Recovering Lender") has received or recovered (whether by payment or combination of accounts or otherwise) in respect of its portion of any payment to be made under this Agreement by a Borrower for the account of such Recovering Lender and one or more other Relevant Lenders is greater (the amount of the excess being herein called the "excess amount") than the proportion thereof received or recovered by the Relevant Lender or Relevant Lenders receiving or recovering the smallest proportion thereof, then:

(i) the Recovering Lender shall, within two Banking Days following such receipt or recovery, pay to the Relevant Facility Agent an amount equal to the excess amount; and

(ii) the Relevant Agent shall treat the amount received by it from the Recovering Lender pursuant to paragraph (i) above as if such amount had been received by it from such Borrower pursuant to its obligations under this Agreement and shall pay the same to the Persons entitled thereto (including such Recovering Lender) pro rata to their respective entitlements thereto in which event, for all purposes in connection herewith, the Recovering Lender shall be deemed only to have received or recovered from such Borrower that portion of the excess amount which is actually paid to the Recovering Lender by the Relevant Facility Agent pursuant to this Section 11.4(b)(ii).

(c) If a Relevant Lender that has paid an excess amount to the Relevant Facility Agent in accordance with Section 11.4(b)(i) is required to refund the whole (or a portion) of such excess amount to the Borrower, then each of the other Relevant Lenders shall pay to the Relevant Facility Agent for the account of that Lender the whole (or that proportion) of the amount received by it as a result of the distribution in respect of that excess amount made by the Relevant Facility Agent pursuant to Section 11.4(b)(ii).

11.5    Duties and Obligations

(a) None of the Agents nor any of their respective directors, officers, agents or employees (and, for purposes hereof, each of the Agents shall be deemed to be contracting for and on behalf of such Persons) shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent:

(i) may assume that there has been no assignment or transfer by any means by any Lender of its rights hereunder, unless and until the Agent has received a duly completed and executed assignment in form satisfactory to it;

(ii) may consult with legal counsel (including the Lenders' Counsel), independent public accountants and other experts of reputable standing selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(iii) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrowers or any Guarantor made or deemed to be made hereunder;

(iv) may assume that no Event of Default has occurred and is continuing unless an appropriate officer charged with the administration of this Agreement has actual notice or knowledge to the contrary;

(v) may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such Person; and

(vi) shall incur no liability for its failure to distribute to any Lender the financial statements or other information provided to the Relevant Agent by the Borrowers or any Guarantor.

Further, each Agent (a) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any of the Borrowers or any Guarantor or to inspect the property (including the books and records) of any of the Borrowers or any Guarantor and (b) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto.

(b) No Agent makes any warranty or representation to any Lender nor shall be responsible to any Lender for the accuracy or completeness of the data made available to any of the Lenders in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement.

(c) Except as otherwise provided for herein, an Agent may, but is not obligated to, seek the approval of the Majority Lenders to any consents required to be given by an Agent hereunder.

11.6    Prompt Notice to the Lenders

Subject to the provisions of Section 11.5(a)(vi), the Administrative Agent agrees to provide to the Lenders, copies where appropriate, of all information, notices and reports required to be given to the Administrative Agent by the Borrowers and the Guarantors hereunder or pursuant to any other Loan Document, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of the Administrative Agent hereunder.

11.7    Agent's Authority

With respect to its Commitment and the Advances made by it as a Lender, an Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though they were not Agents. An Agent may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers and the Subsidiaries or any corporation or other entity owned or controlled by any of them and any Person which may do business with any of them, all as if the Agent was not an Agent hereunder and without any duties to account therefor to the Lenders.

11.8    Lender's Independent Credit Decision

It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrowers and its Subsidiaries. Accordingly, each Lender confirms with the Agents that it has not relied, and will not hereafter rely, on the Agents (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrowers or any other Person under or in connection with this Agreement, the other Loan Documents or the transactions herein or therein contemplated (whether or not such information has been or is hereafter distributed to such Lender by an Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any Subsidiary. Each

Lender acknowledges that a copy of this Agreement has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of this Agreement.

11.9    Indemnification

Each Lender hereby agrees to indemnify the Agents (to the extent not reimbursed by the Borrowers) in its Global Rateable Portion, from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against an Agent (in its capacity as agent for the Lenders) in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or admitted by an Agent under or in respect of this Agreement or any other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse such Agent promptly upon demand in the proportion specified herein in respect of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preservation of any rights of Agents or the Lenders under, or the enforcement of, or legal advice in respect of the rights or responsibilities under, this Agreement or any other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

11.10   Successor Agent

The Administrative Agent, Canadian Facility Agent, U.S. Facility Agent, U.K. Facility Agent or any Consent Facility Agent may, as hereinafter provided, resign at any time by giving not less than 30 days' written notice thereof to the Lenders and the Borrowers. The Administrative Agent, Canadian Facility Agent, U.S. Facility Agent, U.K. Facility Agent or any Consent Facility Agent may, as hereinafter provided, be removed at any time on not less than 30 days' written notice thereof by the Majority Lenders provided that the Majority Lenders have designated a successor who is prepared to act hereunder and which is acceptable to Celestica, acting reasonably. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor agent (the "Successor Agent") which shall be a Lender and which shall be acceptable to the Borrowers, acting reasonably. In the event that Scotiabank resigns or is removed from any one of its roles as Administrative Agent, Canadian Facility Agent, U.S. Facility Agent, U.K. Facility Agent or Consent Facility Agent hereunder, Scotiabank and each of its branches, Affiliates and Subsidiaries, as applicable, shall be deemed to have resigned or been removed from each of its roles as Administrative Agent, Canadian Facility Agent, U.S. Facility Agent, U.K. Facility Agent and Consent Facility Agent as at the same effective date. Upon the acceptance of any appointment hereunder by a Successor Agent, such Successor Agent shall thereupon become Administrative Agent, Canadian Facility Agent, U.S. Facility

Agent, U.K. Facility Agent and Consent Facility Agent (in each instance where the retiring Agent was a Consent Facility Agent) hereunder and shall succeed to and become vested with all the rights, powers, privileges and duties of Scotiabank and Scotiabank shall thereupon be discharged from its further duties and obligations as Administrative Agent, Canadian Facility Agent, U.S. Facility Agent, U.K. Facility Agent and Consent Facility Agent (if applicable) under this Agreement. After any resignation or removal of Scotiabank under this Section 11.10, the provisions of this Article 11 shall continue to enure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, Canadian Facility Agent, U.S. Facility Agent, U.K. Facility Agent and Consent Facility Agent (if applicable) hereunder.

11.11   Taking and Enforcement of Remedies

(a) Each of the Lenders hereby acknowledges that, to the extent permitted by Applicable Law, the remedies provided hereunder to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but collectively by the Administrative Agent upon the decision of the Lenders regardless of whether declaration or acceleration was made pursuant to
Section 10.2; accordingly, notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action with respect to the Facility, including, without limitation, any declaration or acceleration under Section 10.2, but that any such action shall be taken only by the Administrative Agent with the prior written consent of the Lenders or the Majority Lenders, as applicable, provided that, notwithstanding the foregoing:

(i) in the absence of instructions from the Lenders or from the Majority Lenders, as applicable, and where in the sole opinion of the Administrative Agent the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders; and

(ii) the commencement of litigation before any court shall be made in the name of each Lender individually unless the laws of the jurisdiction of such court permit such litigation to be commenced in the name of the Administrative Agent on behalf of the Lenders (whether pursuant to a specific power of attorney in favour of the Administrative Agent or otherwise) and the Agent agrees to commence such litigation in its name;

each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Lenders or the Majority Lenders, as applicable, they shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent in the collective realization including, without limitation, the appointment of a receiver and manager to act for their collective benefit; and each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including, without limitation, any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this
Section 11.11; and each of the Lenders hereby covenants and agrees that it has not heretofore and shall not seek, take, accept or receive any security for any of the obligations and liabilities of the Borrowers or any Guarantor hereunder or under any other document, instrument, writing or agreement ancillary hereto and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the

Facility, unless all of the Lenders shall at the same time obtain the benefit of any such agreement.

(b) Notwithstanding any other provision contained in this Agreement, no Lender shall be required to be joined as a party to any litigation commenced against the Borrowers or any Guarantor by an Agent or the Majority Lenders hereunder (unless otherwise required by any court of competent jurisdiction) if it elects not to be so joined in which event any such litigation shall not include claims in respect of the rights of such Lender against the Borrowers and the Guarantors hereunder until such time as such Lender does elect to be so joined; provided that if at the time of such subsequent election it is not possible or practicable for such Lender to be so joined, then such Lender may commence proceedings in its own name in respect of its rights against the Borrowers and the Guarantors hereunder.

11.12   Reliance Upon Lenders

Each Agent shall be entitled to rely upon any certificate, notice or other document provided to it by a Canadian Lender on behalf of all financial institutions and Affiliates which together constitute a Lender pursuant to this Agreement and each Agent shall be entitled to deal with the Lenders with respect to the matters under this Agreement which are such Agent's responsibilities without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document provided to it by such Canadian Lender notwithstanding any lack of authority of the Canadian Lender to provide the same or to bind the other financial institutions and Affiliates which together constitute a Lender.

11.13   Reliance upon Agent

The Borrower and the Guarantors shall be entitled to rely upon any certificate, notice or other document provided to any of them by the Administrative Agent pursuant to this Agreement and the Borrowers and the Guarantors shall be entitled to deal with the Administrative Agent (and, except as otherwise specifically provided, not to deal with any Lender prior to an Event of Default) with respect to all matters under this Agreement without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document provided to any of them by the Administrative Agent, notwithstanding any lack of authority of the Administrative Agent to provide the same. Without limiting the generality of the foregoing, but subject as herein otherwise specifically provided, none of the Lenders shall have any right to enforce directly any of the provisions of this Agreement or to communicate with the Borrowers and the Guarantors except through the Administrative Agent in accordance with the terms of this Agreement or as otherwise specifically provided in this Agreement. The provisions of this Article 11 are for the benefit of the Agents and the Lenders and, except for the provisions of Sections 11.2, 11.13, 11.14 and 11.15, may not be relied upon by the Borrowers or the Guarantors.

11.14   Replacement of Cancelled Commitments

If, at any time prior to the Final Maturity Date, the Commitment of any Lender or Lenders is cancelled, or any Lender fails to perform its obligations hereunder, the Administrative Agent may, and at the request of the Borrowers, provided that no Default or Event of Default has occurred and is continuing, shall use its reasonable efforts to locate one or more other Persons ("Substitute Lenders") satisfactory to the Borrowers (who may be an existing Lender) to become a Lender and to assume all or a portion of the Commitment so cancelled, provided that the Administrative Agent shall not be under any obligation to assume such cancelled Commitment itself if the Administrative Agent is unable to locate any Substitute Lenders. Upon locating one or more Substitute Lenders, the Administrative Agent (on behalf of each of the parties hereto other than the Borrowers, the Guarantors and the Lender or Lenders whose Commitment has been cancelled), the Borrowers, the Guarantors and the Substitute Lenders shall make any appropriate amendments to this Agreement which are required to incorporate such Substitute Lender or Lenders hereunder. If any Substitute Lender is not an existing Lender, then Celestica shall pay to the Administrative Agent an administration fee of U.S.$3,500.

11.15   Disclosure of Information

(a) The Borrowers agree that, if Celestica has given its prior written consent to a Person being an assignee or transferee hereunder, then the Administrative Agent or any Lender may provide any such assignee or transferee or proposed assignee or transferee pursuant to Section 13.11 with any information it has concerning the financial condition of the Borrowers and their Subsidiaries other than information delivered by the Borrowers to the Administrative Agent and/or the Lenders on a confidential basis which is not in the public domain; provided that, for greater certainty, nothing in this Section 11.15(a) shall prevent the Administrative Agent or any Lender from disclosing the terms of this Agreement on a confidential basis to any proposed assignee or transferee of any Lender; and provided further that consent of the Borrowers shall not be required if an Event of Default has occurred and is continuing.

(b) Subject to Section 11.15(a), the Administrative Agent and each of the Lenders acknowledges the confidential nature of the financial, operational and other information and data provided and to be provided to it by the Borrowers pursuant hereto that is not at the time it is so provided or (other than through a breach of this Agreement) thereafter in the public domain and agrees to use reasonable efforts to prevent the disclosure of such information; provided, however, that:

(i) the Administrative Agent or any Lender may disclose all or any part of such information if, (A) in the sole reasonable opinion (stated in writing) of the Lenders' Counsel, such disclosure is compellable by Applicable Law in connection with any threatened judicial, administrative or governmental proceeding or is required in connection with any actual judicial, administrative or governmental proceeding or (B) such disclosure is compellable by Applicable Law, provided that in any such event the Administrative Agent or the relevant Lender will make reasonable efforts to provide Celestica with prompt written notice of any such compellable disclosure so that Celestica may seek a protective order or other appropriate remedy or relief to prevent such disclosure from being made. The failure to deliver such notice or, where applicable, the giving of such notice, shall not preclude disclosure by the Administrative Agent or the Relevant Lender where legally required in the opinion of Lenders' Counsel. In any event, the Administrative Agent or Lender will furnish only that portion of such information which, in the reasonable opinion of the Lenders' Counsel, it is legally required to disclose and will exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such information;

(ii) it shall incur no liability in respect of any disclosure of such information to any, or pursuant to the requirements of any, judicial authority, law enforcement agency, tax or regulatory authority which it is required to make in accordance with Applicable Law;

(iii) it shall inform the Borrowers, as soon as is practicable, of any disclosure of such information made by it unless such disclosure is in the ordinary course of its business or such tax or regulatory authority or such judicial authority or law enforcement agency requires the Administrative Agent or such Lender not to inform the Borrowers of the disclosure of such information to it;

(iv) the Administrative Agent and each Lender may disclose all or any part of such information on a confidential basis to its auditors or to Lenders' Counsel or other counsel of reputable standing on a confidential basis for the purpose of seeking or obtaining accounting or legal advice;

(v) the Administrative Agent and each Lender may disclose such information on a confidential basis to any Subsidiary or Affiliate of such Agent or Lender if such disclosure is required in connection with the administration of the Facility; and

(vi) if an Event of Default has occurred and is continuing, the Administrative Agent or any Lender may disclose such information to any other Agent or other Lenders on a confidential basis in connection with any discussions regarding or related to the resolution of such Event of Default.

11.16   Adjustments of Rateable Portions

(a) In connection with any Drawdown (other than a Drawdown of a Swing Line Advance), Conversion or Rollover or any reimbursement or repayment of an Obligation, the Administrative Agent shall, in its sole and unfettered discretion, have the right (but not the obligation) to make adjustments of the amount of such Drawdown, Conversion or Rollover advanced or paid by such Lender or the amount of such reimbursement or repayment to be received by such Lender in order to maintain the balances of the Advances made by each Lender other than to a Consent Designated Subsidiary in the same portion as the Main Facility Rateable Portion of each Lender.

(b) Upon the occurrence of an acceleration under Section 10.1(f), 10.1(g) or 10.2, if, with respect to any Lender, the aggregate of all outstanding Advances made by such Lender is less than its Global Rateable Portion (after giving effect to any adjustment made pursuant to Subsection 11.16(a)) of the aggregate of all outstanding Advances, the Administrative Agent may, by written notice, require such Lender to pay to the Administrative Agent, for the credit of the other Lenders, in such currency or currencies as the Administrative Agent may in its discretion determine, such amount as may be required so as to bring the aggregate of all outstanding Advances made by such Lender equal to its Global Rateable Portion of the aggregate of all outstanding Advances. The Administrative Agent shall credit the funds received from such Lender to any other Lender or Lenders, as it may determine in its discretion, so as to render the aggregate of the outstanding Advances made by each Lender equal to the Global Rateable Portion of each Lender of all outstanding Advances.



ARTICLE 12

COSTS, EXPENSES AND INDEMNIFICATION

12.1    Costs and Expenses

Each Borrower shall pay promptly, upon request by the Administrative Agent accompanied by reasonable supporting documentation or other evidence, all reasonable costs and expenses in connection with the due diligence pertaining to or the preparation, printing, execution and delivery of this Agreement and the other documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of the Lenders' Counsel with respect thereto. Except for ordinary expenses of the Administrative Agent relating to the day-to-day administration of this Agreement, each Borrower further agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel, accountants and other experts) in connection with the syndication of the Facility and the interpretation, preservation or enforcement of rights of the Administrative Agent and the Relevant Lenders under this Agreement and the Loan Documents including, without limitation, all reasonable costs and expenses sustained by them as a result of any failure by any of the Borrowers or Guarantors to perform or observe its obligations contained in any of this Agreement and the Loan Documents. The Borrowers further agree to pay all reasonable out-of-pocket expenses of the Issuing Bank with respect to the issuance and administration of Letters of Credit.

12.2    Indemnification by the Borrowers

In addition to any liability of each Borrower to any Relevant Lender or any Agent under any other provision hereof, each Borrower shall indemnify the Lenders and the Agents and hold each Lender and each Agent harmless against any reasonable costs or expenses incurred by a Lender or an Agent as a result (i) of any failure by such Borrower to fulfil any of its obligations hereunder or under any Loan Document in the manner provided herein including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by any Lender to fund or maintain any Advance as a result of the failure of such Borrower to complete a Drawdown or to make any repayment or other payment on the date required hereunder or specified by it in any notice given hereunder; or

(ii) the failure of such Borrower to pay any other amount including, without limitation, any interest or fee due hereunder on its due date; or (iii) as a result of the prepayment or repayment by such Borrower of any LIBOR Advance or Bankers' Acceptance Advance prior to its date of maturity or the last day of the then current Interest Period for such Advance.

12.3    Funds

Each amount advanced, made available, disbursed or paid hereunder shall be advanced, made available, disbursed or paid, as the case may be, in immediately available funds or, after notice from the Relevant Facility Agent, in such other form of funds as may from time to time be customarily used in the jurisdiction in which the Advance is advanced, made available, disbursed or paid in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made.

12.4    General Indemnity

(a) Indemnity. Subject to paragraphs (b), (c) and (d) below, the Borrowers agree to indemnify and save harmless the Agents, the Lenders, their respective Affiliates involved in the syndication or administration of the Facility, their respective officers, directors, employees and agents (collectively, the "Indemnitees" and individually, an "Indemnitee") from and against any and all liabilities, claims, damages and losses (including reasonable legal fees and disbursements of counsel but excluding loss of profits and special or consequential damages) (collectively, the "Losses") as a result of any claims, actions or proceedings ("Claims") asserted against the Indemnitees, by a Person other than the Indemnitees in connection with the agreement of the Lenders to provide the Facility, the Commitments of the Lenders and the Advances made by the Lenders including, without limitation: (i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any Claim; and (ii) subject to the provisions set forth in paragraph (d) below, any Losses arising out of a settlement of any Claim made by the Indemnitees.

(b) Limitations to Indemnity. The foregoing obligations of indemnification shall not apply to (i) any Losses suffered by the Indemnitees or any of them or to any Claim asserted against the Indemnitees or any of them to the extent such Loss or Claim has resulted from the gross negligence or wilful misconduct of the Indemnitees or any of them; and (ii) any Losses with respect to Taxes for which an Indemnitee may claim an indemnity from an Obligor pursuant to Section 5.8(b) of this Agreement.

(c) Notification. Whenever a Lender or an Agent shall have received notice that a Claim has been commenced or threatened, which, if successful, would subject a Borrower (the "Indemnifying Party") to the indemnity provisions of this Section 12.4, the Lender or Agent shall as soon as reasonably possible notify (to the extent permitted by law) the Indemnifying Party in writing of the Claim and of all relevant information the Lender or Agent possesses relating thereto; provided, however, that failure to so notify the Indemnifying Party shall not release it from any liability which it may have on account of the indemnity set forth in this Section 12.4, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure.

(d) Defence and Settlement. The Indemnifying Party shall have the right, but not the obligation, to assume the defence of any Claim in any jurisdiction with legal counsel of reputable standing in order to protect the rights and interest of the Indemnitees. In such respect, (i) the Indemnifying Party shall require the consent of the Indemnitees to the choice of legal counsel in connection with the Claim, which consent shall not be unreasonably withheld or delayed; and (ii) without prejudice to the rights of the Indemnitees to retain counsel and participate in the defence of the Claim, the Indemnifying Party and the Indemnitees shall make all reasonable efforts to co-ordinate their course of action in connection with the defence of such Claim. The related costs and expenses sustained in such respect by the Indemnitees shall be at the expense of the Indemnifying Party, provided that the Indemnifying Party shall only be liable for the costs and expenses of one firm of separate counsel in addition to the cost of any local counsel that may be required. If the Indemnifying Party fails to assume defence of the Claim, the Indemnitees will (upon further notice to the Borrowers) have the right to undertake, at the expense of the Indemnifying Party, the defence, compromise or settlement of the Claim on behalf and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defence of the Claim at any time prior to settlement, compromise or final determination thereof.

Notwithstanding the foregoing, in the event the Indemnitee, acting reasonably, does not agree with the manner or timeliness in which the legal counsel of the Indemnifying Party is carrying on the defence of the Claim, or, pursuant to the opinion of a reputable counsel retained by the Indemnitee, there may be one or more legal defences available different from the one carried on by the legal counsel of the Indemnifying Party, the Indemnitee shall have the right to assume its own defence in the Claim by appointing its own legal counsel. The costs and the expenses sustained by the Indemnitee shall be at the expense of the Indemnifying Party provided that the Indemnifying Party shall only be liable for the costs and expenses of one firm of separate counsel, in addition to the costs of any local counsel that may be required.

The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent (which shall not be unreasonably withheld or delayed). In addition, the Indemnifying Party will not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any Claim or threatened Claim in respect of which indemnification or contribution may be sought hereunder.

If an offer for settlement made to any Indemnitee which the Indemnifying Party has recommended for acceptance is rejected by the Indemnitee and the final liability of the Indemnitee in respect of such action and all related damages is greater than such offer, the liability of the Indemnifying Party will only be to indemnify the Indemnitee up to the amount of such offer.

12.5    Environmental Claims

(a) Indemnity. Subject to paragraphs (b), (c) and (d) below, the Borrowers agree to indemnify and save harmless the Indemnitees from and against any and all Losses as a result of any Claims asserted against the Indemnitees by a Person other than the Indemnitees with respect to any material presence or Release on, into, onto, under or from any property owned, leased or operated by any of the Borrowers or any Subsidiary (the "Property") of any Hazardous Material (as hereinafter defined) regardless of whether caused by, or within the control of, the Borrower or any Subsidiary or which arises out of or in connection with any action of, or failure to act by, the Borrowers or any Subsidiary or any predecessor or successor thereof in contravention of any present or future applicable Environmental Laws, whether or not having the force of law, including, without limitation: (i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any such Claim; and (ii) subject to the provisions set forth in paragraph (d) below, any Losses arising out of a settlement made by the Indemnitees of any Claim. "Hazardous Material" means any contaminant, pollutant, waste of any nature, hazardous or toxic substance or material or dangerous good as defined, judicially interpreted or identified in any Environmental Law or any substance that causes harm or degradation to the surrounding environment or injury to human health and, without restricting the generality of the foregoing, includes any pollutant, contaminant, waste, hazardous waste, deleterious substance or dangerous good present in such quantity or state that it contravenes any Environmental Laws or gives rise to any liability or obligation under any Environmental Law.

(b) Limitations to Indemnity. The foregoing obligations of indemnification shall not apply to any Losses suffered by the Indemnitees or any of them or to any Claim asserted against the Indemnitees or any of them which relates directly to any action or omission taken by any of the Indemnitees while in possession or control of the Property which is grossly negligent or constitutes wilful misconduct but shall apply to any Claim occurring during such period that relates to a continuation of conditions previously in existence or of a practise previously employed by any Obligor.

(c) Notification. Whenever an Indemnitee shall have received notice that a Claim has been commenced or threatened, which, if successful, would subject the Borrowers to the indemnity provisions of this Section 12.5, the Indemnitee shall as soon as reasonably possible and in any event on or before the expiry of the date (the "Notification Date") which is the earlier of (i) the tenth Banking Day after the receipt of such notice by the Indemnitee, and (ii) such date as will afford sufficient time for the Borrowers to prepare and file a timely answer to the Claim, notify the Borrowers of the Claim and of all relevant information the Indemnitee possesses relating thereto. If the Indemnitee shall fail to so notify the Borrowers and provide it with such information on or before the Notification Date, the Borrowers shall not have any liability hereunder in respect of any Losses suffered by the Indemnitee in respect of such Claim to the extent such Losses may be reasonably attributable to such failure by the Indemnitee.

(d) Defence and Settlement. The provisions of Section 12.4(d) shall apply to any Claims under this Section 12.5.



ARTICLE 13

GENERAL

13.1    Term

The Facility shall expire on the Final Maturity Date.

13.2    Survival

All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Borrowers and each Guarantor shall survive the execution and delivery of this Agreement and the making of the Drawdowns hereunder and shall continue in full force and effect so long as there is any obligation of the Borrowers and each Guarantor to the Agents, and the Lenders hereunder.

13.3    Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Borrowers and the successors and permitted assigns of the Agents and the Lenders.

13.4    Notices

All notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be given by overnight delivery service, by hand delivery or by telecopy to the addressee as follows:

(i)     If to the Borrowers:

7th Floor

12 Concorde Place

Toronto, Ontario, Canada

M3C 3R8

Attention:     Corporate Treasurer

Telecopier:    416-448-2280

(ii)    If to the Administrative Agent (in respect of all matters):

The Bank of Nova Scotia

Loan Syndications

44 King Street West, 17th Floor

Toronto, Ontario, Canada

M5H 1H1

Attention:     Managing Director

Telecopier:    416-866-3329

(iii)   If to the Canadian Facility Agent (in respect of all matters):

The Bank of Nova Scotia

International Banking Division

Loan Administration and Agency Services

44 King Street West, 14th Floor

Toronto, Ontario, Canada

M5H lHl

Attention:     Nizar Manji, Assistant Manager

Telecopier:    416-866-5991

(iv)    If to the U.S. Facility Agent:

The Bank of Nova Scotia

International Banking Division

Loan Administration and Agency Service

44 King Street West, 14th Floor

Toronto, Ontario, Canada

M5H lHl

Attention:     Nizar Manji, Assistant Manager

Telecopier:    416-866-5991

(v)     if to the U.K. Facility Agent (in respect of all matters):

The Bank of Nova Scotia

Scotia House, 33 Finsbury Square

London, England

EC2A 1BB

Attention:     Marian Staples, Assistant Manager, Loan Operations

Telecopier:    011-44-171-826-5857

(vi) if to a Lender, at the addresses set out in Schedule A or in the relevant Transfer Notice;

or at such other address or to such other individual as the Borrowers may designate by notice to the Agents and as an Agent or a Lender may designate by notice to the Borrowers and the Lenders or Agents, as the case may be.

13.5    Amendment and Waiver

This Agreement and any Loan Documents collateral hereto may be modified or amended and a waiver of any breach of any term or provision of this Agreement shall be effective only if the Borrowers, the Administrative Agent and the Majority Lenders so agree in writing, provided that in all cases the Borrowers shall be entitled to rely upon the Administrative Agent, without further inquiry in respect of any amendments or waivers agreed to by the Administrative Agent and which the Administrative Agent has confirmed have been agreed to by the Majority Lenders; provided further, however, that no amendment, waiver or consent, unless in writing and signed by all of the Lenders shall: (i) increase the Commitment of any Lender or subject any Lender to any additional obligation;
(ii) reduce the principal of, or interest on, the Advances or reduce any fees hereunder; (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any other amounts payable hereunder; (iv) change the Global Rateable Portion of any Lender except for adjustments thereto made by the Administrative Agent in accordance with the terms of this Agreement, or the aggregate unpaid principal amount of the Advances, or the number of Lenders which shall be required for the Lenders to take any action hereunder; (v) amend the definition of Majority Lenders; (vi) amend or release any Guarantee, except to the extent that a release of a Guarantee may be effected pursuant to a transaction subject to Section 13.12 or is otherwise authorized pursuant to the terms of this Agreement and except to the extent that an amendment, as determined by the Administrative Agent and Lenders' Counsel, each acting reasonably, does not materially impair the enforceability of such Guarantee; or (vii) amend this Section 13.5; and provided, further, that no amendment, waiver or consent, unless in writing and signed by the Administrative Agent, Swing Line Lender, Issuing Bank or Consent Facility Agent, as applicable, in addition to the Lenders required herein above to take such action, affects the rights or duties of the Administrative Agent, Swing Line Lender, Issuing Bank or Consent Facility Agent, as applicable, under this Agreement or any Advance. A waiver of any breach of any term or provision of this Agreement shall be limited to the specific breach waived.

13.6    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Agents, Lenders and Borrowers agree that any legal suit, action or proceeding arising out of this Agreement or any Loan Document may be instituted in the courts of Ontario, and the Agents, Lenders and Borrowers hereby accept and irrevocably submit to the nonexclusive jurisdiction of said courts and acknowledge their competence and agree to be bound by any judgment thereof.

13.7    Further Assurances

Each Obligor shall promptly cure any default in its execution and delivery of this Agreement or in any of the other instruments referred to or contemplated herein to which it is a party. Each Obligor, at its expense, will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of such Obligor hereunder or more fully to state the obligations of such Obligor as set out herein or to make any recording, file any notice or obtain any consents, all as may be necessary or appropriate in connection therewith.

13.8    Enforcement and Waiver by the Lenders

Subject to Section 11.11, the Lenders shall have the right at all times to enforce the provisions of this Agreement and agreements to be delivered pursuant hereto in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lenders in refraining from so doing at any time or times. The failure of the Lenders at any time or times to enforce their rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner, modified or waived the same. All rights and remedies of the Lenders are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

13.9    Execution in Counterparts

This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

13.10   Assignment by the Borrowers

The rights and obligations of the Borrowers under this Agreement are not assignable to any other Person, except in accordance with Article 7, without the prior written consent of all of the Lenders, which consent shall not be unreasonably withheld.

13.11   Assignments and Transfers by a Lender

(a) With the prior written consent of the Administrative Agent and Celestica, such consent not to be unreasonably withheld or delayed, any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Section 13.11(b) all or any of its rights, benefits and obligations hereunder; provided that in the event that such assignment would give rise to a claim for increased costs pursuant to Article 5, it shall not be unreasonable for Celestica to withhold its consent to such assignment. Any assignment or transfer shall be with respect to a minimum Commitment of U.S. $10,000,000 and integral multiples of U.S. $1,000,000 in excess thereof. A lesser amount may be assigned or transferred by any Lender if such amount represents the remaining balance of such Lender's Commitment. Notwithstanding the foregoing, the consent of the Administrative Agent and Celestica is not required in connection with the assignment or transfer of all or any of the rights, benefits and obligations hereunder (i) to any Subsidiary or Affiliate of a Lender or to any other Lender hereunder provided that notice is given to the Administrative Agent and Celestica, and provided that, in either case, any such assignment or transfer does not give rise to a claim for increased costs pursuant to Article 5 or any obligation on the part of an Obligor to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or the Lenders, in either case, in excess of what would have been the case without such assignment, or such assignee waives the rights to any benefits under Section 5.8; or (ii) to any financial institution if an Event of Default has occurred and is continuing.

(b) If any Lender assigns all or any of its rights and benefits hereunder in accordance with Section l3.11(a), then, unless and until the assignee has agreed with the Administrative Agent and the other Lenders (in a Transfer Notice or otherwise) that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, none of the Administrative Agent or any of the other Lenders or the Borrowers shall be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

(c) If any Lender wishes to assign all or any of its rights, benefits and/or obligations hereunder as contemplated in Section 13.11(a), then such transfer may be effected upon:

(i) receipt of the written consent of the Administrative Agent and Celestica as referred to in Section 13.11(a) delivered to the relevant assignee by the Administrative Agent unless an Event of Default has occurred and is continuing in which case consent of Celestica shall not be required;

(ii) the delivery to and countersignature by the relevant Lender of a duly completed and duly executed Transfer Notice; and

(iii) if any Lender wishes to assign any of its rights, benefits and/or obligations hereunder to a financial institution which is not a Lender or a Subsidiary or Affiliate of a Lender, such Lender shall have paid to the Administrative Agent a fee in the amount of U.S. $3,500;

in which event, on the later of the effective date, if any, specified in such Transfer Notice and the fifth Banking Day after the date of delivery of such Transfer Notice to the Administrative Agent (unless the Administrative Agent agrees to a shorter period):

(iv) to the extent that in such Transfer Notice the Lender party thereto seeks to transfer its rights and obligations hereunder, each of the Obligors and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Section 13.11(c) as "discharged rights and obligations");

(v) each of the Obligors and the assignee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Assignee have assumed and/or acquired the same in place of such Obligor and such Lender; and

(vi) the Administrative Agent, such assignee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such assignee been an original party hereto as a Lender with the rights and/or obligations acquired or assumed by it as a result of such transfer.

(d)     Each of the parties hereto confirms that:

(i) the delivery to an assignee of a Transfer Notice signed by a Lender constitutes an irrevocable offer (subject to the conditions of Section 13.11(c)) by each of the parties hereto to accept such transferee (subject to the conditions set out herein) as a Lender party hereto with the rights and obligations so expressed to be transferred;

(ii) such offer may be accepted by such assignee by the execution of such Transfer Notice by such assignee and upon fulfilment of the conditions set forth in Section 13.11(c); and

(iii) the provisions of this Agreement shall apply to the contract between the parties thereto arising as a result of acceptance of such offer.

(e) The Administrative Agent shall not be obliged to accept any Transfer Notice received by it hereunder and no such Transfer Notice may take effect on any day on or after the receipt by the Administrative Agent of a Drawdown Notice and prior to the date for the making of the proposed Advance.

(f) No transfer pursuant to this Section 13.11 shall, unless the Administrative Agent otherwise decides in its absolute discretion and notifies the parties to such transfer accordingly, be effective if the date for effectiveness of such transfer on the day on which the Administrative Agent receives the applicable Transfer Notice is on, or less than five Banking Days before, the day for the payment of any interest or fee hereunder.

(g) Any Lender may participate all or any part of its interest hereunder, provided that any such participation does not give rise to a claim for increased costs pursuant to Article 5 or any obligation on the part of an Obligor to deduct or withhold any Taxes from or in respect of any sum payable hereunder to an Agent or the Lenders, or such Lender and participant waive the right to any benefits under Section 5.8 and, in such case, notice of such participation has been given to the Administrative Agent and Celestica. Such participant shall not be entitled to any vote as a Lender. The Borrowers shall not be obligated to deal with any participant and shall be entitled to deal solely with the Lender and the Lender shall not be released from any of its obligations to the Borrowers as a result of such participation except to the extent that the participant has fulfilled such obligations. Such participants shall be bound to the same confidentiality provisions with respect to the Facility, the Borrowers and the Guarantors as are applicable to the Lenders.

13.12   Certain Requirements in Respect of Merger, Etc.

No Borrower shall, and the Borrowers shall not permit any Restricted Subsidiary (in each case, a "Predecessor Corporation") to, enter into any transaction (whether by way of liquidation, dissolution, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of any such amalgamation or merger, of the continuing company resulting therefrom, or whereby the obligation of the Predecessor Corporation to pay amounts under this Agreement would become subject to novation or assumed or undertaken by any other such Person or continuing company (a "Corporate Reorganization"), provided that it may do so (and if the Predecessor Corporation is a Borrower or a Material Restricted Subsidiary such Person or continuing company shall become a party to this Agreement or to the Guarantee provided by such Material Restricted Subsidiary, as the case may be) if:

(a) such other Person or continuing company (herein referred to as a "Successor Corporation") is a Borrower or Restricted Subsidiary;

(b) where required in the reasonable opinion of Lenders' Counsel, a Successor Corporation which is a Borrower or Material Restricted Subsidiary shall execute and/or deliver to the Agent an agreement supplemental hereto or to the Guarantee or Guarantees executed by a Predecessor Corporation or Predecessor Corporations, as the case may be, in form reasonably satisfactory to the Administrative Agent and execute and/or deliver such other instruments, if any, which to the reasonable satisfaction of the Administrative Agent and in the opinion of Lenders' Counsel are necessary to evidence (i) the assumption by the Successor Corporation of liability under each Loan Document to which the Predecessor Corporation is a party for the due and punctual payment of all money payable by the Predecessor Corporation thereunder, and (ii) the covenant of the Successor Corporation to pay the same and (iii) the agreement of the Successor Corporation to observe and perform all the covenants and obligations of the Predecessor Corporation under each Loan Document to which the Predecessor Corporation was a party and to be bound by all the terms of each such Loan Document so far as they relate to the Predecessor Corporation which instruments, if any, shall be in form reasonably satisfactory to the Administrative Agent;

(c)     such transaction would not have a Material Adverse Effect;

(d)     all Other Taxes payable as a result of such transaction have been paid;

(e) such transaction will not result in any claim for increased costs pursuant to Section 5.5 or result in any Tax being levied on or payable by the Administrative Agent or any Lender (except for Taxes on the overall net income or capital of the Administrative Agent or a Lender provided there is no increase in such Taxes as a result of such transaction);

(f) such transaction will not cause, or have the result of the Administrative Agent, the Lenders or any of them being in default under, noncompliance with, or violation of, any Applicable Law;

(g) an opinion of Borrowers' counsel substantially in the form and as to matters addressed in the opinion of Borrowers' Counsel delivered pursuant to
Section 6.1 shall have been delivered to the Administrative Agent;

(h) each of the covenants set forth in Section 9.3 shall be satisfied on an actual and pro forma basis after giving effect to such transaction; and

(i) no Default or Event of Default shall have occurred and be continuing or will occur as a result of such transaction.

Sections 13.12(a), (b) and (g) shall not apply to the respective liquidation or dissolution of Celestica Ireland B.V. and Celestica Power Systems USA Inc.

This Section 13.12 shall not apply to permit any consolidation, amalgamation or merger by or of Celestica unless, as the result thereof, the Successor Corporation is Celestica.

A Successor Corporation shall not be required to comply with Section 13.12(b) and (g) in respect of a Corporate Reorganization where one or more of the participants in the subject Corporate Reorganization is a Predecessor Corporation which is a Borrower or Restricted Subsidiary existing under the laws of an Exempted Jurisdiction and which, prior to the completion of such Corporate Reorganization, delivered a Guarantee in accordance with Section 9.1(m) (i) and the Guarantee delivered by such Predecessor Corporation (the "Predecessor Guarantee") has not been terminated or released. In this paragraph, "Exempted Jurisdiction" means:

(i) the Province of Ontario, unless, following the date hereof, the laws of such Province change in a manner that would adversely affect the enforceability of the Predecessor Guarantee against the Successor Corporation;

(ii) Canada, unless following the date hereof, the laws of Canada or the laws of the Province of Canada which govern such Guarantee change in a manner that would adversely affect the enforceability of the Predecessor Guarantee against the Successor Corporation; and

(iii) the State of Delaware, unless, following the date hereof, the laws of such State change in a manner that would adversely affect the enforceability of the Predecessor Guarantee against the Successor Corporation.

13.13   Location of Lenders

Unless otherwise agreed between the Administrative Agent and Celestica, each Lender shall be resident in, or have a branch, Subsidiary or Affiliate in each of Canada, the United States of America and the United Kingdom and each Lender or a Subsidiary or Affiliate thereof shall be a Canadian Lender, a U.S. Lender and a U.K. Lender. In respect of any Lender which assigns or shares part of its Commitment with an Affiliate or Subsidiary, the provisions of Article 11 relating to the appointment and authorization of the Administrative Agent and the indemnification of the Agents shall apply equally to each such Affiliate and Subsidiary.

13.14   Set-Off

If an Event of Default has occurred, each Agent and Lender shall have the right to set off against any accounts, credits or balances maintained by the Obligors with any Agent or any Lender, any amount due hereunder.

13.15   Time of the Essence

Time shall be of the essence in this Agreement.

13.16   Advertisements

The Administrative Agent and the Lenders agree that prior to any advertisement with respect to this transaction, the Administrative Agent shall obtain the written consent of Celestica as to the form and content of such advertisement, such consent not to be reasonably withheld and to be provided as soon as practicable.

13.17   Designation

Celestica, as issuer pursuant to the Indenture dated as of November 18, 1996 originally among Celestica International Inc. as issuer and Celestica Inc. and Celestica Corporation as guarantors (the "Trust Indenture"), as amended, hereby designates the Facility and all Advances made under this Agreement as "Designated Senior Debt" in accordance with the terms of the Trust Indenture, subject to the consent of the lenders under the Senior Unsecured Credit Agreement.



IN WITNESS WHEREOF the parties hereto have executed this Agreement.

               THE BANK OF NOVA SCOTIA,as Administrative Agent

               By:    /s/ Robert Hosie
                      ----------------------------------------
                      Name:  Robert Hosie

                      Title: Managing Director



               By:    /s/ Paul Phillips
                      ----------------------------------------
                      Name:  Paul Phillips

                      Title: Director



               THE BANK OF NOVA SCOTIA,as Canadian Facility Agent

               By:    /s/ Robert Hosie
                      ----------------------------------------
                      Name:  Robert Hosie

                      Title: Managing Director



               By:    /s/ Paul Phillips
                      ----------------------------------------
                      Name:  Paul Phillips

                      Title: Director



               THE BANK OF NOVA SCOTIA,as U.S. Facility Agent

               By:    /s/ Liz Hanson
                      ----------------------------------------

                      Name:  Liz Hanson

                      Title: Director











               THE BANK OF NOVA SCOTIA,as U.K. Facility Agent

               By:    /s/ Roger Ellis
                      ----------------------------------------
                      Name:  Roger Ellis

                      Title: Managing Director





               By:    /s/ David Giles
                      ----------------------------------------
                      Name:  David Giles

                      Title: Director



               CELESTICA INC.

               By:

                      Name:  1

                      Title: 1

               By:

                      Name:  1

                      Title: 1

DESIGNATED SUBSIDIARIES

               CELESTICA INTERNATIONAL INC.

               By:

                      Name:  1

                      Title: 1

               By:

                      Name:  1

                      Title: 1



               CELESTICA CORPORATION

               By:

                      Name:  1

                      Title: 1

               By:

                      Name:  1

                      Title: 1



               CELESTICA (U.S.) INC.

               By:

                      Name:  1

                      Title: 1

               By:

                      Name:  1

                      Title: 1



               CELESTICA LIMITED

               By:

                      Name:  1

                      Title: 1

               By:

                      Name:  1

                      Title: 1





               THE BANK OF NOVA SCOTIA,as Canadian Lender

               By:    /s/ Robert Miret
                      ----------------------------------------
                      Name:  Robert Miret

                      Title: Managing Director

               By:    /s/ Paul Phillips
                      ----------------------------------------
                      Name:  Paul Phillips

                      Title: Director



               THE BANK OF NOVA SCOTIA,as U.S. Lender

               By:

                      Name:  1

                      Title: 1

               By:

                      Name:  1

                      Title: 1



               SCOTIABANK EUROPE PLC,as U.K. Lender

               By:    /s/ David Giles
                      ----------------------------------------
                      Name:  David Giles

                      Title: Director

               By:    /s/ Simon Tannett
                      ----------------------------------------
                      Name:  Simon Tannett

                      Title: Associate







               CANADIAN IMPERIAL BANK OF COMMERCE,as Canadian Lender

               By:    /s/ Vlada Dekina
                      ----------------------------------------
                      Name:  Vlada Dekina

                      Title: Director



               CIBC INC.,as U.S. Lender

               By:    /s/ Howard Palmer
                      ----------------------------------------
                      Name:  Howard Palmer

                      Title: Executive DirectorCIBC World Markets Corp.,
                             as agent



               CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH,as U.K. Lender

               By:    /s/ Vlada Dekina
                      ----------------------------------------
                      Name:  Vlada Dekina

                      Title: Director







               ABN-AMRO BANK CANADA,as Canadian Lender

               By:    /s/ Lawrence J. Maloney
                      ----------------------------------------
                      Name:  Lawrence J. Maloney

                      Title: Senior Vice President

               By:    /s/ Rick Van Waterschoot
                      ----------------------------------------
                      Name:  Rick Van Waterschoot

                      Title: Vice President



               ABN-AMRO BANK N.V.,as U.S. Lender

               By:    /s/ Lawrence J. Maloney
                      ----------------------------------------
                      Name:  Lawrence J. Maloney

                      Title: Senior Vice President

               By:    /s/ Rick Van Waterschoot
                      ----------------------------------------
                      Name:  Rick Van Waterschoot

                      Title: Vice President



               ABN-AMRO BANK N.V.,as U.K. Lender

               By:    /s/ Lawrence J. Maloney
                      ----------------------------------------
                      Name:  Lawrence J. Maloney

                      Title: Senior Vice President

               By:    /s/ Rick Van Waterschoot
                      ----------------------------------------
                      Name:  Rick Van Waterschoot

                      Title: Vice President





               BANK OF MONTREAL,as Canadian Lender

               By:    /s/ Sean Gallaway
                      ----------------------------------------
                      Name:  Sean Gallaway

                      Title: Associate Asset Portfolio Management









               BANK OF MONTREAL,as U.S. Lender

               By:    /s/ Bruce A. Pietka
                      ----------------------------------------
                      Name:  Bruce A. Pietka

                      Title: Director

               BANK OF MONTREAL,as U.K. Lender

               By:    /s/ Sean Gallaway
                      ----------------------------------------
                      Name:  Sean Gallaway

                      Title: Associate Asset Portfolio Management











               ROYAL BANK OF CANADA,as Canadian Lender

               By:    /s/ Tom Fairbrother
                      ----------------------------------------
                      Name:  Tom Fairbrother

                      Title: Senior Account Manager

               By:    /s/ Sandra Lokoff
                      ----------------------------------------
                      Name:  Sandra Lokoff

                      Title: Senior Manager



               ROYAL BANK OF CANADA,as U.S. Lender

               By:    /s/ Sheryl L. Greenberg
                      ----------------------------------------

                      Name:  Sheryl L. Greenberg

                      Title: Senior Manager









               ROYAL BANK OF CANADA,as U.K. Lender

               By:    /s/ Tom Fairbrother
                      ----------------------------------------
                      Name:  Tom Fairbrother

                      Title: Senior Account Manager

               By:    /s/ Sandra Lokoff
                      ----------------------------------------
                      Name:  Sandra Lokoff

                      Title: Senior Manager







               BANK OF AMERICA CANADA,as Canadian Lender

               By:    /s/ Jeffrey Armitage
                      ----------------------------------------
                      Name:  Jeffrey Armitage

                      Title: Vice President

               BANK OF AMERICA N.A.,as U.S. Lender

               By:    /s/ Jacqueline Ho
                      ----------------------------------------
                      Name:  Jacqueline Ho

                      Title: Vice President









               BANK OF AMERICA N.A.,as U.K. Lender

               By:    /s/ Jacqueline Ho
                      ----------------------------------------
                      Name:  Jacqueline Ho

                      Title: Vice President











               NATIONAL WESTMINSTER BANK Plc,as U.S. Lender

               By:    /s/ Robin Slinger
                      ----------------------------------------
                      Name:  Robin Slinger

                      Title: Senior Corporate Manager

               By:    /s/ Stephen David Hall
                      ----------------------------------------

                      Name:  Stephen David Hall

                      Title: Senior Corporate Manager



               NATIONAL WESTMINSTER BANK Plc,as U.K. Lender

               By:    /s/ Robin Slinger
                      ----------------------------------------
                      Name:  Robin Slinger

                      Title: Senior Corporate Manager

               By:    /s/ Stephen David Hall
                      ----------------------------------------
                      Name:  Stephen David Hall

                      Title: Senior Corporate Manager



               THE BANK OF NOVA SCOTIA (on its own account and not as agent),as Canadian Lender in respect of the Commitment of NATIONAL WESTMINSTER BANK Plc

               By:

                      Name:

                      Title:

               By:

                      Name:

                      Title:



               THE TORONTO-DOMINION BANK, as Canadian Lender

               By:    /s/ Grant Wice
                      ----------------------------------------
                      Name:  Grant Wice

                      Title: Vice President

               TORONTO-DOMINION (TEXAS), INC., as U.S. Lender

               By:    /s/ Anne Slanis
                      ----------------------------------------
                      Name:  Anne Slanis

                      Title: Vice President



               THE TORONTO-DOMINION BANK, as U.K. Lender

               By:    /s/ H.M. Baker
                      ----------------------------------------
                      Name:  H.M. Baker

                      Title: Vice President